As filed with the Securities and Exchange Commission on October 10, 2023

Registration No. 333-273830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

PSQ Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

_________________

Delaware	7310	86-2062844
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300
West Palm Beach, Florida 33401
(877) 776-2402

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_________________

Michael Seifert
President and Chief Executive Officer

PSQ Holdings, Inc.
250 S. Australian Avenue, Suite 1300
West Palm Beach, Florida 33401
(877) 776-2402

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

_________________

With copies to:

Stephen Moran Chief Legal Officer and General Counsel PSQ Holdings, Inc. 250 S. Australian Avenue, Suite 1300 West Palm Beach, Florida 33401 (877) 776-2402	Jonathan Talcott E. Peter Strand Michael Bradshaw Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave, NW, Suite 900 Washington, DC 20001 (202) 689-2800

_________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject to completion, dated October 10, 2023

Preliminary Prospectus

PSQ HOLDINGS, INC.

Primary Offering

11,450,000 Shares of Class A Common Stock Issuable
Upon the Exercise of Warrants

Secondary Offering

10,012,500 Shares of Class A Common Stock
5,700,000 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to 11,450,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of PSQ Holdings, Inc., a Delaware corporation (the “we,” “us” and “our”), that may be issued upon exercise of 5,750,000 Public Warrants (as defined herein) to purchase Class A Common Stock issued as part of the Units (as defined herein) in our IPO (as defined herein) and 5,700,000 Private Warrants (as defined herein) to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock issued to the Colombier Sponsor (as defined herein) in connection with our IPO at a purchase price of $1.00 per Private Warrant, which Private Warrants may be exercised by the Colombier Sponsor and the Colombier Sponsor Distributees (as defined herein) on a cashless basis. The Public Warrants and the Private Warrants are referred to in this Prospectus as the “Warrants”. The Warrants have an exercise price of $11.50 per share. The Public Warrants are generally exercisable only for cash, subject to the right of holders to exercise the Public Warrants on a cashless basis under certain limited circumstances provided for in the Warrant Agreement (as defined herein) relating to the Warrants. The Private Warrants are exercisable by the Colombier Sponsor, the Sponsor Distributees and certain other permitted transferees on a cashless basis as provided in the Warrant Agreement.

In addition, this prospectus also relates to the offer and sale, from time to time, by the selling security holders identified in this prospectus (such selling security holders and their permitted transferees, the “Selling Holders”) of (i) up to 4,312,500 shares of Class A Common Stock currently outstanding, or the Colombier Sponsor Shares (as defined herein), that were issued upon conversion of the Colombier Class B Common Stock (as defined herein) in connection with the Closing of the Business Combination (as defined herein), which were originally acquired by the Colombier Sponsor for an aggregate purchase price of $25,000, or approximately $0.006 per share, and subsequently distributed by the Colombier Sponsor to the Sponsor Distributees for no additional consideration, (ii) up to 5,700,000 Private Warrants and (iii) up to 5,700,000 shares of Class A Common Stock issuable upon the exercise of Private Warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the issuance of shares of Class A Common Stock upon the exercise of the Warrants unless the holders of the Warrants exercise their Warrants for cash. Cash proceeds associated with the exercises of our Warrants, if any, are highly dependent on the price of our Class A common stock and the spread between the exercise price of the Warrant and the price of our Class A common stock at the time of exercise. For example, to the extent that the price of our Class A common stock exceeds $11.50 per share, it is more likely that holders of our Warrants will exercise their warrants. If the price of our Class A common stock is less than $11.50 per share, we believe it is much less likely that such holders will exercise their warrants. On October 3, 2023, the closing price of the Class A Common Stock as reported by The New York Stock Exchange (the “NYSE”) was $8.45 per share, which price was less than the $11.50 per share exercise price of the Private Warrants. There can be no assurance that our Warrants will be in the money after the date of this prospectus and prior to their expiration. Our Sponsor and the Sponsor Distributees have the option to exercise the Private Warrants on a cashless basis. Holders of Public Warrants may generally only exercise such Warrants for cash, subject to very limited exceptions in certain circumstances as provided for in the Warrant Agreement relating to the Warrants. See “Use of Proceeds.” Our registration of the shares of Class A Common Stock covered by this prospectus does not mean that we will issue or sell any of the shares of Class A Common Stock. We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock underlying the Warrants. We provide more information about how we may sell the shares of Class A Common Stock in the section entitled “Plan of Distribution.”

The securities registered for resale by the Selling Holders in the registration statement of which this prospectus forms a part represent approximately 25.7% of our total shares outstanding (assuming the exercise of all of the outstanding Warrants for cash and no issuance of any Earnout Shares) and will therefore constitute a considerable percentage of our public float and will be available for immediate resale upon effectiveness of the registration statement and for so long as such registration statement remains available, subject to the expiration of the Lock-Up Period (as defined below), as applicable, or sooner in the case of the Private Warrants and shares of Class A Common Stock that may be issued upon exercise of the Private Warrants. The market price of shares of our Class A Common Stock could decline as a result of substantial sales of our Class A Common Stock by our Selling Holders or the perception in the market that holders of a large number of shares intend to sell their shares. Sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. In addition, the Selling Holders purchased the securities covered by this prospectus at different prices, some at prices significantly below the current trading price of such securities. For example, the Colombier Sponsor (as defined herein) purchased its 4,312,500 shares of Class A Common Stock currently outstanding, or the Colombier Sponsor Shares, for an aggregate purchase price of $25,000, or approximately $0.006 per share. Accordingly, the Sponsor Distributees would potentially earn approximately $36.4 million of profit in the aggregate (before giving effect to any brokerage or other transaction costs that may be incurred by them in connection with any such resales) upon resale of all of the shares of Class A Common Stock constituting the Colombier Sponsor Shares that they received upon conversion of their Colombier Class B Common Stock in connection with the Closing of the Business Combination if they were to sell their shares at a price of $8.45, the closing price of the Class A Common Stock as reported by the NYSE on October 3, 2023. The Sponsor Distributees also hold 5,700,000 Private Warrants, which were purchased by the Colombier Sponsor at a price of $1.00 per warrant in connection with our IPO. Accordingly, the Sponsor Distributees could earn approximately $1.0 million of profit in the aggregate (before giving to any brokerage or other transaction costs that may be incurred by them in connection with any such resales) upon resale of their Private Warrants if they were to sell such Private Warrants at a price equal to $1.17, which was the closing price of Public Warrants as reported by the NYSE on October 3, 2023. On October 3, 2023, the closing price of the Class A Common Stock on the NYSE was $8.45 per share, which price was less than the $11.50 per share exercise price of the Private Warrants. Assuming the Sponsor Distributees exercised all of the Private Warrants on a cashless basis on August 9, 2023, the most recent day prior to the date of this prospectus on which either the “Fair Market Value” (as defined in the Warrant Agreement) of our Class A Common Stock or the closing price of the Class A Common Stock as reported by the NYSE exceeded $12.50 per share (which amount represents the exercise price of $11.50 per share of Class A Common Stock plus the $1.00 purchase price paid by the Colombier Sponsor for each Private Warrant) and immediately sold the 730,326 shares of Class A Common Stock that would have been acquired upon such cashless exercise (based on a Fair Market Value of our Class A Common Stock on such day of $13.19 per share and which amount would have been used for purposes of calculating the number of shares issuable upon such cashless exercise), and with such sales effected at a price equal to the $10.70 closing sale price of our Class A Common Stock on the NYSE on such day, the Sponsor Distributees could have potentially earned approximately $2.1 million of profit in the aggregate (before giving effect to any brokerage or other transaction costs that may be incurred by them in connection with any such sales). The Selling Holders may potentially make a significant profit with the sale of the securities covered by this prospectus depending on the trading price of our securities at the time of a sale and the purchase price of such securities by the applicable Selling Holders. While the Selling Holders may experience a positive rate of return based on the trading price of our securities, the public holders of our securities may not experience a similar rate of return on the securities they purchased due to differences in the applicable purchase price and trading price. Sales of our Class A Common Stock by the Selling Holders, or the perception that such sales may occur, may also cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well. See “Risk Factors — A significant number of shares of our Class A Common Stock and the Private Warrants will be available for public resale by the Selling Holders and, subject to the

Lock-Up Period in the case of the shares of Class A Common Stock constituting the Colombier Sponsor Shares (but not the Private Warrants or shares of Class A Common Stock issuable upon exercise thereof), may be sold into the market in the future upon effectiveness of the registration statement of which this prospectus forms part. The Selling Holders purchased the securities covered by this prospectus at different prices than prices paid by investors who purchased our securities in our IPO or in the public markets, and the prices paid by the Selling Holders were significantly below the current trading price of our securities. Sales of our Class A Common Stock by the Selling Holders, or the perception that such sales may occur, may cause the market price of our Class A Common Stock to decline, perhaps significantly, even if our business is doing well.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject transfer restrictions that may prevent the Selling Holders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

Each share of our Class A Common Stock entitles its holder to one vote per share on all matters submitted to a vote of stockholders except as otherwise expressly provided by our Charter (as defined herein) or as provided by law. Each share of our Class C Common Stock entitles its holder, initially Mr. Michael Seifert, our Founder, President and Chief Executive Officer and Chairman of the Board, to a number of votes per share (rounded up to the nearest whole number) equal to (a) the aggregate number of outstanding shares of Class A Common Stock entitled to vote on the applicable matter as of the applicable record date plus 100, divided by (b) the aggregate number of outstanding shares of Class C Common Stock (the “Per Share Class C Voting Power”). As of the date of this prospectus, Mr. Seifert controls approximately 52.81% of our outstanding voting power due to his ownership all of our outstanding shares of Class C Common Stock and, as such, the result of most matters to be voted upon by our stockholders will be controlled by Mr. Seifert, who can base his vote upon his best judgment and his fiduciary duties to our stockholders, and who otherwise will be able to exercise a very significant degree of control over our company. In addition, we are a “controlled company” within the meaning of applicable NYSE rules as of the date of this prospectus and, consequently, qualify for exemptions from certain corporate governance requirements. As a result, our stockholders do not have the same degree of corporate governance protections under NYSE rules as those afforded to stockholders of companies that are not “controlled companies.” For additional information please see the section entitled “Management — Controlled Company”.

You should read this prospectus and any prospectus supplement or amendment carefully before investing in our securities. Our Class A Common Stock trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “PSQH” and our Warrants trade on the NYSE under the ticker symbol “PSQH.WS”. On October 3, 2023, the closing price of our Class A Common Stock as reported by NYSE was $8.45 per share and the closing price of our Public Warrants as reported by NYSE was $1.17. Each of our Warrants is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share.

We are an emerging growth company and a smaller reporting company under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 3 of this prospectus.

Investing in our Class A Common Stock and Warrants involves a high degree of risk.    See the section titled “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission (the “SEC”) nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell up to an aggregate of 10,012,500 shares of Class A Common Stock (which includes 4,312,500 shares of Class A Common Stock currently outstanding that were issued upon conversion of the Colombier Class B Common Stock in connection with the Closing of the Business Combination (or the Colombier Sponsor Shares) and up to 5,700,000 shares of Class A Common Stock issuable upon the exercise of outstanding Private Warrants) and up to 5,700,000 Private Warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock and/or Private Warrants being offered and the terms of the offering. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of up to an aggregate of 11,450,000 shares of Class A Common Stock upon exercise of the Warrants.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Class A Common Stock and Private Warrants offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell our securities, and it is not soliciting an offer to buy our securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On July 19, 2023 (the “Closing Date”), we consummated the transactions contemplated by that Agreement and Plan of Merger, dated as of February 27, 2023, (the “Merger Agreement”), each by and among PublicSq. Inc. (f/k/a PSQ Holdings, Inc.), a Delaware corporation (“Private PSQ”), Colombier Acquisition Corp., a Delaware corporation (“Colombier”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Colombier Sponsor”), a Delaware limited liability company, in its capacity as purchaser representative, for the purposes set forth in the Merger Agreement, which, among other things, provided for the merger of Private PSQ into Merger Sub with Private PSQ surviving the merger as a wholly owned subsidiary of Colombier (the “Business Combination”). At the closing of the Business Combination (the “Closing”), Colombier changed its name to “PSQ Holdings, Inc.”

Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer to PSQ Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing of the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

In this document:

“Board” refers to the board of directors of the Company. References herein to the Company will include its subsidiaries to the extent reasonably applicable.

“Business Combination” means the business combination of Colombier and Private PSQ pursuant to the terms of the Merger Agreement and the other transactions contemplated by the Merger Agreement.

“Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the date of this prospectus.

“Charter” means the Restated Charter of the Company as in effect on the date of this prospectus.

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class C Common Stock” means the shares of Class C common stock, par value $0.0001 per share, of the Company.

“Closing” means the closing of the Business Combination.

“Closing Date” means July 19, 2023.

“Common Stock” means our Class A Common Stock and Class C Common Stock together.

“Company” means PSQ Holdings, Inc., a Delaware corporation, following the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Colombier” means the Company prior to the Closing.

“Colombier Sponsor” means Colombier Sponsor LLC, a Delaware limited liability company.

“Colombier Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of Colombier, prior to the Closing of the Business Combination.

“Colombier Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of Colombier, prior to the Closing of the Business Combination.

“Colombier Common Stock” means the Colombier Class A Common Stock and Colombier Class B Common Stock.

“Colombier Sponsor Shares” means Colombier Class B Common Stock initially purchased by the Colombier Sponsor in the private placement prior to the IPO, and the shares of Class A Common Stock issued upon the conversion thereof at the Closing.

“Deemed Equity Holder” means certain executive officers, employees and service providers of the Company designated by the Company, who may be entitled to receive Earnout Shares, if issued in accordance with the terms of the Merger Agreement, in the form of an Earnout Equity Award issued by the Company from the Earnout Subpool of the Incentive Plan, provided such Deemed Equity Holder is, at the time the Earnout Shares, if any, are issued, then still providing services to the Company.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Earnout Equity Award” means an equity award issued by the Combined Company after the Closing to a Deemed Equity Holder from the Earnout Subpool.

“Earnout Shares” means up to 3,000,000 shares of Class A Common Stock that may be issued by the Company to Participating Equityholders upon achievement of certain trading price-based targets for the Company Common Stock following Closing.

“Earnout Subpool” means up to 2,700,000 of the total number of Earnout Shares which the Company set aside and reserved for issuance by the Company under the EIP and from which any Earnout Equity Awards will be made.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“EIP” means the PSQ Holdings, Inc. 2023 Stock Incentive Plan.

“ESPP” means the PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Insider Letter” means the letter agreement, dated June 8, 2021, by and among Colombier, its officers and directors as of the date thereof, and the Colombier Sponsor.

“IPO” means the initial public offering of Colombier’s Units at a public offering price of $10.00 per Unit that it consummated on June 11, 2021.

“Merger” means the merger of Merger Sub with and into Private PSQ, with Private PSQ continuing as the surviving corporation and as a wholly-owned subsidiary of Colombier, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 27, 2023, by and among Colombier, Merger Sub, Colombier Sponsor, as purchaser representative, and PSQ.

“NYSE” means the New York Stock Exchange.

“Participating Equityholder” means each Private PSQ Stockholder and each Deemed Equity Holder.

“Permitted Financing” means an equity or debt financing transaction or series of equity or debt financing transactions entered into by Private PSQ after the date of the Merger Agreement, by way of issuance, subscription or sale, which results in cash proceeds to Private PSQ prior to the Effective Time.

“Private PSQ” means PublicSq. Inc. (f/k/a PSQ Holdings, Inc.), a Delaware corporation, prior to the Business Combination. References herein to Private PSQ will include its subsidiaries to the extent reasonably applicable.

“Private PSQ Common Stock” means, collectively, the Common Stock, par value $0.001 per share, of Private PSQ prior to the Business Combination.

“Private PSQ Convertible Debt Notes” means the $22.5 million of 5% mandatorily convertible notes issued by Private PSQ in connection with the Permitted Financing and which converted into shares of PSQ Common Stock immediately prior to the Closing of the Business Combination.

“Private PSQ Convertible Securities” means, collectively, each outstanding option, warrant, convertible note or other right to subscribe or purchase any capital stock of Private PSQ or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of Private PSQ prior to the Closing of the Business Combination.

“Private PSQ Stockholders” refers to holders of Private PSQ Common Stock immediately prior to the Effective Time.

“Private Placement” means the private placement consummated simultaneously with the IPO in which Colombier issued the Private Warrants to the Colombier Sponsor at a purchase price of $1.00 per Private Warrant for aggregate consideration of $5,700,000.

“Private Warrants” means one (1) whole warrant entitling the holder thereof to purchase one (1) share of Class A Common Stock at a purchase price of $11.50 per share originally issued to the Colombier Sponsor in the Private Placement.

“PSQ Founder” means Michael Seifert, the current Chief Executive Officer of Private PSQ before the Closing and our current Founder, President, Chief Executive Officer and Chairman of the Board.

“Public Warrants” means one (1) whole redeemable warrant that was included in as part of each Unit, entitling the holder thereof to purchase one (1) share of Class A Common Stock at a purchase price of $11.50 per share.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of July 19, 2023, by and among Colombier, the Colombier Sponsor, Private PSQ and certain Private PSQ Stockholders party thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holders” means the selling security holders identified in this prospectus and their permitted transferees.

“Sponsor Distributees” means the members of Colombier Sponsor at the time of the Closing.

“Trust Account” means the trust account of Colombier, established at the time of our IPO, containing the net proceeds of the sale of the Units in our IPO, including from overallotment securities sold by Colombier’s underwriters, and the sale of Private Warrants following the closing of our IPO.

“Units” means the units issued in our IPO consisting of one (1) share of Colombier Class A Common Stock and one-third (1/3) of one Public Warrant.

“Warrants” means Private Warrants and Public Warrants, collectively.

“Warrant Agent” means Continental Stock Transfer & Trust Company.

“Warrant Agreement” means that certain Warrant Agreement, dated June 8, 2021, between Colombier and Continental Stock Transfer & Trust Company, as Warrant Agent.

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MARKET AND INDUSTRY DATA

This prospectus includes industry position, forecasts, market size and growth and other data that we obtained or derived from internal company reports, independent third-party reports and publications, surveys and studies by third parties and other industry data. Some data are also based on good faith estimates, which are derived from internal company research or analyses or review of internal company reports as well as the independent sources referred to above. Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed, and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Our internal reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding us and the future held by our management team and the products and markets, future financial condition, expected future performance and market opportunities of our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, forward-looking statements may be identified by the use of words such as “estimate,” “continue,” “could,” “may,” “might,” “possible,” “predict,” “should,” “would,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, which could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to our customers of products and services sold through our platform, the prospects of our recently launched direct-to-consumer (“D2C”) business and the potential success of our marketing and expansion strategies. These statements are based on various assumptions, whether or not identified in the prospectus, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

•        changes in the competitive industries and markets in which we operate or plan to operate;

•        changes in applicable laws or regulations affecting our business;

•        our ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities;

•        risks related to our limited operating history, the rollout and/or expansion of our business and the timing of our expected business milestones;

•        risks related to our potential inability to achieve or maintain profitability and generate significant revenue;

•        current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on us, our business and the markets in which we operate;

•        our ability to retain existing advertisers and consumer and business members and attract new advertisers and consumer and business members;

•        our potential inability to manage growth effectively;

•        our ability to recruit, train and retain qualified personnel;

•        estimates for the prospects and financial performance of our business may prove to be incorrect or materially different from actual results;

•        risks related to future market adoption of our offerings;

•        risks related to our marketing and growth strategies;

•        the effects of competition on our business;

•        our ability to meet the continued listing standards of the New York Stock Exchange;

•        expectations with respect to our future operating and financial performance and growth, including when we will generate positive cash flow from operations;

•        our ability to raise funding on reasonable terms as necessary to develop our products in the timeframe contemplated by our business plan;

•        our ability to execute our anticipated business plans and strategy; and

•        other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

If any of these risks materialize or any of our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements are not guarantees of performance. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Common Stock or Warrants. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Company Overview

Our mission is to build the nation’s largest online platform dedicated to empowering like-minded, patriotic Americans to discover and support companies that share their values. The concept for our platform originated in early 2021 when Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board, after perceiving that many corporations were increasingly embracing progressive and highly-politicized priorities, as demonstrated by advertising, corporate philosophies, and company donations, was inspired to help create a “parallel economy” where consumer members with priorities that we consider reflective of traditional American values could connect with and patronize business members whose values align with their own. We originally incorporated PublicSq. Inc. (f/k/a PSQ Holdings, Inc.) (“Private PSQ”) in February of 2021, began development of our digital platform (mobile app and website) in May 2021, and launched our initial product regionally in San Diego County, California in October 2021 on iOS, Android, and on our website. After 10 months of testing in various markets and courting member feedback, we launched the PSQ platform nationwide on July 4, 2022. We release updates to the platform frequently and we consistently seek the feedback of our community, prioritize transparency about our goals and operations, and regularly develop our product offering to better meet the needs of the consumer members and business members on our platform. In July 2023, we commercially launched our first D2C product offering, disposable diapers and wipes under our pro-family “EveryLifeTM” brand. We continue to evaluate additional D2C opportunities and expect to expand and diversify our branded D2C offerings in areas where we believe there is significant existing market need in the future.

Our Values

We are passionate about our mission and that passion guides everything we do. We believe that our platform is the leading widely accessible repository dedicated to empowering like-minded, patriotic Americans to discover and support companies that share their values. As a company, we strive to connect consumer members with a wide selection of values-aligned and patriotic business members from a wide variety of industries. In order for a new business to join our platform, a representative of that business must agree that the business will respect the following five core values (the “five core values”) that we strive to uphold and promote within our community:

•        We are united in our commitment to freedom and truth — that’s what makes us Americans.

•        We will always protect the family unit and celebrate the sanctity of every life.

•        We believe small business members and the communities who support them are the backbone of our economy.

•        We believe in the greatness of the United States of America and will always fight to defend it.

•        Our constitution is non-negotiable — government isn’t the source of our rights, so it can’t take them away.

These five core values are the foundation of our vision, which connects the consumer members and business members who use our platform to promote their voice through their purchasing power, or ‘vote with their wallet’.

Our Platform

We are free-to-use for consumer members, who can use our platform to search for and shop from values-aligned business members both locally and nationally. The types of business members found on our platform currently include, among others, retailers and other merchants, restaurants, banks and other service providers.

Our platform can be accessed through two primary means:

•        Mobile application — Our mobile app is available for both iOS and Android-based devices.

•        Web — Members can access our full platform at publicsq.com.

In addition to our current platform directory, we are in the process of developing e-commerce capabilities on our platform that will provide consumer members with in-app shopping capabilities and allow them to purchase their favorite products and services directly within our app. We expect, in the near future, to partner with one or more third party payment platforms to support this functionality on our website and mobile app.

Our Growth Strategy

We are currently focusing on the following areas to drive our growth:

•        Continue to Innovate and Improve our Platform Offering — We are continuously looking to improve our platform functionality and user experience, and to add new features and technologies to improve our platform and value proposition. We recently introduced an improved user interface and user experience that we expect will continue to serve our existing app users, attract new app users to our platform and grow application engagement with the availability of the e-commerce interface. We are in the process of rolling out an enhanced e-commerce platform, where our consumer members will be able to purchase products from our business members directly through our app and through which we will be able to realize transaction-based revenue fees through purchases being made using our platform.

•        Expand Our Outreach Program — Growth in our consumer member base is an important driver for our business’ growth, and we believe that there is a significant opportunity to expand the number of consumer members and business members using our platform. Through our “Outreach Program,” we are collaborating with over 600 highly influential individuals, as of July 31, 2023, who serve as our ambassadors and influencers to raise awareness about and advocate for our platform and our five core values. We believe that our Outreach Program is key to growing our awareness and presence in the digital world. Participating influencers share their positive interactions with our platform and the various experiences connecting with patriotic business members that use our platform. Through media outreach, our ambassadors are able to actively onboard new business and consumer members on our platform. We actively seek to continue growing this program.

•        Introduce Our Branded D2C Product Offerings — In July 2023, we commercially launched our first D2C product offering, disposable diapers and wipes, under our pro-family “EveryLifeTM” brand. We continue to evaluate additional D2C opportunities and expect to expand and diversify our branded D2C offerings in areas where we believe there is significant existing market need in the future. We believe these brands will enable us to fill gaps within consumer spending through our established primary customer acquisition channel.

•        Increase Monetization on our Platform — We are still in the early stages of monetization on our platform and believe there are many avenues for sustained revenue growth that may be available to us in the future through our platform and the network of connections that it allows us to establish and grow. We have, however, incurred net losses since our inception and may not be able to monetize our platform or achieve or maintain profitability in the future. We incurred net losses of $20.7 million and $27.4 million for the three-and six-months ended June 30, 2023, respectively, net losses of $7.0 million for the year ended December 31, 2022, and net losses of $1.9 million for the period from February 25, 2021 (inception) through December 31, 2021. We are currently focused on near-term goals in two main areas — scaling our digital advertising business and developing new revenue streams, such as our e-commerce integration and the development and launch of our own business-to-business (“B2B”) offerings and the expansion of our D2C product offerings.

•        Pursue Value-Enhancing Acquisitions — In order to fully capitalize on opportunities within our addressable market, as well as to further expand our platform and offerings, we intend, over time, to pursue value-enhancing acquisitions as they become available in the future. In so doing, we intend to focus on like-minded business members that respect our five core values, complement our values-aligned platform, and fulfil demand from our consumer members and business partners.

Corporate Information

PSQ Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401, and our telephone number is (877) 776-2402. Our principal website address is https://publicsq.com/. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. We may remain an EGC until the last day of the fiscal year following the fifth anniversary of the consummation of our IPO, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have annual gross revenues of $1.235 billion or more in any fiscal year, we would cease to be an EGC as of December 31 of the applicable year. We also would cease to be an EGC if we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Exchange Act. We may continue to be a smaller reporting company if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Controlled Company Exemption

Michael Seifert, our Founder, President and Chief Executive Officer and Chairman of the Board, as a result of his ownership of all of the shares of our outstanding Class C Common Stock, owns 52.81% of our outstanding voting power for the election of directors as of the date of this prospectus. As a result, we are a “controlled company” within the meaning of applicable NYSE rules as of the date of this prospectus and, consequently, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Please see the section entitled “Management — Controlled Company”.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Class A Common Stock or Warrants and result in a loss of all or a portion of your investment:

•        We may not continue to grow or maintain our base of consumer and business members or advertisers and may not be able to achieve or maintain profitability.

•        Our recent and rapid growth in platform participants may not be sustainable or indicative of future performance.

•        The market for our platform and services may not be as large as we believe it to be, presently or in the future.

•        We have limited experience with respect to determining optimal prices and pricing structure for our products and services, which may impact our financial results.

•        Our business faces significant competition, and if we are unable to compete effectively, our business and operating results could be materially and adversely affected.

•        The anticipated expansion of our operations, including in areas not part of our current operations, subjects us to additional risks that can adversely affect our operating results.

•        Our business depends on hiring, developing and retaining highly skilled and dedicated employees, and any failure to do so, could have a material adverse effect on our business.

•        Consumer tastes and preferences change over time and from time to time, as may public perception of us, which could be adversely affected by any negative publicity or reputational effects attributable to us or any of our affiliates or Outreach Program participants, which may impact our consumer and business members’ desire to utilize our platform and materially affect our business and operating results.

•        If we cannot maintain our company culture as we grow, our success, business and competitive position may be harmed.

•        Our success depends on establishing and maintaining a strong brand and active engagement by business and consumer members and advertisers on our platform, and any failure to establish and maintain a strong brand and member base, or adverse change in advertisers’ willingness to pay for advertising on our platform, would adversely affect our future growth prospects.

•        Our success depends on establishing and maintaining a strong brand and base of business and consumer members actively on our platform, and any failure to establish and maintain a strong brand or member base would adversely affect our future growth prospects.

•        Our five core values may not always align with the interests of our business or our stockholders.

•        Any failure by us to attract advertisers or any change in or loss of relationships with our existing advertisers or the amounts advertisers are able or willing to spend to advertise on our platform could adversely affect our business and results of operations.

•        If member engagement by business or consumer members on our platform fails to increase or declines, we may not be able to maintain or expand our advertising revenue and our business and operating results will be harmed.

•        Changes to our existing platform and services could fail to attract engagement by consumer and business members with, or advertising spending on, our platform, which could materially affect our ability to generate revenues.

•        We may not be able to able to expand into or to compete successfully in one or more of the highly competitive business areas in which we anticipate expanding, including e-commerce and the B2B market, or recently expanded into, including the D2C market that we recently entered into with our launch of EveryLife in July 2023.

•        We are subject to payments-related risks.

•        Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

•        We may in the future make acquisitions, and such acquisitions could disrupt our operations, and may have an adverse effect on our operating results.

•        We are or may be subject to numerous risks relating to the need to comply with data and information privacy laws.

•        We are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow, we will need to expend additional resources to enhance our protection from such risks.

•        If we fail to adequately protect our proprietary intellectual property (“IP”) rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

•        Our business depends on continued and unimpeded access to our directory information and services on the internet, which in turn relies on third-party telecommunications and internet service providers.

•        We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain our executive officers and other key management and technical personnel.

•        We may be exposed to risk if we cannot enhance, maintain, and adhere to our internal controls and procedures.

•        Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•        Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.

•        Compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S., or industry practices may adversely affect our business.

•        We are a “controlled company” within the meaning of NYSE listing standards and comply with reduced corporate governance standards as a result.

•        Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business schedule.

•        We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.

•        A significant number of shares of our Class A Common Stock and the Private Warrants will be available for public resale by the Selling Holders and, subject to the Lock-Up Period in the case of the shares of Class A Common Stock constituting the Colombier Sponsor Shares (but not the Private Warrants or shares of Class A Common Stock issuable upon exercise thereof), may be sold into the market in the future upon effectiveness of the registration statement of which this prospectus forms part. The Selling Holders purchased the securities covered by this prospectus at different prices than prices paid by investors who purchased our securities in our IPO or in the public markets, and the prices paid by the Selling Holders were significantly below the current trading price of our securities. Sales of our Class A Common Stock by the Selling Holders, or the perception that such sales may occur, may cause the market price of our Class A Common Stock to decline, perhaps significantly, even if our business is doing well.

THE OFFERING

We are registering the issuance by us of up to 11,450,000 shares of our Class A Common Stock that may be issued upon exercise of the Warrants to purchase Class A Common Stock, including the 5,750,000 Public Warrants to purchase Class A Common Stock issued as part of the Units in our IPO and the 5,700,000 Private Warrants issued to the Colombier Sponsor in the Private Placement at a purchase price of $1.00 per Private Warrant. In addition, we are also registering the offer and sale, from time to time, by the Selling Holders of (i) up to 4,312,500 shares of Class A Common Stock currently outstanding that were issued upon conversion of the Colombier Class B Common Stock in connection with the Closing of the Business Combination, or the Colombier Sponsor Shares, which were originally acquired by the Colombier Sponsor for an aggregate purchase price of $25,000, or approximately $0.006 per share, and subsequently distributed by the Colombier Sponsor to the Sponsor Distributees for no additional consideration, (ii) up to 5,700,000 Private Warrants issued to the Colombier Sponsor in the Private Placement at a purchase price of $1.00 per Private Warrant and (iii) up to 5,700,000 shares of Class A Common Stock issuable upon the exercise of Private Warrants. The Warrants have an exercise price of $11.50 per share. The Public Warrants are generally exercisable only for cash, subject to the right of holders to exercise the Public Warrants on a cashless basis under certain limited circumstances provided for in the Warrant Agreement relating to the Warrants. The Private Warrants are exercisable by the Colombier Sponsor, the Sponsor Distributees and certain other permitted transferees on a cashless basis as provided in the Warrant Agreement. The following information is as of October 3, 2023 and does not give effect to issuances of our Class A Common Stock, warrants or options to purchase shares of our Class A Common Stock after such date, or any exercise of warrants or options after such date.

Issuance of Class A Common Stock

Issuer	PSQ Holdings, Inc.
Shares of our Class A Common Stock to be issued upon exercise of all Public Warrants and Private Warrants	11,450,000 shares

Shares of our Class A Common Stock outstanding prior to (i) the exercise of all Public Warrants and Private Warrants, (ii) any issuance of Earnout Shares and (iii) any issuance of shares of Class A Common Stock under the EIP and ESPP

24,340,075 shares
Use of Proceeds

We may receive aggregate gross proceeds of approximately $131.7 million from the exercise of all Public Warrants and Private Warrants, assuming the exercise in full of all such Warrants for cash. The exercise of Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A common stock and the spread between the exercise price of the Warrant and the price of our Class A common stock at the time of exercise. For example, to the extent that the price of our Class A common stock exceeds $11.50 per share, it is more likely that holders of our Warrants will exercise their warrants. If the price of our Class A common stock is less than $11.50 per share, we believe it is much less likely that such holders will exercise their warrants. The $8.45 closing price per share of our Class A Common Stock as reported by the NYSE on October 3, 2023 was less than the $11.50 exercise price per share of the Warrants. There can be no assurance that our Warrants will be in the money after the date of this prospectus and prior to their expiration. Our Sponsor and the Sponsor Distributees have the option to exercise the Private Warrants on a cashless basis. Holders of Public Warrants may generally only exercise such Warrants for cash, subject to very limited exceptions in certain circumstances as provided for in the Warrant Agreement relating to the Warrants.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds, if any, from the exercise of such Warrants for general corporate purposes, which may include: (i) funding our D2C inventory and supply chain requirements; (ii) supporting our D2C and B2B operating expenses, including marketing and payroll; (iii) funding an increase in our payroll in the areas of engineering and product for the further development of our platform’s functionality, including the enhancement of e-commerce capabilities, consumer rewards programs, and platform scalability; (iv) launching targeted marketing initiatives, including brand awareness campaigns, direct-response advertising, promotional events, and the expansion of our Outreach Program; and (v) for other general corporate purposes including, but not limited to, working capital for operations and potential future acquisitions. We will pay the expenses associated with registering the sales by the selling stockholders, as described under “Use of Proceeds” and “Plan of Distribution” elsewhere in this prospectus.

Risk Factors

See “Risk Factors” on page 10 of this prospectus and the documents referenced in that section for a discussion of factors you should carefully consider before deciding to invest in shares of our Class A Common Stock.

Resale of Class A Common Stock and Warrants
Shares of Class A Common Stock offered by the Selling Holders 10,012,500 shares of Class A Common Stock (including 4,312,500 shares of Class A Common Stock currently outstanding that were issued upon conversion of the Colombier Class B Common Stock in connection with the Closing of the Business Combination, or the Colombier Sponsor Shares, and up to 5,700,000 shares of Class A Common Stock issuable upon the exercise of outstanding Private Warrants)	10,012,500
Private Warrants offered by the Selling Holders	5,700,000 shares
Exercise Price	$11.50 per share, subject to adjustment as described herein
Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.
Use of Proceeds	We will not receive any proceeds from the sale of the Class A Common Stock and Private Warrants to be offered by the Selling Holders.

Lock-Up

Subject to certain customary exceptions, the Class A Common Stock held by each of the Colombier Sponsor, the Sponsor Distributees and the former directors and officers of Colombier and which were issued upon conversion of the Colombier Class B Common Stock in connection with the Closing of the Business Combination are subject to certain restrictions on transfer until July 19, 2024 (the “Lock-Up Period”), the one-year anniversary of the Closing Date, subject to early release if the closing price of our Class A Common Stock has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination, or, in the case of Private Warrants.

The Private Warrants (including the Class A Common Stock issuable upon exercise of the Private Warrants) were not transferable, assignable or salable until 30 days after the Closing of the Business Combination. Such restrictions on transfer of the Private Warrants and the Class A Common Stock issuable upon exercise of the Private Warrants have expired, and accordingly the Private Warrants and such underlying shares of Class A Common Stock are currently transferrable, assignable and salable. See “Securities Act Restrictions on Resale of Securities — Lock-Up Agreements” for further discussion.

NYSE Ticker Symbols	Class A Common Stock: “PSQH” Warrants: “PSQH.WS”

MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION

Market Price and Ticker Symbols

Our Class A Common Stock and Public Warrants are currently listed on NYSE under the symbols “PSQH” and “PSQH.WS,” respectively.

The closing price of our Class A Common Stock and Public Warrants as reported by the NYSE on October 3, 2023, was $8.45 and $1.17, respectively.

Holders

As of October 3, 2023, there were 49 holders of record of our Class A Common Stock and one holder of record of our Public Warrants. A substantially greater number of holders are “street name” or beneficial holders, whose shares of record are held by banks, brokers, and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Class A Common Stock to date. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

RISK FACTORS

An investment in our Class A Common Stock and Warrants involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A Common Stock and Warrants could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of our securities could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Performance and Operation Risks Related to Our Business

We have a very limited operating history, which makes it difficult to evaluate our business and prospects.

We have a very limited operating history, which makes it difficult to evaluate our business and prospects or forecast our future results. We are subject to the same risks and uncertainties frequently encountered by new companies in rapidly evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•        market adoption of our platform;

•        our ability to maintain and grow our platform offerings, traffic, and engagement;

•        our ability to attract and retain consumers and business members and advertisers;

•        the success of our Outreach Program;

•        the amount of advertising we can attract to our platform and the pricing of our advertising products;

•        the diversification and growth of our revenue sources beyond current sources, including our ability to successfully launch new products and realize revenues from increased e-commerce functionality on our platform, including through consumer transactions executed in our platform, and through the sale of our own D2C branded products;

•        our ability to grow and generate revenue from our B2B offerings once launched;

•        the development and introduction of new products, or services by us or our competitors;

•        increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive, and increased expenses we have incurred and will continue to incur as a public company;

•        legislation and regulation that forces us to change our content policies and practices (including those relating to our products, services and advertisements of our business members);

•        our ability to maintain and increase gross margins and operating margins;

•        system failures or breaches of security or privacy;

•        competition in the markets in which we operate, and our ability to successfully compete; and

•        negative publicity we may encounter as we seek to grow our values-focused business.

To date, we have not generated significant revenues or achieved profitability, and may never generate significant revenues or become profitable.

We have incurred net losses since our inception, and we may not be able to achieve or maintain profitability in the future. We incurred net losses of $20.7 million and $27.4 million for the three- and six-months ended June 30, 2023, respectively, $7.0 million for the year ended December 31, 2022, and net losses of $1.9 million for the period from February 25, 2021 (inception) through December 31, 2021. We generated revenue of $0.5 million and $0.9 million for the three- and six-months ended June 30, 2023, respectively, revenue of $0.5 million for the year ended December 31, 2022, and revenue of $7 thousand for the period from February 25, 2021 (inception) through December 31, 2021. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform, as well as a result of our becoming a public company. Our efforts to grow our business may be more costly than we expect and may not result in increased revenue or growth in our business. We may be required to make significant capital investments and incur recurring or new costs, and our investments may not generate sufficient returns and our results of operations, financial condition and liquidity may be adversely affected. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis or at all. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, results of operations and prospects could be adversely affected. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur net losses in the future, which may be substantial, and we may never be able to achieve or maintain profitability. We also expect our costs and expenses to increase in future periods, which could negatively affect our future results of operations if our revenue does not increase. In particular, we intend to continue to expend significant funds to further develop our platform. We will also face increased compliance costs associated with growth, the expansion of our business and consumer member base, and being a public company. Our efforts to grow our business may be more costly than we expect, or the rate of our growth in revenue may be slower than we expect, and we may not be able to increase our revenue enough to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications or delays, and other unknown events. If we are unable to achieve and sustain profitability, the value of our business may significantly decrease.

We believe there is a significant market opportunity for our business, and we intend to invest aggressively to capitalize on this opportunity. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring platform consumers and businesses or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that we will ever achieve or sustain profitability and may continue to incur significant losses going forward. Any failure by us to achieve or sustain profitability on a consistent basis could cause the value of our Class A Common Stock and Private Warrants to decline.

Inflationary pressures, particularly in the United States, could have a material adverse effect on our business, cash flows and results of operations. The U.S. economy is currently experiencing a bout of inflation, in part due a collision of booming demand with constrained supply, forcing prices to rise. To combat inflation, the U.S. Federal Reserve as well as counterparts in other countries have made a series of aggressive interest rate hikes commencing in 2022 and extending into early 2023 in an attempt to cool global economies. Inflation did not have a significant impact on our results of operations for the three- and six-months ended June 30, 2023, the year ended December 31, 2022 or for the period from February 25, 2021 (inception) through December 31, 2021. We anticipate a material increase in labor, cost of sales and operating expenses for at least the remainder of 2023, if not longer.

We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.

Since our inception, we have financed our operations and capital expenditures primarily through equity investments. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. In addition, inflation rates in the U.S. have been higher than in previous years, which may result in higher costs of capital and constrained credit and liquidity. The Federal Reserve has raised, and may again raise, interest rates in response to concerns over inflation risk. Increases in interest rates could impact our ability to access the capital markets. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or achieve profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures and consumer member demand.

We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the per share value of our Class A Common Stock and Private Warrants could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of our equity holders, and we may be required to accept terms that restrict our ability to incur additional indebtedness. We may also be required to take other actions that would otherwise be in the interests of the debt holders and force us to maintain specified liquidity or other ratios, any of which could harm our business, results of operations, and financial condition. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•        develop or enhance our products;

•        to expand our sales and marketing and research and development organizations;

•        acquire complementary technologies, products or businesses;

•        expand operations in the United States or internationally;

•        hire, train, and retain employees; or

•        respond to competitive pressures or unanticipated working capital requirements.

•        Our failure to have sufficient capital to do any of these things could harm our business, financial condition, and results of operations.

Our past successful fund-raising efforts do not guarantee long term liquidity, and we may be unable to obtain additional financing to fund the operation and growth of our business.

We may require additional financing to fund the operations or growth of our business but cannot guarantee that any such fund-raising efforts will be successful and our past fundraising success should not be viewed as predictive of our ability to raise funds in the future. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our business.

Our growth to date may not be sustainable or indicative of future performance.

We have experienced significant member growth in the number of business and consumer members participating on our platform since our inception as Private PSQ in 2021. Our month over month (“MoM”) consumer member growth rate (as measured by the number of active consumer members as of the last day of each month) was 29.7% for the period from June 1, 2022 through July 31, 2023, and our MoM business growth rate (as measured by the number of business members that have joined our platform as of the last day of each month) was 16.5% for the period from June 1, 2022, through July 31, 2023. We have also experienced significant growth of average daily unique sessions, which refers to the average number of unique IP addresses accessing our platform on mobile and desktop devices in a single day. Since we began tracking this data on January 18, 2023, our average daily unique sessions have grown 404% to an average of 453,226 per day for the month of July 2023, compared to an average of 89,843 sessions per day for the period from January 18, 2023 through January 31, 2023. Our growth has placed and is expected to continue to place significant demands on our management, financial, operational, technological and other resources. The growth and expansion of our business depends on a number of factors, including our ability to:

•        increase awareness of our brand and successfully compete with other companies that compete against us;

•        launch new lines of products, services and functionality, including the ability to conduct e-commerce transactions in our platform and our ability to expand our D2C product offerings;

•        continue to innovate and introduce new offerings on our platform;

•        maintain and improve our technology platform supporting our app-based platform;

•        identify and maintain key supplier and manufacturer relationships to support our D2C brands;

•        maintain quality control over our product offerings; and

•        expand the number of consumer and business members and advertisers using our platform.

The growth and expansion of our business, including launching new offerings, products, services and functionality such as e-commerce and D2C product sales, has and will continue to place significant demands on our management, technology and operations teams and require significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to expend substantial resources on:

•        sales and marketing efforts to increase brand awareness, further engaging our existing and prospective consumer and business members, and driving use of our platform and sales of products and services through our platform and supporting our D2C initiatives;

•        product innovation, development and/or acquisition, distribution, marketing and sales efforts;

•        technology platform maintenance to support sales of our products; and

•        general administration, including increased finance, legal, compliance and accounting expenses associated with being a public company.

Our investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to successfully execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy the expectations of consumer or business members or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects. You should not rely on our historical rate of growth as an indication of our future performance or the rate of growth we may experience going forward or with respect to any new products or services we may introduce.

In addition, to support continued growth, we must effectively integrate, develop and motivate existing and new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we will need to offer competitive compensation and benefits packages. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. In addition, we may face challenges in attracting employees whose values align with our own. The risks associated with a rapidly growing workforce may be particularly acute as we expand further into areas, such as the D2C market. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We will also be required to manage numerous relationships with various businesses, suppliers and vendors, service providers, ambassadors and influencers participating in our Outreach Program and other third parties. Further growth of our operations, information technology systems or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition, results of operations and prospects may be materially adversely affected.

We may not be successful in growing or maintaining the base of consumer and business members that use our platform.

In order to grow, we must attract, retain and engage our consumer and business members and advertisers on our platform and maintain an active consumer member base. Our active members may not grow, and may decline which, in turn, may affect our continued ability to attract businesses and advertisers to our platform.

If current and potential consumer members of our platform do not perceive their experience with our platform to be useful, or consider the information, services and products that are offered through our platform directory to be relevant to their personal taste and interests, we may not be able to attract new consumer members, retain existing consumer members, recover past consumer members or maintain or increase the frequency and duration of consumer members’ engagement.

Our target demographic market is American consumers who desire to purchase products and services from businesses that share their patriotic, pro-American values. We also may not be able to penetrate our target demographic market in a meaningful manner to grow our number of members. When signing up for our platform, businesses are required to confirm that they respect our five core values. The number of consumers or businesses who are willing to make such a confirmation may be less than we expect, potentially limiting the demand for our platform. Further, a large portion of consumer or business members in the United States may not share our values. These factors may limit our ability to further increase our member base and attract advertisers. If we are unable to increase the base of consumers and businesses actively using our platform, or if our members and advertisers do not believe our platform provides them with sufficient value and utility, our business would be materially and adversely affected.

There are many other factors that could negatively affect member and advertiser growth, retention and engagement, including if:

•        new competitors enter the market with business models similar to ours;

•        competitors mimic our products or product features or create more engaging platforms or products, causing members to utilize their products instead of, or more frequently than, our products;

•        we do not provide a compelling member experience because of the decisions we make regarding our products or the type and frequency of products, services and advertisements that we display on our platform;

•        the content (including products, services and advertisements of our business members) is not relevant to consumer members’ tastes or interests;

•        search queries by consumer members do not yield relevant results;

•        third parties do not permit or continue to permit their content to be displayed on our platform;

•        consumer and business members have difficulty or are blocked from installing, updating or otherwise accessing our platform on mobile devices or web browsers;

•        our adherence to our five core values results in business decisions that are not in our best financial interests;

•        there are changes in the amount of time consumer members spend across apps and platforms, including ours;

•        consumer and business members use or spend more time on other platforms that they feel are more relevant or engaging;

•        we are unable to provide engaging and relevant content on our platform;

•        technical or other problems frustrate the consumer and business member experience, particularly if those problems prevent us from delivering our services in a fast and reliable manner;

•        we are no longer able to attract influencers and ambassadors to our Outreach Program or the efforts by influencers and ambassadors on our behalf do not result in meaningful additional engagement with our platform by consumer members, businesses members or advertisers;

•        we are unable to successfully educate consumer members on how to utilize new products and product features that we introduce, such as e-commerce shopping features;

•        unscrupulous manufacturers and suppliers attempt to counterfeit, pirate, sell, and gray market our authentic D2C product offerings, which would cause us to incur expenses to combat these attacks and could materially and adversely impact our business and harm our reputation;

•        consumer spending levels decrease due to increased inflationary pressures;

•        platform participants behave in ways that negatively affect public perception of our platform;

•        changes in laws and regulations adversely affect our business;

•        we are unable to address member and advertiser concerns regarding the content, privacy and security of our platform;

•        we are unable to combat spam, hostile, inappropriate, misleading, abusive or offensive content or usage of our products or services;

•        consumer members adopt new technologies that block our products or services or where our products or services may be displaced in favor of other products or services, or may not be featured or otherwise available;

•        our reputation, or public perception of us or persons associated with us;

•        third-party initiatives that may enable greater use of our platform, including consumer discounts or rewards, are discontinued;

•        merchants exist on our platform that do not provide consumer members with positive shopping experiences, for example, if products are not of the quality depicted on the platform or not readily available for purchase, are not priced competitively or for other reasons do are not in line with changing consumer preferences;

•        there are macro level conditions that are beyond our control, such as national or regional economic or political conditions within the United States that affect our member base and that cause consumer members to spend less time on our platform; or

•        Any failure to increase or any decrease in member growth, retention or engagement would render our platform less attractive to consumer and business members or advertisers, and would materially harm our business, revenue and financial results.

The report of our independent registered public accounting firm, UHY LLP, contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

To date, our primary sources of liquidity since our inception as Private PSQ in 2021 have been through funding from financing activities. We reported operating and net losses for the three- and six-months ended June 30, 2023, the year ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021 and had negative cash flows from operations for the year ended December 31, 2022 and for the six months ended June 30, 2023. As a result, the audit opinion of our independent registered public accounting firm accompanying our audited financial statements included in this prospectus includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to continue as a going concern. If we do not realize sufficient capital from our business operations we may be required to raise additional capital or funds from other sources, and our ability to continue as a going concern could be materially adversely affected.

Our management’s plans in regard to these matters are discussed in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The financial statements do not include any adjustments that might result from our inability to continue as a going concern. If we do not realize sufficient capital from our business operations we may be required to raise additional capital or funds from other sources, and our ability to continue as a going concern could be materially adversely affected. We note that from March through June 2023, we issued $22.5 million in mandatorily convertible notes, of which $22.5 million has been received as of June 30, 2023, as part of a Permitted Financing under the Merger Agreement (the “PSQ Convertible Debt Notes”). In July 2023, in connection with the consummation of the Business Combination, the PSQ Convertible Debt Notes automatically converted into shares of Private PSQ Common Stock immediately prior to completion of the Business Combination at a conversion rate based upon an implied $100 million fully diluted pre-money valuation of PSQ, excluding the PSQ Convertible Debt Notes. In conjunction with the consummation of the Business Combination, we also received proceeds totaling $34.9 million in July 2023, after giving effect to Colombier’s stockholder redemptions and before payment of transaction expenses, which will be utilized to fund our operations and growth plans. We believe that as a result of the Business Combination our existing cash and short-term investments, as well as, proceeds from the Business Combination will be sufficient to fund operations and capital needs for at least one year from the date that the condensed consolidated financial statements were issued for the quarterly period ended June 30, 2023.

The market for our platform and services may not be as large as we believe it to be.

We believe the market for our values-aligned platform is substantial, but it is still relatively new, and it is uncertain to what extent or how widespread market acceptance of our platform will be or how long such acceptance, if achieved, may be sustained. Our success will depend on the willingness of people to widely adopt the PSQ experience, values and the products and services that we offer through our platform. If the public does not perceive our products and services sold through our platform to be beneficial, or chooses not to adopt them as a result of concerns regarding privacy, accessibility, or for other reasons, including an unwillingness to confirm that they respect our five core values or as a result of negative incidents or experiences they encounter through our platform, or instead opt to use alternatives to our platform, then the market for our platform may not continue to grow, may grow slower than we expect, or may not achieve the growth potential we expect, any of which could materially adversely affect our business, financial condition, and results of operations.

Our business depends on hiring, developing and retaining highly skilled and dedicated employees, and any failure to do so, including turnover in our senior management and other key personnel, could have a material adverse effect on our business.

We strive to attract, motivate, and retain team members in the West Palm Beach, Florida market who share a dedication to our five core values and vision, but given the increasingly competitive market for talent, we may not be successful in doing so. Our hiring requirements and employees seeking work elsewhere could impair our ability to meet the demands of our customers and could harm our business especially due to a prolonged gap in skills in the marketplace. Other companies, including competitors, may be successful in recruiting and hiring team members away from us, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms or at all. In addition, we may experience employee turnover as a result of the ongoing “great resignation” occurring throughout the economy.

None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be very positive. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and prospective employees. The principal purposes of our incentive plans are to attract, retain and motivate select employees, executive officers and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. If these plans do not successfully incentivize our potential and current employees to join and stay with us, we may experience difficulties meeting the demands of our business and consumer members, which could harm our business and operating results.

If we cannot maintain our company culture as we grow, our success and our business and competitive position may be harmed.

We believe our culture has been a key contributor to our success to date and that the critical nature of the platform that we provide promotes a sense of greater purpose and fulfillment in our employees. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to our ability to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. If we fail to maintain our company culture, our business and competitive position may be harmed.

Our success depends on establishing and maintaining a strong brand and base of business and consumer members of our platform, and any failure to establish and maintain a strong brand or member base would adversely affect our future growth prospects.

Since our inception as private PSQ in 2021, we have developed what we believe is a strong brand and base of business and consumer members. Growing, maintaining, protecting and enhancing the “PSQ” brand is critical to expanding our base of business and consumer members and advertisers and increasing the frequency with which they use our platform. We believe that sustaining a favorable reputation for our brand and platform will depend largely on our ability to maintain consumer trust in our solutions and in the quality and integrity of the directory content and other information found and products and services offered through our platform. We believe that having our business members confirm that they respect our five core values helps ensure platform mutual trust in order to protect our brand and drive consumer and business satisfaction and retention. In addition to having our business members confirm our five core values, we verify and vet our business members for quality and values-alignment by researching the businesses through search engines to assess their public reputation and conducting diligence calls with the businesses. If we do not successfully continue to grow and maintain a strong brand, our business would be adversely affected.

In addition, we have received and expect to continue to receive a high degree of media coverage, including social media coverage, around the world. If such media coverage presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information regarding us (or if public perception of us becomes less favorable for any other reason, including shifts in consumer tastes or preferences or other factors, many of which are outside of our control), such coverage could damage our reputation in the industry and with current and potential business and consumer members, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected.

Negative publicity or media coverage about us or persons or businesses associated with us could adversely affect our reputation and our business, results of operations and future growth prospects.

We have in the past and may in the future receive a high degree of media coverage around the world. Negative publicity or other changes in public perceptions about our company, including our technology, values and ideologies, sales practices, personnel or customer service, or regarding any of our ambassadors and influencers in our Outreach Program or others who publicly support our business, could adversely affect the growth of our business, our reputation or demand for our platform, and diminish confidence in and the use of products and services sold through our platform. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our business and consumer member base and advertisers and result in decreased revenue, all of which could adversely affect our business and financial results. In addition, any negative publicity could adversely affect the willingness of vendors, service providers and others to do business with us. Because of our industry and the growing use of social and digital media by consumers and third parties generally to disseminate and share information increases the speed and extent to which information, misinformation and opinions can be shared, negative publicity or other information affecting public perception of us, our brands or products on social or digital or other media could adversely affect, potentially swiftly and materially, our business, financial condition and results of operations.

Our success depends in part on the continued success of our Outreach Program which engages highly influential individuals to act as influencers and ambassadors to advocate for our platform and our five core values. Any adverse publicity relating to our ambassadors and influencers, or the loss of their services, could adversely affect our success.

We partner with highly influential individuals to increase consumer awareness of the PSQ platform and promote our five core values through our Outreach Program. Our success depends in part on the continued success of our Outreach Program, which engages influencers and ambassadors to promote the PSQ platform. The reputation and popularity of the ambassadors and influencers participating in our Outreach Program has a significant impact on the success of the Outreach Program. Our Outreach Program may be negatively impacted by a number of factors, including the reputation and popularity of our ambassadors and influencers engaged in promoting us. Adverse publicity relating to an ambassador or influencer could adversely impact our revenues and results of operations as well as our ability to maintain or generate a consumer base. Additionally, a decline in the number of ambassadors and influencers or in their popularity, could adversely impact our success. We believe that maintaining and enhancing our Outreach Program is important to our business, financial condition and results of operations. If we fail to maintain and enhance the Outreach Program, or if excessive expenses are incurred in an effort to do so, our business, financial condition and results of operations could be materially and adversely affected.

The failure of our ambassadors, influencers or members of our senior management or Board to protect their reputation could have a material adverse effect on our business, reputation and image. Additionally, if any of our ambassadors, influencers or members of our senior management or Board develop a reputation that is misaligned with our five core values, it could have a material adverse effect on our business reputation and image.

The failure of our ambassadors, influencers or members of our senior management or Board to protect their reputation could have a material adverse effect on our business, reputation and image. Our success is partially dependent on the reputations of these individuals. The reputations of any of our ambassadors’, influencers’ or members of our senior management or Board may be harmed due to factors outside our control, including activities in which these individuals might engage in their personal capacities or on behalf of other endeavors in which they may be involved with, which could negatively impact our image and have a material adverse effect on our business.

Additionally, if any of our ambassadors, influencers or members of our senior management or Board develops a reputation that is misaligned with our five core values, it could have a material adverse effect on our business reputation and image. If any of these individuals express views that are incongruent with our five core values, it could have a material adverse effect on our business, including adversely affecting our relationships with our business partners or deterring others from doing business with us.

To the extent that our ambassadors, influencers or members of our senior management or Board cease to be appealing to consumer members, business members or advertisers or to our other business partners, or their reputation is adversely affected, the value of the brands they promote, and the sales of the related products produced by the promoted brands on our platform, could be adversely affected and that adverse effect could be material. Damage to the reputations of our ambassadors, influencers or members of our senior management or Board could have a material adverse effect on our results of operations, financial condition and cash flows, as well as require additional resources to maintain or rebuild our reputation.

We have offered and intend to continue to offer incentives, including economic incentives, to influencers and ambassadors in our Outreach Program to join and promote our platform, and these arrangements have involved and are expected to continue to involve fixed payment obligations or the issuances of equity that are not contingent on actual revenue or performance metrics generated by the applicable influencer, which may adversely impact our financial performance, results of operations and liquidity.

Our consumer and business member base and member engagement and advertiser growth are directly driven by the information and services available on our platform. As part of our Outreach Program, we have partnered with a number of influential individuals to promote our platform as influencers and ambassadors, which has enabled our significant platform growth. Our goal is to attract even more influencers and ambassadors to our platform, further accelerating our platform’s growth, and we have offered and intend to continue to offer incentives, including economic incentives, to influencers and ambassadors to join our Outreach Program. These incentives have or may include cash incentives and equity grants. To the extent our revenue and/or member growth assumptions associated with any influencer or ambassador do not meet our expectations or realize our expected return on investment, our financial performance, results of operations and liquidity may be negative impacted. In addition, to the extent any influencers, ambassadors, members of our management team, members of our Board, or others who are associated with or promote our business are the subject of negative publicity, such negative publicity our any relationship we have with any such person may adversely affect our business.

Certain content or communications by consumer or business members participating on our platform could deter current or potential consumer and business members from using our platform and adversely affect relationships with our business partners, and we may face negative publicity, litigation or other legal actions or other potential harm or liability as a result of that content, regardless of whether such content violated any law.

Consumer and business members participating on our platform may make controversial communications as part of their business communications, whether on our platform or in other settings. Any such content may result in negative publicity, regardless of whether such content violated any law. In addition, any such content, even if not generated by us, may expose us to the risk of litigation or other formal legal action or liability. We may be sued or face regulatory liability for claims relating to communications or information that is made available on our platform, including, but not limited to, claims of defamation, disparagement, intellectual property infringement, or other alleged damages could be asserted against us. Additionally, such content could harm our efforts to attract and retain other consumer and business members and advertisers or result in other harm to our business.

Further, we must continually manage and monitor our platform and detect violations of our terms of service. If a significant amount of conduct that violates our terms of service was not detected and remediated by us in a timely manner, or if a significant amount of information was perceived by members or the media to violate our terms of service, whether or not such perceptions were accurate, our brand, business and reputation could be harmed. This risk increases as our platform continues to grow. In the event our members do not agree with our policies and procedures or their implementation, such members could decrease their usage of us (or cease using us entirely), which could have a material adverse effect on our business or our results of operations for any period. Additionally, there is a risk that members will make communications that may be viewed as representing certain political viewpoints, leading to public perceptions that we endorse those viewpoints, regardless of whether or not such perceptions are accurate. There can be no guarantee that current or future negative publicity, complaints, allegations, political controversies, investigations or legal proceedings with respect to our platform, even if baseless, will not generate adverse publicity that could damage our reputation. Any damage to our reputation could harm our ability to attract and retain business and consumer members.

Our five core values may not always align with the interests of our business or our stockholders.

We consider our five core values as a guide to the decisions we make, which we believe are essential to our success in increasing our business and consumer member and advertiser growth rate and engagement and in serving the best, long-term interests of both us and our stockholders. In the past, we have forgone, and may in the future forgo, certain expansion or revenue opportunities that we do not believe are aligned with our five core values, even if our decision may negatively impact our operating results. Decisions that we make based on our five core values that do not align with our business objectives or contribute to the economic value of shares of our capital stock to our stockholders may not result in the benefits that we expect, in which case our member engagement, business, operating results, and financial condition could be harmed.

We have a dual class multiple voting stock structure. Our Class A Common Stock, with one vote per share, is held by all of our stockholders other than our Founder who holds shares of our Class C Common Stock, which provides our Founder with voting control with respect to all matters to be voted upon by our stockholders (except for certain matters which require a supermajority vote or the approval of both the Class A Common Stock and Class C Common Stock voting as separate classes, with respect to which the holders of the Class C Common Stock will have sufficient voting power to prevent, but not on their own approve), so long as our Founder continues to hold shares of Class C Common Stock with the rights and preferences set forth in our Charter. Accordingly, our Founder exercises significant additional control over the direction of our business and the decisions we make as a result of his ownership of Class C Common Stock, and our Founder has significant influence over how we apply our five core values and any changes that that we may make to our core values in the future.

Any failure by us to attract advertisers or any change in or loss of relationships with our existing advertisers could adversely affect our business and results of operations.

For the three- and six-months ended June 30, 2023, and the year ended December 31, 2022, substantially all of our revenue was generated by the sale of advertising products. Our ability to grow our business depends on our ability to maintain and expand our advertiser base. To do so, we must demonstrate to prospective advertisers of the benefits of our products, including those who may not be familiar with our platform or the products and services offered by us or by business members participating on our platform. In addition, we may incur costs to attract advertisers and these costs could be significant. We must also convince existing and prospective advertisers that our advertising products work to their benefit and achieve their desired return on investment. The universe of advertisers willing to advertise on our platform may be more limited than may be the case for other platforms and marketplaces, as advertisers on our platform are required to confirm that they respect our core values.

Our advertisers do not typically enter into long-term obligations to advertise on our platforms. In addition, we rely heavily on advertising spend by small and medium-sized local business members, which can have high failure rates and often have limited advertising budgets. As a result, we may experience attrition in our advertisers in the ordinary course of business resulting from several factors, including losses to competitors, lower priced competitors, perceptions that our advertising solutions are unnecessary or ineffective, declining advertising budgets, closures and bankruptcies. We must continually add new advertisers both to replace advertisers who choose not to renew their advertising or who go out of business, or otherwise fail to fulfill their advertising contracts with us, and to grow our business. Our advertisers’ decisions to renew will depend on a number of factors, including the degree of satisfaction with the return on their advertising investment in us and their ability to continue their operations and spending levels. If we are unable to attract new advertisers or if existing advertisers do not renew with us or if we experience significant advertiser attrition, our business, financial condition and results of operations would be harmed.

Additionally, most advertisers rely on tools that measure the effectiveness of their advertising campaigns in order to allocate their advertising spend among various formats and platforms. If we are unable to accurately measure the effectiveness of advertising on our platform, or if we are unable to convince advertisers that our platform should be part of their larger advertising budget, our ability to increase the demand and pricing of our advertising tools and maintain or scale our revenue may be limited or decline. Our ability to develop and offer products that accurately measure the effectiveness of an advertising campaign on our platform is critical to our ability to attract new advertisers and retain, and increase spend from, our existing advertisers.

In addition, web and mobile browser developers, such as Apple, Microsoft or Google, have implemented and may continue to implement changes, including requiring additional user permissions, in their browser or device operating system that impair our ability to measure and improve the effectiveness of advertising on our platform. Such changes include limiting the use of first-party and third-party cookies and related tracking technologies, such as mobile advertising identifiers, and other changes that limit our ability to collect information that allows us to attribute members’ actions on advertisers’ websites to the effectiveness of advertising campaigns run on our platform. For example, Apple launched its Intelligent Tracking Prevention (“ITP”) feature in its Safari browser. ITP blocks some or all third-party cookies by default on mobile and desktop and ITP has become increasingly restrictive over time.

Apple’s related Privacy-Preserving Ad Click attribution, intended to preserve some of the functionality lost with ITP, would limit cross-site and cross-device attribution, prevent measurement outside a narrowly-defined attribution window, and prevent advertisement re-targeting and optimization. Further, Apple introduced an App Tracking Transparency framework that limits the ability of mobile applications to request an iOS device’s advertising identifier and may also affect our ability to track business and consumer members’ actions off our platform and connect user interactions with on-platform advertising. Similarly, Google recently announced that it plans to stop supporting third-party cookies in its Google Chrome browser. These web and mobile browser developers have also implemented and may continue to implement changes and restrictions in browser or device functionality that limit our ability to communicate with or understand the identity of our business and consumer members.

These restrictions and changes make it more difficult for us to provide the most relevant advertisements to our consumer members, as well as decrease our ability to measure the effectiveness of, re-target or optimize advertising on our platform. Developers may release additional technology that further inhibits our ability to collect data that allows us to measure the effectiveness of advertising on our platform. Any other restriction, whether by law, regulation, policy (including third-party policies) or otherwise, on our ability to collect and share data which our advertisers find useful or that further reduces our ability to measure the effectiveness of advertising on our platform would impede our ability to attract, grow and retain advertisers. Advertisers and other third parties who provide data that helps us deliver personalized, relevant advertising may restrict or stop sharing this data and it therefore may not be possible for us to collect this data within the platform or from another source.

We rely heavily on our ability to collect data and metrics to help new and existing advertisers understand the performance of advertising campaigns. If advertisers do not perceive our metrics to be accurate representations of our business and consumer members and user engagement, or there are inaccuracies in our metrics, advertisers may decrease or eliminate allocations of their budgets or resources to our platform, which could harm our business, operating results, and financial condition.

If member engagement by business or consumer members on our platform fails to increase or declines, our revenue, business and operating results will be harmed.

The number of businesses and consumer members that use our platform and their level of engagement on the platform are critical to our success. We must continue to engage and retain existing business and consumer members on our platform, as well as attract, engage and retain new business and consumer members. The number of business and consumer members on our platform may not continue to grow at the current growth rate in platform participation that we have experienced since inception, if at all, and it may even decline.

If current and potential business and consumer members do not perceive their experience with our platform to be useful, the content generated on the platform to be valuable or relevant or the connections with businesses and consumers that may result from platform engagement to be worthwhile, we may not be able to attract new business and consumer members, retain existing business and consumer members or maintain or increase the frequency and duration of their engagement on our platform. In addition, if our existing business and consumer members decrease the frequency or duration of their engagement or the growth rate or our business and consumer members base slows or reverses, we may be required to incur significantly higher marketing expenses than we currently anticipate in order to acquire new business and consumer members or retain current business and consumer members.

There are many factors that could negatively impact our ability to grow, retain and engage current and prospective businesses and consumer members, including, but not limited to:

•        members failing to migrate their engagement from or increasing their engagement with competitors’ platforms, products or services instead of, or more frequently than, our platform;

•        changes in the amount of time consumer members spend across all applications and platforms, including our platform;

•        our failure to introduce platform enhancements that business and consumer members find engaging, or our introduction of new features, terms, policies or procedures, or making changes to our platform, that are not favorably received by current or prospective business and consumer members;

•        decline in the quality or competitiveness of the businesses or products offered on our platform;

•        technical or other problems frustrating the user experience, such as problems that prevent us from delivering our services in a fast and reliable manner;

•        business and consumer members having difficulty installing, updating or otherwise accessing the PSQ platform on mobile devices or through the app or web browsers;

•        member behavior on our platform changing;

•        decreases in consumer or business member sentiment due to questions about the quality or usefulness of our platform, concerns about the nature of businesses, products and services or advertising content made available on the platform, concerns related to privacy, safety, security, well-being or other factors;

•        consumer members become less able or willing to spend money on values-aligned products and services offered through our platform;

•        changes mandated by legislation, government and regulatory authorities, or litigation that adversely impacts our platform or consumer members;

•        changes to how we promote different features on our platform;

•        public perception of us, our platform or our members becomes less favorable or unfavorable due to actions by platform participants, changes in tastes and interests or other reasons;

•        initiatives designed to attract and retain members and engagement are unsuccessful or discontinued, whether as a result of actions by us, third parties, or otherwise;

•        if we, or other partners and companies or individuals with whom we have commercial or other relationships, or other participants in the industry, are the subject of adverse media reports or other negative publicity; or

•        if we are unable to preserve and enhance our brand and reputation as a trusted values-aligned platform.

Any decrease in member growth, retention or engagement could render our service less attractive to consumer or business members and advertisers, and could harm our business, operating results, and financial condition. In addition, business member affirmation of and adherence to our five core values is a critical feature of our platform because we believe it demonstrates that the business members on the platform are actually values-aligned with us and our consumer members. If business members on our platform are not correctly or accurately verified, or if our verification processes prove to be ineffective, it could result in distortion of perceived growth metrics or adverse member experiences. If we were to change our affirmation and adherence methods, that may adversely impact our ability to add new members or retain existing members and advertisers.

If we fail to generate and maintain a sufficiently high quality directory of business members on our platform, we may be unable to provide consumer members with the information they are looking for, which could negatively impact our traffic and revenue.

Our success depends on our ability to provide consumer members with the information they seek, which in turn depends on the quantity and quality of the business member directory information provided by us on our platform. In addition, we may not be able to provide consumer members the information they seek if the information on our platform is not up-to-date. If our platform does not provide useful or current information about local business members, our brand and our business could be harmed.

If we are unable to provide consumer members with the information they seek, or if they can find equivalent or better content on other platforms, they may stop or reduce their use of our platform, and traffic to our website and on our mobile app may decline. If our member traffic declines, our advertisers may also stop or reduce the amount of advertising on our platform and our business could be further harmed.

We are subject to payments-related risks.

We accept payments using a variety of methods, including credit and debit cards. As we offer new payment options to our business and consumer members, we may be subject to additional regulations, compliance requirements, and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability.

We rely on third-party payment processors to process payments, refunds, and reimbursements made generally to us by business members subscribing to our platform and consumer members using our platform. Under our commercial agreements with these third party payment processors, they may terminate the relationships with us. If one of these third parties terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we could incur substantial delays and expense in finding and integrating an alternative payment service provider to process payments from business members, and the quality and reliability of any such alternative payment service provider may not be comparable. Further, the software and services provided by these third parties may not meet our expectations, may contain errors or vulnerabilities, and could be compromised or experience outages. Additionally, payment processing software is complex and involves automated processes implemented by us and third parties that we engage that can be misinterpreted or susceptible to errors. These risks have caused us, and may in the future cause us, to lose our ability to accept and account for online payments or other payment transactions, which could disrupt our business for an extended period of time, make our platform less convenient and attractive to members, expose business members information to unauthorized disclosures and abuse, and adversely affect our ability to attract and retain business members, or materially adversely affect our business, financial condition, ability to forecast accurately, and results of operations.

If we are unable to maintain our chargeback or refund rates at levels that credit and debit card issuers and payment processors deem acceptable, these entities may increase fees for chargeback transactions or for many or all categories of transactions, may increase the rates of declining transactions, or they may terminate their relationship with us. Any increases in fees could adversely affect our operating results, particularly if we elect not to raise the prices for transactions on our platform to offset the increase. The termination of our ability to process payments on any major credit or debit card or through certain online payment service providers or payment processors could significantly impair our ability to operate our business.

We may also be subject to or voluntarily comply with a number of other laws and regulations relating to money laundering, money transmission, international money transfers, privacy and information security, and electronic fund transfers. If we are found to be in violation of such applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments processing services or otherwise make changes to our business practices.

Uncertain global macro-economic and political conditions could materially and adversely affect our results of operations and financial condition.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, war, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions. Current or potential business and consumer members may delay or decrease spending on our products and services sold through our platform as their business and/or budgets are impacted by economic conditions. The inability of current and potential business and consumer members to pay us for products and services sold through our platform may adversely affect our earnings and cash flows.

If we fail to maintain adequate operational and financial resources, we may be unable to execute our business plan or maintain high levels of service and member satisfaction.

We have experienced, and expect to continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure may become more complex as we scale our operational, financial, compliance and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we will face challenges of integrating, developing, training, and motivating a growing employee base and navigating a complex regulatory landscape. If we fail to successfully manage our anticipated growth and change, the quality of our products and services sold through our platform may suffer, which could negatively affect our brand and reputation and harm our ability to attract and retain consumer and, business members and advertisers on our platform.

To manage growth in our operations and personnel, we will need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place, a significant drain on our management, consumer and business member experience, research and development, sales and marketing, administrative, financial, and other resources.

We anticipate that significant additional investments will be required to scale our operations and increase productivity, to address the needs of consumer and business members and advertisers or members of our platform, to further develop and enhance products and services sold through our platform, and to expand into new areas and to scale with our overall growth. If additional investments are required due to significant growth, this will increase our costs, which may adversely affect our ability to become or remain profitable.

We may not be able to scale our systems, technology, or network infrastructure to ensure that our platform is accessible.

It is important to our success that our platform members be able to access our platform at all times. We have previously experienced, and may experience in the future, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to the number of members accessing our platform simultaneously, and denial of service or fraud or security attacks. For example, we experienced two related outages in late May 2023 as a result of exceptionally high demand and traffic on our app, and our platform was unavailable to business and consumer members for less than 24 hours. We took immediate remediation steps to insure swift restoration of our app. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve the availability of our platform, especially during peak usage times and as our solutions become more complex and our member traffic increases. If our platform is unavailable when members attempt to access it or it does not load as quickly as they expect, members may seek other services to obtain the information for which they are looking, and may not return to our platform as often in the future, or at all. This would negatively impact our ability to attract members and advertisers and increase the frequency with which they use our website and mobile app. We expect to continue to make significant investments to maintain and improve the availability of our platform and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

Our disaster recovery program contemplates transitioning our platform and data to a backup center in the event of a catastrophe. Our platform runs within a hybrid cloud service provider inside a virtual private cloud. It utilizes many managed services, as well as a mixture of elastic compute cloud. We currently use multiple availability zones within that region for fault tolerance, redundancy and high availability. We have not yet tested the procedure in full, and the transition procedure may take several days or more to complete. During this time, our platform may be unavailable in whole or in part to our members.

We currently rely upon third-party providers of cloud-based infrastructure to host our products. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

We outsource substantially all of the infrastructure relating to our cloud-accessible products to third-party hosting services. Our cloud-based products depend on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining its configuration, architecture, features and interconnection specifications, as well as the information stored in these virtual data centers, which is transmitted by third-party internet service providers. Any limitation on the capacity of our third-party hosting services could impede our ability to onboard new consumers and business members or expand the usage of our existing business and consumer members, which could adversely affect our business, financial condition and results of operations. In addition, any incident affecting our third-party hosting services’ infrastructure may be caused by human error, intentional bad acts, cybersecurity incidents, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. A prolonged service disruption affecting our cloud-based solution for any of the foregoing reasons would negatively impact our ability to serve our business and consumer members and could damage our reputation with current and potential business and consumer members, expose us to liability, cause us to lose business and consumer members or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third-party hosting services we use.

In the event that our service agreements with our third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our platform as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting our cloud solution for deployment on a different cloud infrastructure service provider, which could adversely affect our business, financial condition and results of operations.

We rely on various information technology systems, including our licensed Sage-Intacct enterprise resource planning (“ERP”) system to manage our operations, which subjects us to inherent costs and risks associated with maintaining, upgrading, replacing and changing systems, including impairment of our information technology, potential disruption of our internal control systems, substantial capital expenditures, demands on management time, adequate training and other risks of delays or difficulties in upgrading, transitioning to new systems or of integrating adjoining systems to our current systems. Such changes or disruptions can have a material adverse impact in delivering financial information on a timely basis to the SEC and the public markets.

Our business depends on continued and unimpeded access to our directory information and services on the internet, which in turn relies on third-party telecommunications and internet service providers (“ISPs”). If we or those who engage with our content experience disruptions in such internet service for any reason, such as the failure of ISPs to provide reliable services, or if ISPs are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers.

Products and services sold through our platform depend on the ability of members to access our platform and the services available on our platform via the internet. Currently, we rely on services from third-party telecommunications providers in order to provide services to our business members and their customers. In addition, we depend on ISPs to provide uninterrupted and error-free service through their networks. We exercise little control over these third-party providers, which increases our vulnerability to problems with the services they provide. Furthermore, telecommunications and ISPs have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers.

Moreover, when internet problems occur, it may be difficult to identify the source of the problem and confirm whether it is due to the acts and omissions of our service providers or another cause. Service disruption or outages, whether caused by our service, the products or services of our third-party service providers, or our business members or their customers’ equipment and systems, may result in loss of market acceptance of our platform and any necessary repairs or other remedial actions may force us to incur significant costs and expenses.

Additionally, laws or regulations that adversely affect the growth, popularity or use of the internet, including changes to laws or regulations impacting internet neutrality, could decrease the demand for our products or offerings, increase our operating costs, require us to alter the manner in which we conduct our business and/or otherwise adversely affect our business. We could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business. For example, paid prioritization could enable ISPs to impose higher fees and otherwise adversely impact our business. Internationally, government regulation concerning the internet, and in particular, network neutrality, may be developing or may not exist at all. Within such an environment, without network neutrality regulations, we could experience discriminatory or anti-competitive practices that could impede both our and our business members domestic and international growth, increase our costs or adversely affect our business.

Engagement by consumer and business members on our platform, and our ability to monetize our platform depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control.

We make our content available across a variety of operating systems and through websites. We are dependent on the compatibility of our content with popular devices, desktop and mobile operating systems, and web browsers that we do not control, such as Android, and iOS. Any changes in such systems, devices or web browsers that degrade the functionality of our content or give preferential treatment to competitive content could adversely affect usage of our content.

A significant portion of our traffic accesses our content and services through mobile devices and, as a result, our ability to grow traffic, engagement and advertising revenue is increasingly dependent on our ability to generate revenue from content viewed and engaged with on mobile devices. A key element of our strategy is focusing on mobile applications (“apps”), and we expect to continue to devote significant resources to the creation and support of developing new and innovative mobile products, services and apps. We are dependent on the interoperability of our content and our apps with popular mobile operating systems, streaming tools, networks and standards that we do not control, such as the Android and iOS operating systems. We may not be successful in maintaining or developing relationships with key participants in the mobile industry or in developing content that operates effectively with these technologies, systems, tools, networks, or standards. Any changes in such systems, or changes in our relationships with mobile operating system partners, or mobile carriers, or in their terms of service or policies that reduce or eliminate our ability to distribute and monetize our content, impair access to our content by blocking access through mobile devices, make it hard to readily discover, install, update or access our content and apps on mobile devices, limit the effectiveness of advertisements, give preferential treatment to competitive, or their own, content or apps, limit our ability to measure the effectiveness of branded content, or charge fees related to the distribution of our content or apps could adversely affect the consumption and monetization of our content on mobile devices. Additionally, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In the event that it is more difficult to access our content or use our apps and services, particularly on mobile devices, or if our members choose not to access our content or use our apps on their mobile devices or choose to use mobile products that do not offer access to our content or our apps, or if the preferences of our traffic require us to increase the number of platforms on which our product is made available to our traffic, our traffic growth, engagement, advertising targeting and monetization could be harmed and our business and operating results could be adversely affected.

Real or perceived errors, failures or bugs in our platform or products could materially and adversely affect our operating results and growth prospects.

The software underlying our platform and products is highly technical and complex. Our software has previously contained, and may now or in the future contain, undetected errors, bugs or vulnerabilities. In addition, errors, failures and bugs may be contained in open source software utilized in building and operating our products or may result from errors in the deployment or configuration of open source software. Some errors in our software may only be discovered after the software has been deployed or may never be generally known. Any errors, bugs or vulnerabilities discovered in our software after it has been deployed, or never generally discovered, could result in interruptions in platform availability, product malfunctioning or data breaches, and thereby result in damage to our reputation, adverse effects upon members, loss of consumer and business members and relationships with third parties, including social media networks, loss of revenue or liability for damages. In some instances, we may not be able to identify the cause or causes of these problems or risks within an acceptable period of time.

The loss of Michael Seifert, Our Founder, Chief Executive Officer and Chairman of the Board, or other key personnel, or failure to attract and retain other highly qualified personnel, could harm our business.

Our future success depends in large part on the continued services of senior management and other key personnel. In particular, we are dependent on the services of Michael Seifert, our Founder, Chief Executive Officer and Chairman of the Board, who is critical to the future vision and strategic direction of our business. We rely on our leadership team and key employees in the areas of engineering, sales and product development, design, marketing, operations, strategy, security, financial, legal and general and administrative functions. Our senior management and other key personnel are all employed on an at-will basis, which means that their employment could be terminated by us at any time, for any reason, and without notice. Conversely, employees may voluntarily terminate their employment at any time, for any reason, and without notice, and the risk of forfeiting equity incentives and/or losing other employee benefits might not be sufficient incentive for them to remain employed with us. We currently maintain key-person life insurance policies on all of our officers. If we lose the services of our senior management or other key personnel, or if we are unable to attract, train, assimilate, and retain the highly skilled personnel that we need, our business, operating results, and financial condition could be adversely affected.

Our future success depends on our continuing ability to attract, train, assimilate, and retain highly skilled personnel, including software engineers and sales personnel. We face intense competition for qualified individuals from numerous software and other technology companies. We may not be able to retain our current key employees or attract, train, assimilate, or retain other highly skilled personnel in the future. We may incur significant costs to attract and retain highly skilled personnel, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. As we move into new geographies, we will need to attract and recruit skilled personnel in those areas. If we are unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational, and managerial requirements, on a timely basis or at all, our business, operating results, and financial condition may be adversely affected.

Changes in tax rates, changes in tax treatment of companies engaged in e-commerce, or the adoption of new tax legislation may adversely impact our financial results.

Due to shifting economic and political conditions in both the United States or elsewhere, tax policies, laws, or rates may be subject to significant changes in ways that impair our financial results. Various jurisdictions have enacted or are considering digital services taxes, which could lead to inconsistent and potentially overlapping tax regimes. In the United States, the rules dealing with federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the United States Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us. In recent years, many such changes have been made and changes are likely to continue to occur in the future. It cannot be predicted whether, when, in what form, or with what effective dates, new tax laws may be enacted, or regulations and rulings may be promulgated or issued under existing or new tax laws, which could result in an increase in our tax liability or require changes in the manner in which we operates in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2022 and 2021, we had federal net operating loss (“NOL”) carryforwards of approximately $4.6 million and $2.4 million, respectively, which may be available to offset future federal income tax liabilities. The deductibility of such U.S. federal NOLs each year is limited to 80% of our taxable income for such year. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, the amount of benefits from our NOL carryforwards may be impaired or limited if we incur a cumulative ownership change of more than 50% over a three-year period. We have not conducted a study to determine if any such changes have occurred that could limit our ability to use our NOL carryforwards. We may have experienced ownership changes in the past and the Business Combination is expected to result in an ownership change. As a result, our use of our U.S. federal NOL carryforwards will likely be limited. Any such disallowance may result in greater tax liabilities than we would incur in the absence of such a limitation and any increased liabilities could adversely affect our business, results of operations, financial position and cash flows.

We hold a portion of our cash and cash equivalents that we use to meet our working capital needs in deposit accounts that could be adversely affected if the financial institutions holding such funds fail.

Although we generally seek to diversify our cash and cash equivalents across several financial institutions in an attempt to minimize exposure to any one of these entities, we currently hold, and in the future, may hold, a portion of our cash and cash equivalents that we use to meet our working capital needs in deposit accounts at financial institutions. The balance held in these accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) standard deposit insurance limit of $250,000. If a financial institution in which we hold such funds fails or is subject to significant adverse conditions in the financial or credit markets, we could be subject to a risk of loss of all or a portion of such uninsured funds or be subject to a delay in accessing all or a portion of such uninsured funds. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) and Signature Bank were closed by state regulators and the FDIC was appointed receiver for each bank. The FDIC created successor bridge banks and all deposits of SVB and

Signature Bank were transferred to the bridge banks under a systemic risk exception approved by the United States Department of the Treasury, the Federal Reserve and the FDIC. While we have taken and will continue to take steps to mitigate the risk of loss of or delayed access to all or a portion of our funds held at various financial institutions, if any financial institution in which we hold funds for working capital were to fail, we cannot provide any assurances that such governmental agencies would take action to protect our uninsured deposits in a similar manner.

Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business schedule.

The occurrence of one or more natural disasters, including and not limited to tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, pandemics and endemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession in the United States or abroad. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer member confidence and spending to decrease, which could adversely impact our operations.

Risks Related to Our Business Strategy and Industry

Our business faces significant competition, and if we are unable to compete effectively, our business and operating results would be adversely affected.

Competition among digital advertising platforms for engagement with our directory information, products and services by business and consumer members, consumers and advertisers is intense. We compete against many companies to attract engagement with our platform including well-established companies that have far greater financial resources and much larger user bases than we have, and companies that offer a variety of internet and mobile device-based information, products and services. As a result, it will require significant effort on our part to attract engagement away from our competitors and our competitors’ platforms may take a variety of actions to retain existing or acquire new platform engagement at the expense of the growth of engagement on our platform, which would negatively affect our business. We believe that our ability to compete effectively for platform engagement will depend upon many factors both within and beyond our control, including:

•        the willingness of business and consumer members to adopt our values-aligned platform and support our mission;

•        the popularity, usefulness and reliability of our platform information, and of the products and services sold through our platform, as compared to that of our competitors;

•        the timing of introduction and market acceptance of the products and services offered through our platform;

•        the continued expansion and adoption of products and services sold through our platform;

•        our ability, and the ability of our competitors, to develop new products and enhancements to existing services;

•        our ability, and the ability of our competitors, to attract, develop and retain influencers and ambassadors for our Outreach Program;

•        our ability to generate revenues from our current and anticipated platform offerings;

•        our ability to attract business members to advertise on our platform;

•        the frequency, relative prominence and appeal of the business members and advertising displayed by us or our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        changes mandated by, or that we elect to make to address, legislation, regulatory constraints or litigation;

•        our ability to attract, retain and motivate talented employees;

•        the costs of developing and procuring new services and products, relative to those of our competitors;

•        acquisitions or consolidation within our industry, which may result in more formidable competitors; and

•        our reputation and brand strength relative to our competitors.

We also face significant competition for advertiser spend. We compete against online and mobile businesses and traditional online directories and platforms, for advertising budgets. In determining whether to buy advertising, our advertisers will consider the demand for our content, demographics of our traffic, advertising rates, results observed by advertisers, and alternative advertising options. The increasing number of digital media options available, including through social networking tools and news aggregation websites, has expanded consumer choice significantly, resulting in traffic fragmentation and increased competition for advertising. In addition, some of our larger competitors have substantially broader content, product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets. Further, we expect that our core values will not appeal to all advertisers, and that as a result the universe of advertisers willing to advertise on our platform may be more limited than may be the case for other platforms and marketplaces. We will need to continue to innovate and improve the monetization capabilities of our platform in order to remain competitive. We believe that our ability to compete effectively for advertiser spend depends upon many factors both within and beyond our control, including:

•        the willingness of advertisers to confirm that they respect our core values;

•        the size and composition of our user base relative to those of our competitors;

•        our advertising targeting capabilities, and those of our competitors;

•        the timing and market acceptance of our advertising content and advertising products, and those of our competitors;

•        our marketing and selling efforts, and those of our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        the pricing for our advertising products and services relative to those of our competitors;

•        the return our advertisers receive from our advertising products and services, and those of our competitors; and

•        our reputation and the strength of our brand relative to our competitors.

We have limited experience with respect to determining the optimal prices and pricing structures for our products and services, which may impact our financial results.

We expect that we may need to change our pricing model from time to time, including as a result of competition, global economic conditions, reductions in spending levels by our consumer and business members and advertisers generally, changes in product mix, pricing studies or changes in how data analytics are employed by organizations. Similarly, as we introduce new products and services, we may have difficulty determining the appropriate price structure for future products and services sold through our platform, including because we may pursue business lines or enter markets in which our current management team has limited prior experience. In addition, as new and existing competitors introduce new products or services that compete with ours, or revise their pricing structures, we may be unable to attract new members and advertisers at the same price or based on the same pricing model as we have used historically. Moreover, as we continue to target selling products and services through our platform to larger organizations, these larger organizations may demand substantial price concessions. As a result, we may be required from time to time to revise our pricing structure or reduce our prices, which could adversely affect our business, operating results, and financial condition.

The expansion of our operations, including in areas not part of our current operations, subjects us to additional risks that can adversely affect our operating results.

We foresee further expansion of our operations as part of our growth strategy. Our current and foreseeable operations subject us to a variety of risks, including:

•        challenges recruiting and retaining talented and capable management and employees;

•        competition from other companies with significant market share in those markets and with better understanding of demand;

•        difficulties in enforcing contracts, collecting accounts receivables, and longer payment cycles;

•        challenges complying with varying securities and competition laws and regulations in other countries;

•        differing regulatory and legal requirements and possible enactment of additional regulations or restrictions, which could delay or prevent the use of our services in some jurisdictions;

•        transaction risk, which may negatively affect our revenue, cost of net revenue, and gross margins, and could result in exchange losses;

•        heightened exposure to political instability, war, pandemics and terrorism; and

•        overlapping of different tax regimes.

Any of these risks could harm our operations and reduce our sales, adversely affecting our business, operating results, financial condition and growth prospects.

Changes to our existing platform and services could fail to attract engagement with our platform and advertisers or fail to generate revenue.

We expect to introduce changes to our existing platform over time and from time to time, and these changes may be significant. For example, in the first quarter of 2023 we introduced the 2.0 version of the PSQ app, and we are in the process of rolling out e-commerce functionality on our platform, which we expect to complete later this year. In addition, in July 2023, we commercially launched our first D2C product offering, disposable diapers and wipes, under our pro-family “EveryLifeTM” brand. We continue to evaluate additional D2C opportunities and expect to expand and diversify our branded D2C offerings in areas where we believe there is significant existing market need in the future. The success of our platform and enhancements we make depend substantially on consumer member tastes and preferences that change in often unpredictable ways. If our platform enhancements fail to increase engagement on our platform and attract advertisers, we may fail to generate sufficient revenue or operating profit to justify our investments in these enhancements, and our business and operating results could be adversely affected. In addition, we have launched and expect to continue to launch strategic initiatives, which do not directly generate revenue but which we believe will enhance our attractiveness to consumer and business members on our platform, as well as advertisers. In the future, we expect to invest in new platform innovations, products, services, and initiatives to generate revenue, but there is no guarantee these approaches will be successful or that the costs associated with these efforts will not exceed the revenue generated. If our strategic initiatives do not enhance our ability to monetize our existing platform or enable us to develop new approaches to monetization, we may not be able to maintain or grow our revenue or recover any associated development costs and our operating results could be adversely affected.

If we fail to successfully launch our new e-commerce functionality or new D2C product offerings, introduce new platform innovations or expand effectively into new markets, our revenue and our business may be harmed.

A key element of our growth strategy depends on our ability to develop and market new products that appeal to our consumer members. The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer preferences, the technical capability of our innovation staff, our ability to comply with applicable governmental regulations, and the success of our management and sales and marketing teams in introducing and marketing new products. There can be no assurance that we will successfully develop and market new products that appeal to consumer members. For example, product designs we develop may not contain the product attributes desired by our consumer members. Any such failure, including any failure by our e-commerce functionality to gain market acceptance or generate meaningful transaction activity and revenue or any failure of our D2C branded consumer product initiative, may lead to a decrease in our growth, sales and ability to achieve profitability, which could materially adversely affect our business, financial condition, results of operations and prospects.

Additionally, the development and introduction of new products may require substantial marketing expenditures, which we may be unable to recoup if new products do not gain widespread market acceptance. If we are unsuccessful in meeting our objectives with respect to new or improved products, our business, financial condition, results of operations and prospects could be adversely affected.

We may not be able to expand into or to compete successfully in a highly competitive D2C market.

The D2C product markets in which we have recently begun to operate and hope to operate in the future are highly competitive and rapidly evolving, with many new brands and product offerings emerging in the marketplace. We may face significant barriers to market entry and competition from both established, well-known legacy consumer packaged goods (“CPG”) players and other emerging D2C brands. We compete and expect to continue to compete based on various product attributes including values-aligned branding, effectiveness, affordability and design, as well as our ability to establish direct relationships with our consumers members through our platform.

Many of our current and potential competitors have substantially greater financial and other resources than us and some of whose products are well accepted in the marketplace today. Many also have longer operating histories, established supply chains, larger fulfillment infrastructures, greater technical capabilities, faster shipping times, lower-cost shipping, lower operating costs, greater financial, marketing, institutional and other resources and larger consumer bases than we do. These factors may also allow our competitors to derive greater revenue, margins and profits from their existing consumer bases, acquire consumers at lower costs or respond more quickly than we can to new or emerging technologies and changes in product trends and consumer shopping behavior. These competitors may engage in more extensive research and development efforts, enter or expand their presence in any or all of the ecommerce or retail channels where we compete, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies, which may allow them to build larger consumer bases or generate revenue from their existing consumer bases more effectively than we do. As a result, these competitors may be able to offer comparable or substitute products to consumers at similar or lower costs. This could put pressure on us to lower our prices, resulting in lower revenue and margins or cause us to lose market share even if we lower prices.

We expect competition in the D2C product markets to continue to increase. We believe that our ability to compete successfully in this market depends upon many factors both within and beyond our control, including:

•        the size and composition of our consumer member base;

•        the number of products that we offer and feature across our platform;

•        consumer member demand for products sold by values-aligned business members;

•        our information technology infrastructure;

•        the quality and responsiveness of our customer service;

•        our selling and marketing efforts;

•        the quality and price of the products that we offer;

•        the convenience of the shopping experience that we provide on our app;

•        our ability to identify and partner with key suppliers and manufacturers;

•        our ability to distribute our products and manage our operations; and

•        our reputation and brand strength.

If we fail to enter into and compete successfully in this market, our business, financial condition, results of operations and prospects could be adversely affected.

The D2C market is subject to unique risks related to payment, which, if realized, could adversely impact our business, financial condition and results of operations.

The introduction and sale of our D2C branded products will likely require us to accept online payments using a variety of methods, including credit cards, debit cards, gift cards, and other forms of payment. As a result of offering such payment methods, we may become subject to regulations and compliance requirements (including obligations to implement enhanced authentication processes that could result in significant costs and reduce the ease of use of our payments products), as well as the risk of payment fraud. For certain payment methods, including credit and debit cards, we may incur interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We would need to rely on third parties to provide certain PSQ-branded payment methods and payment processing services, including the processing of credit cards and debit cards. In each case, it could disrupt our business if these companies become unwilling or unable to provide these services to us. For example, payment processing for our recently launched D2C disposable diaper and wipe products under our pro-family “EveryLifeTM” brand is provided by a third-party payment processer which allows customers to pay using a variety of methods. We may also be subject to payment card association operating rules if we elect to process our own payments in the future, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. Failure to comply with these rules or requirements, as well as any breach, compromise, or failure to otherwise detect or prevent fraudulent activity involving our data security systems, could result in our being liable for card issuing banks’ costs, subject to fines and higher transaction fees, and loss of our ability to accept credit and debit card payments from our business and consumer members, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected.

We would also be subject to or voluntarily comply with a number of other laws and regulations relating to payments, money laundering, international money transfers, privacy, data use, data protection, data security, data localization, network security, consumer protection, and electronic fund transfers. If we were found to be in violation of applicable laws or regulations, we could be subject to additional requirements and civil and criminal penalties, or forced to cease providing certain services.

The D2C model may expose us to significant inventory risks.

The sale of our D2C branded products, including our recently launched disposable diaper and wipe products under our pro-family “EveryLifeTM” brand, may expose us to significant inventory risks that may adversely affect our operating results, as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, warranty claims, recalls, changes in consumer and business member demand and spending patterns, changes in consumer member tastes with respect to our products, and other factors. Despite our best efforts, we may not be able to accurately predict these trends and avoid overstocking or understocking D2C products we would manufacture and sell. Demand for products can change significantly between the time inventory or components are ordered and the date of sale. In addition, if we begin selling or manufacturing a new D2C product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components requires significant lead-time and prepayment and they may not be returnable. Any one of the inventory risk factors set forth above may adversely affect our operating results.

We may in the future make acquisitions, and such acquisitions could disrupt our operations, and may have an adverse effect on our operating results.

In order to expand our business, we have made and expect to continue to make acquisitions as part of our growth strategy. The success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Any acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:

•        difficulties in integrating and managing the operations, personnel, systems, technologies, and products of the companies we acquire;

•        diversion of our management’s attention from normal daily operations of our business;

•        our inability to maintain the key business relationships and the reputations of the businesses we acquire;

•        uncertainty of entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;

•        our inability to increase revenue from an acquisition;

•        increased costs related to acquired operations and continuing support and development of acquired products;

•        our responsibility for the liabilities of the businesses we acquire;

•        potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

•        adverse tax consequences associated with acquisitions;

•        changes in how we are required to account for our acquisitions under U.S. generally accepted accounting principles (“GAAP”), including arrangements that we assume from an acquisition;

•        potential negative perceptions of our acquisitions by consumer and business members, financial markets or investors;

•        failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

•        our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

•        potential loss of key employees of the companies we acquire;

•        potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;

•        difficulties in increasing or maintaining security standards for acquired technology consistent with our other services, and related costs;

•        ineffective or inadequate controls, procedures and policies at the acquired company;

•        inadequate protection of acquired IP rights; and

•        potential failure to achieve the expected benefits on a timely basis or at all.

Acquisitions involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, difficulties in integrating personnel and human resource programs, integrating technology systems and other infrastructures under our control, unanticipated expenses and liabilities, and the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). There is no guarantee that our acquisitions will increase our profitability or cash flow, and our efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to incur debt under credit agreements or otherwise. We may seek to obtain additional cash to fund any acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity, convertible debt or other equity-linked securities, our existing stockholders will experience ownership dilution. The incurrence of debt may subject us to financial or other covenants, or other constraints on our business. The occurrence of any of the foregoing risks associated with acquisitions could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.

Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain our executive officers and other key management and technical personnel.

We believe our future success depends upon our ability to attract and retain highly competent personnel. Our employees are at-will and not subject to employment contracts. We could potentially lose the services of any of our senior management personnel at any time due to a variety of factors that could include, without limitation, death, incapacity, military service, personal issues, retirement, resignation or competing employers. Our ability to execute current plans could be adversely affected by such a loss. We may fail to attract and retain qualified technical, sales, marketing and managerial personnel required to continue to operate our business successfully. Personnel with the expertise necessary for our business are scarce and competition for personnel with proper skills is intense.

In addition, new hires frequently require extensive training before they achieve desired levels of productivity. Additionally, attrition in personnel can result from, among other things, changes related to acquisitions, retirement and disability. We may not be able to retain existing key technical, sales, marketing and managerial employees or be successful in attracting, developing or retaining other highly-qualified technical, sales, marketing and managerial personnel, particularly at such times in the future as we may need to fill a key position. If we are unable to continue to develop and retain existing executive officers or other key employees or are unsuccessful in attracting new highly-qualified employees, our financial condition, cash flows, and results of operations could be materially and adversely affected.

Risks Related to Regulatory, Compliance and Legal

We are or may be subject to numerous risks relating to the need to comply with data and information privacy laws.

We are or may become subject to data privacy and securities laws and regulations that apply to the collection, transmission, storage, use, processing, destruction, retention and security of personal information. Our current privacy policies and practices are designed to comply with privacy and data protection laws in the United States. These policies and practices inform members how we handle their personal information and, as permitted by law, allow members to change or delete the personal information in their member accounts. The legislative and regulatory landscape for privacy and data protection continues to evolve in the United States, both federally and at the state level, as well as in other jurisdictions worldwide, and these laws and regulations may at times be conflicting. It is possible that these laws may be interpreted and applied in a manner that is inconsistent from one jurisdiction or is inconsistent with our practices, and our efforts to comply with the evolving data protection rules may be unsuccessful. We must devote significant resources to understanding and complying with this changing landscape. Failure to comply with federal, state, provincial and international laws regarding privacy and security of personal information could expose us to penalties under such laws, orders requiring that we change our practices, claims for damages or other liabilities, regulatory investigations and enforcement action (including fines and penalties), litigation, significant costs for remediation, and damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Although we endeavor to comply with our published privacy policies and related documentation, and all applicable privacy and security laws and regulations, we may at times fail to do so or may be perceived to have failed to do so. Even if we have not violated these laws and regulations, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Additionally, if we are unable to properly protect the privacy and security of personal information, including sensitive personal information (e.g. financial information), we could be found to have breached our contracts with certain third parties.

There are numerous U.S. and Canadian federal, state, and provincial laws and regulations related to the privacy and security of personal information. Determining whether protected information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing interpretation. For example, in 2018, California enacted the California Consumer Privacy Act (“CCPA”), which, among other things, requires new disclosures to California consumers and affords such consumers new abilities to opt out of certain sales of information and may restrict the use of cookies and similar technologies for advertising purposes. The CCPA, which became effective on January 1, 2020, was amended on multiple occasions and is the subject of regulations issued by the California Attorney General regarding certain aspects of the law and its application. Moreover, California voters approved the California Privacy Rights Act (the “CPRA”) in November 2020. The CPRA significantly modifies the CCPA, creating additional obligations relating to consumer data, with enforcement beginning July 1, 2023. Aspects of the CCPA and CPRA remain unclear, resulting in further uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply. Similar laws have been proposed, and likely will be proposed, in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging. Similar state laws have been passed in Virginia, Colorado, Utah and Connecticut and other states are expected to follow. If we fail to comply with applicable privacy laws, we could face civil and criminal fines or penalties.

Failing to take appropriate steps to keep consumers’ personal information secure, or misrepresentations regarding our current privacy practices, can also constitute unfair acts or practices in or affecting commerce and be construed as a violation of Section 5(a) of the Federal Trade Commission Act (the “FTCA”), 15 U.S.C. § 45(a). The Federal Trade Commission (“FTC”) expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of our business, and the cost of available tools to improve security and reduce vulnerabilities. The FTC may also bring an action against a company who collects or otherwise processes personal information for any statements it deems misleading or false contained in privacy disclosures to consumers. While we use best efforts to comply with our published privacy policies and related documents, we may at times fail to do so, or may be perceived to have failed to do so. In addition, we may unsuccessful in achieving compliance if our personnel, partners, or service providers fail to comply with our published privacy policies and related documentation. Such failures can subject us to potential foreign, local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.

As our business grows, we may also become subject to international privacy laws regulating the collection, transmission, storage, use, processing, destruction, retention and security of personal information. For example, in the European Union, the collection, transmission, storage, use, processing, destruction, retention and security of personal data is governed by the provisions of the General Data Protection Regulation (the “GDPR”) in addition to other applicable laws and regulations. The GDPR came into effect in May 2018, repealing and replacing the European Union Data Protection Directive, and imposing revised data privacy and security requirements on companies in relation to the processing of personal data of European Union data subjects. The GDPR, together with national legislation, regulations and guidelines of the European Union Member States governing the collection, transmission, storage, use, processing, destruction, retention and security of personal data, impose strict obligations with respect to, and restrictions on, the collection, use, retention, protection, disclosure, transfer and processing of personal data. The GDPR also imposes strict rules on the transfer of personal data to countries outside the European Union that are not deemed to have protections for personal information, including the United States. The GDPR authorizes fines for certain violations of up to 4% of the total global annual turnover of the preceding financial year or €20 million, whichever is greater. Such fines are in addition to any civil litigation claims by data subjects. Separately, Brexit has led and could also lead to legislative and regulatory changes and may increase our compliance costs. As of January 1, 2021, and the expiry of transitional arrangements agreed to between the United Kingdom and the European Union, data processing in the United Kingdom is governed by a United Kingdom version of the GDPR (combining the GDPR and the Data Protection Act 2018), exposing us to two parallel regimes, each of which authorizes similar fines and other potentially divergent enforcement actions for certain violations. On June 28, 2021, the European Commission adopted an adequacy decision for the United Kingdom, allowing for the relatively free exchange of personal information between the European Union and the United Kingdom. Other jurisdictions outside the European Union are similarly introducing or enhancing privacy and data security laws, rules and regulations, which could increase our compliance costs and the risks associated with noncompliance.

Overall, because of the complexity of these laws, the changing obligations and the risk associated with our collection and use of data, we cannot guarantee that we are, or will be, in compliance with all applicable U.S., Canadian, or other international regulations as they are enforced now or as they evolve.

We are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow, we will need to expend additional resources to enhance our protection from such risks. Any cyber incident could result in information theft, data corruption, operational disruption, loss of members or advertisers on our platform and/or a financial loss that has a material adverse impact on our business and that could subject us to legal claims.

We rely on sophisticated information technology (“IT”) systems and infrastructure to support our business. At the same time, cybersecurity incidents, including deliberate attacks, malware, viruses, ransomware attacks, denial of service attacks, phishing schemes, and other attempts to harm IT systems are prevalent and have increased, including due to the possibility that the ongoing conflict between Russia and Ukraine and the escalating tensions between China and Taiwan could result in increased cyber-attacks or cybersecurity incidents by state actors or others. Our technologies, systems and networks and those of our vendors, suppliers and other business partners may become the target of cyberattacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance or vulnerabilities in widely used open source software, may remain undetected for an extended period. Our systems for protecting against cybersecurity risks may not be sufficient. As the sophistication of cyber incidents continues to evolve, we have been and will likely continue to be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents. Additionally, any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, usage errors by employees, computer viruses, cyber-attacks or other security breaches or similar events. The failure of any of our IT systems may cause disruptions in our operations, which could adversely affect our revenues and profitability, and lead to claims related to the disruption of our services from members of the PSQ platform and advertisers.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks, which may remain undetected until after they occur. Despite our efforts to protect our information technology networks and systems, payment processing, and information, we may not be able to anticipate or to implement effective preventive and remedial measures against all data security and privacy threats. Our security measures may not be adequate to prevent or detect service interruption, system failure, data loss or theft, or other material adverse consequences. No security solution, strategy, or measures can address all possible security threats. Our applications, systems, networks, software, and physical facilities could have material vulnerabilities, be breached, or personal or confidential information could be otherwise compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce our personnel or our business members to disclose information or usernames and/or passwords, or otherwise compromise the security of our networks, systems and/or physical facilities. We cannot be certain that we will be able to address any such vulnerabilities, in whole or part, and there may be delays in developing and deploying patches and other remedial measures to adequately address vulnerabilities, and taking such remedial steps could adversely impact or disrupt our operations. We expect similar issues to arise in the future as products and services sold through our platform are more widely adopted, and as we continue to introduce future products and services. An actual or perceived breach of our security systems or those of our third party service providers may require notification under applicable data privacy regulations or for customer relations or publicity purposes, which could result in reputational harm, costly litigation (including class action litigation), material contract breaches, liability, settlement costs, loss of sales, regulatory scrutiny, actions or investigations, a loss of confidence in our business, systems and payment processing, a diversion of management’s time and attention, and significant fines, penalties, assessments, fees, and expenses. The costs to respond to a security breach or to mitigate any security vulnerabilities that may be identified could be significant, and our efforts to address these problems may not be successful. These costs include, but are not limited to: retaining the services of cybersecurity providers; complying with requirements of existing and future cybersecurity, data protection and privacy laws and regulations, including the costs of notifying regulatory agencies and impacted individuals; and maintaining redundant networks, data backups, and other damage-mitigation measures. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business. Additionally, most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security breach.

We may not have adequate insurance coverage for handling cyber security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees, and other impacts that arise out of incidents or breaches. If the impacts of a security incident or breach, or the successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), it could harm our business. In addition, we cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. Moreover, our privacy risks are likely to increase as we continue to expand, grow our consumer and business member base, and process, store, and transmit increasingly large amounts of personal or sensitive data.

Issues in the use of artificial intelligence, including machine learning and computer vision (together, “AI”), in our analytics platforms may result in reputational harm or liability.

AI is enabled by or integrated into some of our analytics platforms and is a growing element of our business offerings going forward. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Data sets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some uses of AI present ethical issues, and our judgment as to the ethical concerns may not be accurate. If we use AI as part of our platform in a manner that is controversial because of the purported or real impact on our business members or vendors, this may lead to adverse results for our financial condition and operations or the financial condition and operations of our business members, which may further lead to us experiencing competitive harm, legal liability and brand or reputational harm.

Compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S., or industry practices may adversely affect our business.

New laws and regulations could restrict our ability to conduct marketing by, for example, restricting the emailing or targeting of members or use of certain technologies like AI. For example, federal, state and foreign governmental authorities continue to weigh the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. Regulatory authorities have enacted and, continue to consider legislation that could significantly restrict the ability of companies to engage this these activities, by regulating the consumer notice and consent requirements before a company can employ cookies and similar tracking technologies, or how companies can use the data gathered by such technologies. Similarly, private market participants may deploy technologies or require certain practices that limit our ability to obtain or use certain information about our business and consumer members. For example, Google has indicated that it will ultimately phase out the use of cookies to track members of its search services in future versions of its Chrome web browser, and Apple has updated its iOS mobile operating system to require app developers to obtain opt-in consent before tracking members of its various services. If these types of changes are implemented (or as a result of their implementation), our ability to determine how our business and consumer members are using our services and to use targeted advertising in a cost-effective manner may be limited. New laws in other jurisdictions may also require us to change our content moderation practices, or privacy policies and practices in ways that harm our business or create the risk of fines or other penalties for non-compliance.

If we infringe on the intellectual property (“IP”) of others, we could be exposed to substantial losses and face restrictions on our operations.

We may become subject to legal claims alleging that we have infringed the IP rights of others. To date, we have not fully evaluated the extent to which other parties may bring claims that our technology, including our use of open source software, infringes on the IP rights of others. The availability of damages and royalties and the potential for injunctive relief have increased the costs associated with litigating and settling patent infringement claims. Any claims, whether or not meritorious, could require us to spend significant time, money, and other resources in litigation, pay damages and royalties, develop new IP, modify, design around, or discontinue existing products, services, or features, or acquire licenses to the IP that is the subject of the infringement claims. These licenses, if required, may not be available at all or have acceptable terms. As a result, IP claims against us could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

Inadequate technical and legal IP protections could prevent us from defending or securing our proprietary technology and IP.

Our success is dependent, in part, upon protecting our proprietary information and technology. We may be unsuccessful in adequately protecting our IP. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with our employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our IP property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks, proprietary products, trade secrets and other IP, including our name and logos.

We rely on U.S. trademark, copyright, and trade secret laws, as well as license agreements, nondisclosure agreements, and confidentiality and other contractual provisions to protect our IP. The success of our business depends on our continued ability to use our existing trademarks, trade names, and service marks to increase brand awareness and further develop our brand as we expand into new markets. We have registered and applied to register trademarks and service marks in the United States. We may not be able to adequately protect our trademarks and service marks, and our competitors and others may successfully challenge the validity or enforceability of our trademarks and service marks and other IP. There can also be no assurance that pending or future U.S. trademark applications will be approved in a timely manner or at all, or that such registrations will effectively protect our brand names and trademarks.

If we fail to adequately protect our proprietary IP rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

Our success depends, in part, on our ability to protect our proprietary IP rights, including certain methodologies, practices, tools, technologies and technical expertise we utilize in designing, developing, implementing and maintaining applications and processes and related technologies. To date, we have relied primarily on trademarks, trade secrets and other IP laws, non-disclosure agreements with our employees, consultants and other relevant persons and other measures to protect our IP, and intend to continue to rely on these and other means, including and not limited to patent protection, in the future. However, the steps we take to protect our IP may be inadequate, and we may choose not to pursue or maintain protection for our IP in the United States or foreign jurisdictions. We will not be able to protect our IP if we are unable to enforce our rights or if we do not detect unauthorized use of our IP. Despite our precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create technology that competes with ours.

Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of IP rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our technologies and proprietary information may increase. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our technology and IP.

We rely in part on trademarks, trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we enter into non-disclosure and invention assignment agreements with our employees, enter into non-disclosure agreements with our business members, consultants and other parties with whom we have strategic relationships and business alliances and enter into IP assignment agreements with our consultants and vendors, no assurance can be given that these agreements will be effective in controlling access to and distribution of our technology and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

We could face employee claims.

We could face employee claims against us based on, among other things, wage and hour violations, discrimination, harassment, or wrongful termination that may also create not only legal and financial liability, but also negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.

From time to time, we may be party to various claims and litigation proceedings.

Even when not merited, the lawsuits and other legal proceedings may divert management’s attention, and we may incur significant expenses in pursuing or defending these lawsuits or other legal proceedings. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against us, which could negatively impact our financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

Furthermore, while we maintain insurance for certain potential liabilities, our insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

Risks Related to Our Operations as a New Public Company

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified independent board members.

As a public company, we are subject to the reporting and corporate governance requirements of the Exchange Act, the listing requirements of the NYSE and other applicable securities rules and regulations, including the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal control over financial reporting. In order to improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition, results of operations and prospects. Although we have already hired additional personnel to help comply with these requirements, we may need to further expand our legal and finance departments in the future, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business and prospects may be harmed. As a result of disclosure of information in the filings required of a public company and in this prospectus, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, results of operations and prospects could be materially harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially harm our business, financial condition, results of operations and prospects.

We may have increasing difficulty attracting and retaining qualified outside independent board members.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims that may be made against them in connection with their positions with publicly held companies. Outside directors are becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors’ and officers’ liability insurance is expensive and difficult to obtain. The SEC and the NYSE have also imposed higher independence standards and certain special requirements on directors of public companies. Accordingly, it may become increasingly difficult to attract and retain qualified outside directors to serve on our Board.

Stock trading volatility could impact our ability to recruit and retain employees.

Volatility or lack of appreciation in our stock price may also affect our ability to attract and retain our key employees. Employees may be more likely to leave us if the shares they own or the shares underlying their vested equity have not significantly appreciated in value relative to the original purchase price of the shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the market price of our common stock. If we are unable to retain our employees, or if we need to increase our compensation expenses to retain our employees, our business, operating results, and financial condition could be adversely affected.

Members of our management team have limited or no prior experience managing a public company.

Most of the members of our senior management team have no experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company, which will subject us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts, investors and regulators. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

We are an Emerging Growth Company, making comparisons to non-Emerging Growth companies difficult or impossible.

We are an Emerging Growth Company (“EGC”) as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have taken and expect to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, registrations statements and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. This exemption may make comparison of our financial statements with other public companies that are neither EGCs nor EGCs that have opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We may be exposed to risk if we cannot enhance, maintain, and adhere to our internal controls and procedures.

As a public company trading on the NYSE, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business accounting, auditing and regulatory requirements and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still early in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements, and harm our operating results.

Matters impacting our internal controls may cause us to be unable to report our financial information in an accurate manner or on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of NYSE rules. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our common stock.

UHY LLP, our independent registered public accounting firm, identified a material weakness in our internal control over financial reporting as of December 31, 2022. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary to provide reliable financial reports and reduce the risk of fraud. We continue to evaluate measures to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If any new material weaknesses are identified in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable NYSE listing requirements, investors may lose confidence in our financial reporting and our share price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Additionally, if our revenue and other accounting, auditing or tax systems do not operate as intended or do not scale with anticipated growth in our business, the effectiveness of our internal controls over financial reporting could be adversely affected. Any failure to develop, implement, or maintain effective internal controls related to our revenue and other accounting, auditing or tax systems and associated reporting could materially adversely affect our business, results of operations, and financial condition or cause us to fail to meet our reporting obligations.

We have encountered difficulties with growth and change. If we fail to address these difficulties in assessing data usage, if the personnel handling our accounting, auditing or finance function fail to perform at an appropriate level for a public company, or if other weaknesses in internal controls are detected, it may be determined that we have a material weakness. In addition, most of our employees who work within our accounting, auditing and financial reporting functions have limited to no experience managing a publicly traded company and have limited to no experience implementing, monitoring and enforcing the internal financial, auditing and accounting controls for a publicly traded company. The identification of a material weakness could result in regulatory scrutiny and cause investors to lose confidence in our reported financial condition and otherwise have a material adverse effect on our business, financial condition, cash flow or results of operations.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate any possible material weaknesses, primarily by implementing additional review procedures within our accounting, auditing and finance department, hiring additional staff, designing and implementing information technology and application controls in our financially significant systems, and, if appropriate, engaging external auditing and accounting experts to supplement our internal resources in our computation and review processes. While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate either of the deficiencies in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

As a public company, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each annual report on Form 10-K to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. We are required to disclose changes made in our internal controls and procedures on a quarterly basis. To comply with the requirements of being a public company, we expect to need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the NYSE or other regulatory authorities, which would require additional financial and management resources. We have begun the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, but we may not be able to complete our evaluation, testing and any required remediation in a timely fashion.

As a public company, we have incurred and expect to continue to incur increased expenses associated with the costs of being a public company.

We have and expect to continue to face a significant increase in insurance, legal, auditing, accounting, administrative and other costs and expenses as a public company that we did not currently incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 of that Act, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (“PCAOB”), the SEC and the NYSE, impose additional reporting and other obligations on public companies. Compliance with public company requirements have and will continue to increase our costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities that we have not done previously. For example, we recently created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements have and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our independent registered accounting firm identifies a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs to remediate those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. Being a public company has and may in the future make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance. We may ultimately be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage in the future. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies has and is expected to continue to increase legal and financial compliance costs and the costs of related legal, auditing, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

To the extent we incur indebtedness in the future, such indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and our ability to pay our debts and could divert our cash flow from operations for debt payments.

In the future, we may have a material amount of indebtedness and leverage. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on, or other amounts due with respect to our indebtedness. Our leverage and debt service obligations could adversely impact our business, including by:

•        impairing our ability to generate cash sufficient to pay interest or principal, including periodic principal payments;

•        increasing our vulnerability to general adverse economic and industry conditions;

•        requiring the dedication of a portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures, dividends to stockholders or to pursue future business opportunities;

•        requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•        limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

•        placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Any of the foregoing factors could have negative consequences on our financial condition and results of operations.

Limited insurance coverage and availability may prevent us from obtaining insurance to cover all risks of loss.

We have insured certain products and launches to the extent that insurance was available at acceptable premiums. This insurance will not protect us against all losses due to specified exclusions, deductibles and material change limitations.

We have obtained and maintain insurance for director and officers, cybersecurity, business owner, commercial general liability and workers’ compensation, based on a variety of factors, including the availability of insurance in the market, the cost of available insurance and the redundancy of our operating entities. Higher premiums on insurance policies will increase our costs and consequently reduce our operating income by the amount of such increased premiums. If the terms of these insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all. Even as obtained, our insurance will not cover any loss in revenue incurred as a result of a partial or total loss.

Moreover, our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. In addition, passenger insurance may not be accepted or may be prohibitive to procure. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, or a claim in excess of the insurance coverage limits maintained by us, could harm our business, financial condition and results of operations.

Risks Related to Ownership of Our Class A Common Stock

Future sales of our Class A Common Stock could cause the market price for our Class A Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Class A Common Stock or the availability of shares of our Class A Common Stock for sale will have on the market price of our Class A Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Class A Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Class A Common Stock to decline or be depressed.

We may issue our securities if we need to raise capital in connection with a capital expenditure, working capital requirement or acquisition. The number of shares of our Class A Common Stock issued in connection with a capital expenditure, working capital requirement or acquisition could constitute a material portion of our then-outstanding shares of Class A Common Stock. Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to us as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, the EIP, the ESPP or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under the Incentive Plan and grant options to our employees under the ESPP. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

There can be no assurance that we will continue to be able to comply with the continued listing standards of the NYSE.

Our continued eligibility to maintain the listing of our Class A Common Stock and Public Warrants on the NYSE depends on a number of factors, including the price of our Class A Common Stock and Public Warrants and the number of persons that hold our Class A Common Stock and Public Warrants. If the NYSE delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Class A Common Stock could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that the Class A Common Stock is a “penny stock,” which will require brokers trading the Class A Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Class A Common Stock;

•        a limited amount of news and analyst coverage; and

•        a decreased ability for us to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, markets, revenue streams, and competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us adversely change their recommendation regarding our shares of common stock, or provide relatively more favorable recommendations with respect to competitors, the price of our shares of common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, restrictions contained in the Stockholders’ Agreement and future agreements and financing instruments, business prospects and such other factors as our Board deems relevant.

Because there are no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A Common Stock at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Class A Company Common Stock will be at the sole discretion of the Board. The Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as the Board may deem relevant. As a result, you may not receive any return on an investment in the Class A Common Stock unless you sell your Class A Common Stock for a price greater than that which you paid for it.

Our stockholders may experience dilution in the future.

The percentage of shares of the Class A Common Stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees, or the exercise of Warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of the Class A Common Stock.

Our Warrants may have an adverse effect on the market price of our Class A Common Stock.

In connection with the Business Combination, we assumed from Colombier, Warrants to purchase 11,450,000 shares of our Class A Common Stock, each exercisable to purchase one share of Class A Common Stock at $11.50 per share. Such Warrants, when and if exercised, will increase the number of issued and outstanding shares of Class A Common Stock and may reduce the value of the Class A Common Stock.

The exercise of Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A common stock and the spread between the exercise price of the Warrant and the price of our Class A common stock at the time of exercise. For example, to the extent that the price of our Class A common stock exceeds $11.50 per share, it is more likely that holders of our Warrants will exercise their warrants. If the price of our Class A common stock is less than $11.50 per share, we believe it is much less likely that such holders will exercise their warrants. On October 3, 2023, the closing price of the Class A Common Stock as reported by the NYSE was $8.45 per share, which price was less than the $11.50 per share exercise price of the Private Warrants. There can be no assurance that our Warrants will be in the money after the date of this prospectus and prior to their expiration.

Our Sponsor and the Sponsor Distributees have the option to exercise the Private Warrants on a cashless basis. Holders of Public Warrants may generally only exercise such Warrants for cash, subject to very limited exceptions in certain circumstances as provided for in the Warrant Agreement relating to the Warrants.

Our Founder and Chief Executive Officer, will continue to exercise significant control over our business and operations, including through his holdings of a special Class C Common Stock with majority voting rights.

Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board, hold shares of our Class C Common Stock. Each holder of Class C Common Stock has the right to a number of votes (rounded up to the nearest whole number) per share of Class C Common Stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A Common Stock entitled to vote on such matter as of the applicable record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C Common Stock issued and outstanding as of the applicable record date. Consequently, since Mr. Seifert is the sole holder of the Class C Common Stock as of the date of this prospectus, he possess approximately 52.81% of the voting power of our common equity, and, as a result Mr. Seifert has the ability to control the result of most matters to be voted upon our stockholders. Mr. Seifert’s Class C shares will automatically convert into Class A Common Stock upon transfer (subject to customary exceptions for transfers for estate planning purposes), but Mr. Seifert has agreed not to sell any of his Class C Common Stock during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (A) the one (1) year anniversary of the date of the Closing, (B) the first date subsequent to the Closing with respect to which the closing price of our Class A Common Stock has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least 150 days after the Closing or (C) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. Mr. Seifert can transfer shares of Class C Common Stock to certain “permitted transferees” without consequence. In addition, although any shares of Class C Common Stock transferred to any person or entity who is not a permitted transferee will automatically convert into shares of Class A Common Stock, the remaining shares of Class C Common Stock, collectively, will continue to control the outcome any vote until such time as the Class C Common Stock is voluntarily converted into Class A Common Stock, or involuntarily converted into Class A Common Stock as a result of Mr. Seifert no longer being an officer or director of PSQ, or upon the transfer of shares Class C Common Stock, individually or in a series of transaction (other than transfers to permitted transferees), of greater than 50% of the number of shares of Class C Common Stock issued and outstanding immediately following closing of the Business Combination.

This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, such concentrated control may adversely affect the market price of our Class A Common Stock.

A significant number of shares of our Class A Common Stock and the Private Warrants will be available for public resale by the Selling Holders and, subject to the Lock-Up Period in the case of the shares of Class A Common Stock constituting the Colombier Sponsor Shares (but not the Private Warrants or shares of Class A Common Stock issuable upon exercise thereof), may be sold into the market in the future upon effectiveness of the registration statement of which this prospectus forms part. The Selling Holders purchased the securities covered by this prospectus at different prices than prices paid by investors who purchased our securities in our IPO or in the public markets, and the prices paid by the Selling Holders were significantly below the current trading price of our securities. Sales of our Class A Common Stock by the Selling Holders, or the perception that such sales may occur, may cause the market price of our Class A Common Stock to decline, perhaps significantly, even if our business is doing well.

As of the date of this prospectus, assuming the exercise of all of the outstanding Warrants for Class A Common Stock and conversion of Class C Common Stock for Class A Common Stock, we would have 39,003,753 shares of Class A Common Stock outstanding, of which 10,012,500 shares of Class A Common Stock (representing 4,312,500 shares currently outstanding and 5,700,000 shares underlying the Private Warrants), representing approximately 25.7% of the total number of shares outstanding, are being registered by the registration statement of which this prospectus forms a part for resale by the Selling Holders. The securities registered for resale by the Selling Holders in the registration statement of which this prospectus forms a part will therefore constitute a considerable percentage of our public float and will be available for immediate resale upon effectiveness of the registration statement and for so long as such registration statement remains available, subject to the expiration of the Lock-Up Period, as applicable, or sooner in the case of the Private Warrants and shares of Class A Common Stock issuable upon exercise of the Private Warrants. The market price of shares of our Class A Common Stock could decline as a result of substantial sales of our Class A Common Stock by our Selling Holders or the perception that such sales may occur. Sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time.

In addition, the Selling Holders purchased the securities covered by this prospectus at different prices, some at prices significantly below the current trading price of such securities. The Colombier Sponsor purchased its 4,312,500 shares of Class A Common Stock currently outstanding, or the Colombier Sponsor Shares, for an aggregate purchase price of $25,000, or approximately $0.006 per share. Accordingly, the Sponsor Distributees would potentially earn approximately $36.4 million of profit in the aggregate (before giving effect to any brokerage or other transaction costs that may be incurred by them in connection with any such resales) upon resale of all of the shares of Class A Common Stock constituting the Colombier Sponsor Shares that they received upon conversion of their Colombier Class B Common Stock in connection with the Closing of the Business Combination if they were to sell their shares at a price of $8.45, the closing price of the Class A Common Stock as reported by the NYSE on October 3, 2023. The Sponsor Distributees also hold 5,700,000 Private Warrants, which were purchased by the Colombier Sponsor at a price of $1.00 per warrant in connection with our IPO. Accordingly, the Sponsor Distributees could earn approximately $1.0 million of profit in the aggregate (before giving to any brokerage or other transaction costs that may be incurred by them in connection with any such resales) upon resale of their Private Warrants if they were to sell such Private Warrants at a price equal to $1.17, which was the closing price of Public Warrants as reported by the NYSE on October 3, 2023. On October 3, 2023, the closing price of the Class A Common Stock on the NYSE was $8.45 per share, which price was less than the $11.50 per share exercise price of the Private Warrants. Assuming the Sponsor Distributees exercised all of the Private Warrants on a cashless basis on August 9, 2023, the most recent day prior to the date of this prospectus on which either the “Fair Market Value” (as defined in the Warrant Agreement (as defined herein)) of our Class A Common Stock or the closing price of the Class A Common Stock as reported by the NYSE exceeded $12.50 per share (which amount represents the exercise price of $11.50 per share of Class A Common Stock plus the $1.00 purchase price paid by the Colombier Sponsor for each Private Warrant)) and immediately sold the 730,326 shares of Class A Common Stock that would have been acquired upon such cashless exercise (based on a Fair Market Value of our Class A Common Stock on such day of $13.19 per share and which amount would have been used for purposes of calculating the number of shares issuable upon such cashless exercise), and with such sales effected at a price equal to the $10.70 closing sale price of our Class A Common Stock on the NYSE on such day, the Sponsor Distributees could have potentially earned approximately $2.1 million of profit in the aggregate (before giving effect to any brokerage or other transaction costs that may be incurred by them in connection with any such sales). The Selling Holders may potentially make a significant profit with the sale of the securities covered by this prospectus depending on the trading price of the Company’s securities at the time of a sale and the purchase price of such securities by the applicable Selling Holders. While the Selling Holders may experience a positive rate of return based on the trading price of our securities, the public holders of our securities may not experience a similar rate of return on the securities they purchased due to differences in the applicable purchase price and trading price. Selling Holders may also have an incentive to sell their securities because of the likelihood that they will still profit on such sales because such securities were acquired by the Selling Holders at an acquisition cost significantly less than the prices paid by public investors in our securities.

In connection with the Closing, we, the Colombier Sponsor and certain of our stockholders entered into the Registration Rights Agreement, pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to certain requirements and customary conditions. Certain parties to the Registration Rights Agreement have agreed not to sell, transfer, pledge or otherwise dispose of certain shares of our Class A Common Stock they hold until July 19, 2024, the one-year anniversary of the Closing Date, subject to early release if the closing price of our Class A Common Stock has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination, or, in the case of Private Warrants. The Private Warrants, and shares of Class A Common

Stock issuable upon exercise thereof, are no longer subject to a lock-up and may be sold at any time. The sale of shares of our Class A Common Stock or Private Warrants registered pursuant to the Registration Statement or the perception that sales may occur, could cause the market price of our securities to drop significantly.

We are a “controlled company” within the meaning of NYSE listing standards and, as a result, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, you do not and may not in the future have the same protections afforded to shareholders of companies that are subject to such requirements.

We have a dual class structure which allows our Founder, President, Chief Executive Officer and Chairman of the Board, Michael Seifert, to control a majority of the voting power of our common equity. As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and will elect not to comply with certain corporate governance requirements, specifically director nominees be selected or recommended to the board by independent directors. It is our intention to generally comply with these corporate governance requirements as of the date of this prospectus, with the exception of our nominating and corporate governance committee, which is not be comprised entirely of independent directors. It is our intention as of the date of this prospectus to comply with the requirements that (i) a majority of our Board consist of independent directors and (ii) we have a compensation committee that is composed entirely of independent directors. However, we may at any time after the date of this prospectus elect to avail ourselves of one or more additional controlled company exemptions provided that we continue to qualify as a controlled company. To the extent we rely on any of these exemption, holders of our Class A Common Stock will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE and we cannot predict the impact this may have on the price of our Class A Common Stock.

Our Warrants are accounted for as a warrant liability and were recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Class A Common Stock.

On April 12, 2021, the SEC Staff issued the SEC Staff Statement, wherein the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to being treated as equity. Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Warrants. In light of the issues raised in the SEC Staff Statement, and pursuant to the guidance in ASC 815, Derivatives and Hedging (“ASC 815”), determined that its warrants should be classified as derivative liabilities measured at fair value on its balance sheet, with any changes in fair value to be reported each period in earnings on our statement of operations.

As a result of the recurring fair value measurement, our financial statements may fluctuate quarterly, based on factors that are outside of our control. Due to the recurring fair value measurement, we expect we will recognize non-cash gains or losses on our Warrants each reporting period and that the amount of such gains or losses could be material.

Future sales, or the perception of future sales, by us or our stockholders in the public market following could cause the market price for the Class A Common Stock to decline.

The sale of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the us to sell equity securities in the future at a time and at a price that it deems appropriate.

As of the date of this prospectus we have a total of 24,340,075 shares of Class A Common Stock outstanding (i) without giving effect to any awards that may be issued under the EIP, EPP or any Earnout Shares that may be issued in the future, and (iii) assuming no exercise of the outstanding Warrants. All shares currently held by Public Stockholders and all of the shares issued in the Business Combination to former Private PSQ stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including our directors, executive officers and other affiliates.

Simultaneously with the execution and delivery of the Merger Agreement, certain stockholders of Private PSQ, who collectively own approximately 36.0% of the shares of our Class A Common Stock outstanding as of the date of this prospectus, agreed with Colombier pursuant to lock-up agreements, subject to certain exceptions, not to dispose of or hedge any of their shares of the Class A Common Stock or securities convertible into or exchangeable for shares of the Class A Common Stock during the period from the date of the Closing until July 19, 2024, the one year anniversary of the Closing of the Business Combination, the one year anniversary of the Closing Date, subject to early release if the closing price of our Class A Common Stock has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination, or, in the case of Private Warrants. Similarly, the Class A Common Stock that was issued upon conversion of the Colombier Class B Common Stock in connection with the Business Combination is subject to a lock-up whereby, subject to certain limited exceptions, such shares are not transferable or saleable until the earlier of (A) one year after the Closing Date or (B) subsequent to the Business Combination, if (x) the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

In addition, the shares of Class A Company Common Stock reserved for future issuance under the EIP and ESPP will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lock-up agreements and other restrictions imposed by law. A total number of 7,088,696 shares of the Class A Common Stock and 600,000 shares of the Class A Common Stock have been reserved for future issuance under the EIP and EPP, respectively. We have filed a registration statement on Form S-8 under the Securities Act to register shares of the Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock issued pursuant to the EIP and ESPP, which automatically became effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of the Class A Common Stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of the Class A Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, as modified by the JOBS Act. We may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by us less attractive because we elect to rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of our IPO, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $131.7 million from the exercise of all Warrants, assuming the exercise in full of all such Warrants for cash. Cash proceeds associated with the exercises of our Warrants, if any, are therefore dependent on the trading price of our shares of Class A Common Stock. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. On October 3, 2023, the closing price of the Class A Common Stock as reported by the NYSE was $8.45 per share, which price was less than the $11.50 per share exercise price of the Warrants. There can be no assurance that the trading price of our Class A Common Stock will exceed the exercise price per share of the Warrants after the date of this prospectus and prior to their expiration. Until such time occurs, we believe that holders of our Warrants are less likely to exercise their Warrants for cash. We cannot assure you that the Warrants will ever be exercised or that we will realize any meaningful cash proceeds from exercises of Warrants in the future.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes, which may include: (i) funding our D2C inventory and supply chain requirements; (ii) supporting our D2C and B2B operating expenses, including marketing and payroll; (iii) funding an increase in our payroll in the areas of engineering and product for the further development of our platform’s functionality, including the enhancement of e-commerce capabilities, consumer rewards programs, and platform scalability; (iv) launching targeted marketing initiatives, including brand awareness campaigns, direct-response advertising, promotional events, and the expansion of our Outreach Program; and (v) for other general corporate purposes including, but not limited to, working capital for operations and potential future acquisitions.

All of the shares of Class A Common Stock and the Private Warrants (including shares of Class A Common Stock underlying such Private Warrants) offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Colombier and Private PSQ, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Colombier has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 assumes that the Business Combination occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Colombier was derived from the audited financial statements of Colombier as of and for the year ended December 31, 2022 and the unaudited condensed consolidated financial statements of Colombier as of and for the six months ended June 30, 2023. The historical financial information of Private PSQ was derived from the audited financial statements of Private PSQ as of and for the year ended December 31, 2022 and the unaudited condensed consolidated financial statements of Private PSQ as of and for the six months ended June 30, 2023. This information should be read together with Colombier’s and Private PSQ’s audited and unaudited condensed consolidated financial statements, and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Description of the Business Combination

On February 27, 2023, Colombier entered into a Merger Agreement by and among Colombier, Merger Sub, the Colombier Sponsor, and Private PSQ. Pursuant to the terms of the Merger Agreement, a business combination between Colombier and Private PSQ was effected and the name of Colombier was changed to “PSQ Holdings, Inc.” More specifically, and as described in greater detail below, at the Effective Time of the Merger:

•        Merger Sub merged with and into Private PSQ, with Private PSQ being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of Colombier;

•        any Private PSQ Convertible Securities which remain outstanding and have not been exercised or do not convert automatically into shares of Private PSQ Common Stock prior to the Effective Time were cancelled without consideration;

•        each share of Private PSQ Common Stock, other than shares held by the PSQ Founder, were automatically converted into the right to receive 19.476836 shares of Class A Common Stock; and

•        each share of Private PSQ Common Stock held by the PSQ Founder were automatically converted into the right to receive 19.476836 shares of Class C Common Stock.

Merger Consideration

Pursuant to the terms of the Merger Agreement, the consideration delivered to the holders of Private PSQ Common Stock in connection with the Merger was a number of newly issued shares of Class A Common Stock with an aggregate value equal to $200.0 million, subject to adjustments for Private PSQ’s closing debt (net of cash).

In addition to Private PSQ Stockholders’ rights to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, Participating Equityholders are entitled to receive up to 3,000,000 shares of Class A Common Stock in the event trading price-based are satisfied during the five-year period commencing on the date of the Closing and ending on the fifth anniversary thereof (the “Earnout Period”). Specifically, Earnout Shares will be earned if one or more of the three triggering events described below occurs:

•        in the event that, and upon the date during the Earnout Period on which, the volume-weighted average trading price of Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty (20) trading days within any thirty consecutive trading day period (the “Earnout Trading Price”) is greater than or equal to $12.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 Earnout Shares (“Triggering Event I”);

•        in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $15.00, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares (“Triggering Event II”); and

•        in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $17.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares (“Triggering Event III”, together with Triggering Event I and Triggering Event II, “Triggering Events”).

If, during the Earnout Period, there is a change of control of the Company pursuant to which the Company or its stockholders have the right to receive consideration implying a value per share of Class A Common Stock equaling or exceeding the Earnout Trading Price underlying one or more Triggering Events, then, immediately prior to the consummation of such change of control, (i) to the extent the relevant Triggering Event has not previously occurred, such relevant Triggering Event shall be deemed to have occurred and (ii) each Participating Equityholder shall be entitled to receive its pro rata share of the applicable number of Earnout Shares to be issued based on the deemed occurrence of the applicable Triggering Event(s).

The Company’s obligation to issue Earnout Shares to a Deemed Equity Holder shall, in accordance with the terms of the Merger Agreement, be satisfied by the issuance of an Earnout Equity Award to the Deemed Equity Holder from the Earnout Subpool, which Earnout Equity Award will be made no earlier than as soon as practicable following the applicable Triggering Event, will be subject to the terms of the EIP and may be in the form, including an award of fully-vested stock, and subject to any terms and conditions, as the Board shall determine at the time of grant.

If the conditions for payment of the Earnout Shares are satisfied and assuming all originally designated Deemed Equity Holders are then still providing services to the Company, 10% of the aggregate Earnout Shares will be payable to the Private PSQ Stockholders in accordance with their respective pro rata shares of the total number of shares of Private PSQ Common Stock outstanding as of immediately prior to the Closing, and 90% of the aggregate Earnout Shares will be allocated among the Deemed Equity Holders as Earnout Equity Awards. If any Deemed Equity Holder ceases providing services to the Company prior to the occurrence of any Triggering Event(s) (or an earlier change of control of the Company), such Deemed Equity Holder will forfeit his or her right to receive any Earnout Shares relating to such individual’s status as a Deemed Equity Holder for such future Triggering Event(s) (or earlier change in control), with the result that any subsequently earned Earnout Shares shall be distributed, in accordance with their respective pro rata shares, among the remaining Participating Equityholders.

The following tables summarize the pro forma number of shares of our Common Stock outstanding immediately following the consummation of the Business Combination, discussed further in the sections below, excluding the potential dilutive effect of the Warrants, equity awards under the EIP or EPP and the Earnout Shares.

Equity Capitalization Summary	Shares	%
Private PSQ Stockholders	21,522,825	73.6%
Colombier Public Stockholders	3,422,651	11.7%
Sponsor	4,312,500	14.7%
Total common stock	29,257,976	100.0%

Anticipated Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Colombier acquired all of the outstanding equity interests of Private PSQ in the Business Combination, Colombier was treated as the “acquired” company and Private PSQ was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Private PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Private PSQ.

Private PSQ was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Private PSQ’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of the Company;

•        Private PSQ is the larger entity in terms of substantive operations and employee base;

•        Private PSQ comprises the ongoing operations of the Company; and

•        Private PSQ’s existing senior management is the senior management of the Company.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are based on the audited and unaudited historical financial statements of Colombier and Private PSQ. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2023
(in thousands, except share and per share data)

	Private PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$6,170	$1,201	$34,728	B	$25,263
			(6,038)	C
			(10,798)	D
Short-term investments	10,050	—	—		10,050
Prepaid expense and other current assets	1,034	49	2,571	D	3,654
Total current assets	17,254	1,250	20,463		38,967
Intangible assets, net	2,439	—	—		2,439
Operating lease right-of-use asset	211	—	—		211
Property and equipment, net	137	—	—		137
Deposits	38	—	—		38
Marketable securities held in Trust Account	—	175,879	(141,151)	A	—
			(34,728)	B
Total assets	$20,079	$177,129	$(155,416)		$41,792

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$573	$—	$(18)	D	$555
Accrued expenses	2,177	3,450	(4,285)	D	1,342
Deferred revenue	114	—	—		114
Current portion of operating lease liabilities	186	—	—		186
Income taxes payable	—	958	—		958
Total current liabilities	3,050	4,408	(4,303)		3,155
Convertible promissory notes	37,071	—	(37,071)	E	—
Operating lease liabilities, non-current	33	—	—		33
Warrant liabilities	—	8,817	—		8,817
Deferred underwriting fee payable	—	6,038	(6,038)	C	—
Earnout shares liability	—	—	2,700	G	2,700
Total liabilities	40,154	19,263	(44,712)		14,705
Commitments and contingencies
Temporary Equity:
Colombier Class A common stock subject to possible redemption, 17,250,000 shares at redemption value	—	174,819	(141,151)	A	—
			(33,668)	H

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2023
(in thousands, except share and per share data) — (Continued)

	Private PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ equity:
Colombier preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Colombier Class A common stock, $0.0001 par value; 80,000,000 shares authorized; none issued and outstanding (excluding 17,250,000 shares subject to possible redemption)	—	—	2	E	2
Colombier Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding	—	—	—		—
Colombier Class C common stock	—	—	—	E	—
Private PSQ common stock, $0.001 par value; 1,100,000 shares authorized; 900,475 shares issued and outstanding	1	—	(1)	E	—
Additional paid in capital	16,219	—	(1,290)	D	63,380
			37,070	E
			(19,587)	F
			(2,700)	G
			33,668	H
Accumulated deficit	(36,295)	(16,953)	(2,634)	D	(36,295)
			19,587	F
Total stockholders’ equity (deficit)	(20,075)	(16,953)	64,115		27,087
Total liabilities, temporary equity and stockholders’ equity (deficit)	$20,079	$177,129	$(155,416)		$41,792

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except share and per share data)

	Private PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$908	$—	$—		$908

Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	796	—	—		796
General and administrative	7,987	—	—		7,987
Sales and marketing	3,069	—	—		3,069
Research and development	537	—	—		537
Depreciation and amortization	1,245	—	21	(CC)	1,266
Formation and operating costs	—	4,378	(60)	(BB)	4,318
Total costs and expenses	13,634	4,378	(39)		17,973
Operating loss	(12,726)	(4,378)	39		(17,065)

Other income (expense)
Interest earned on marketable securities held in Trust Account	—	3,883	(3,883)	(AA)	—
Other income, net	54	—	—		54
Change in fair value of convertible promissory notes	(14,571)	—	14,571	(DD)	—
Interest expense	(164)	—	—		(164)
Change in fair value of warrant liabilities	—	(7,786)	—		(7,786)
Total other (expense) income	(14,681)	(3,903)	10,688		(7,896)
Loss before income tax	(27,407)	(8,281)	10,727		(24,961)
Income tax expense	(2)	(995)	—		(997)
Net loss	$(27,409)	$(9,276)	$10,727		$(25,958)
Net loss per common share, basic and diluted	$(31.52)
Basic and diluted net loss per share, Class A common stock		$(0.43)
Basic and diluted net loss per share, Class B common stock		$(0.43)
Weighted average number of common shares outstanding, basic and diluted					29,257,976
Net loss per common share, basic and diluted					$(0.89)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	Private PSQ (Historical)	Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$475	$—	$—		$475

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	716	—	—		716
General and administrative	2,017	—	2,634	(EE)	4,651
Sales and marketing	2,550	—	—		2,550
Research and development	1,446	—	—		1,446
Depreciation and amortization	842	—	138	(CC)	980
Formation and operating costs	—	1,174	(120)	(BB)	1,054
Total costs and expenses	7,571	1,174	2,652		11,397
Operating loss	(7,096)	(1,174)	(2,652)		(10,922)

Other income
Interest earned on marketable securities held in Trust Account	—	2,442	(2,442)	(AA)	—
Other income, net	118	—	—		118
Interest income	1	—	—		1
Change in fair value of warrant liabilities	—	5,053	—		5,053
Total other income	119	7,495	(2,442)		5,172
(Loss) income before income tax	(6,977)	6,321	(5,094)		(5,750)
Income tax expense	(1)	(525)	—		(526)
Net (loss) income	$(6,978)	$5,796	$(5,094)		$(6,276)
Net loss per common share, basic and diluted	$(11.74)
Basic and diluted net income per share, Class A common stock		$0.27
Basic and diluted net income per share, Class B common stock		$0.27
Weighted average number of common shares outstanding, basic and diluted					29,257,976
Net loss per common share, basic and diluted					$(0.21)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Private PSQ was determined to be the accounting acquirer, primarily due to the fact that Private PSQ Stockholders continue to control the Company. Under this method of accounting, although Colombier acquired all of the outstanding equity interests of Private PSQ in the Business Combination, Colombier was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Private PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Private PSQ.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 assumes that the Business Combination and related transactions occurred on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma combined balance sheet as of June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•        Colombier’s unaudited condensed consolidated balance sheet as of June 30, 2023 and the related notes; and

•        Private PSQ’s unaudited condensed consolidated balance sheet as of June 30, 2023 and the related notes for the six months ended June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•        Colombier’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2023 and the related notes; and

•        Private PSQ’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2023 and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•        Colombier’s audited statement of operations for the year ended December 31, 2022 and the related notes; and

•        Private PSQ’s audited statement of operations for the year ended December 31, 2022 and the related notes.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Colombier and Private PSQ.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Private PSQ and Colombier have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not necessarily reflect the deferred taxes of the Company as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that the Company will record a valuation allowance against the total U.S. and state deferred tax assets given the history of net operating losses and valuation allowance of Private PSQ as the recoverability of the tax assets is uncertain.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(A)    Reflects the redemption of 13,827,349 shares of Colombier Class A Common Stock for an aggregate redemption payment of $141.2 million at a redemption price of approximately $10.21 per share on July 17, 2023.

(B)    Reflects the transfer of marketable securities held in the Trust Account to cash.

(C)    Reflects the settlement of deferred underwriting commissions at the closing of the Business Combination.

(D)    Reflects payments of $10.8 million of Business Combination related fees and expenses, excluding the deferred underwriting commission of $6.04 million which was already accrued on Colombier’s historical balance sheet.

(E)    Represents issuance of 18,309,147 shares of Class A Common Stock and 3,213,678 shares of Class C Common Stock to the existing Private PSQ Stockholders and holders of Private PSQ Convertible Debt Notes.

(F)    Reflects the elimination of Colombier’s historical accumulated deficit after recording the transaction costs incurred by Colombier as described in (D) above.

(G)    Reflects the obligation to issue Earnout Shares to stockholders (excluding Earnout Shares to be issued to executive officers, employees and service providers) upon the occurrence of Earnout Triggering Events. Colombier has preliminarily determined that the Contingent Consideration for the Private PSQ Earn-out participants is not indexed to Colombier’s own stock and is therefore accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations.

(H)    Reflects the reclassification of 3,422,651 shares of Colombier Class A Common Stock subject to possible redemption to permanent equity.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 are as follows:

(AA) Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB) Represents an adjustment to eliminate administrative service fees that ceased to be paid upon Closing of the Business Combination after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(CC) Represents an adjustment to include amortization expense of the asset acquisition of EveryLife Inc. by Private PSQ after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(DD) Represents the elimination of the change in fair value of convertible promissory notes which were converted into stock at the closing of the Business Combination.

(EE)  Represents an adjustment to include the effect of the pro forma balance sheet adjustment presented in Entry (D) above in the aggregate amount of $2.6 million for the direct, incremental costs of the Business Combination incurred by Colombier, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Company beyond 12 months after the Business Combination.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by Colombier’s public stockholders of shares of Colombier Class A Common Stock for the six months ended June 30, 2023 and for the year ended December 31, 2022:

(in thousands, except share and per share data)	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Net loss	$(25,958)	$(6,276)
Weighted average shares outstanding of common stock(1)	29,257,976	29,257,976
Net loss per common share, basic and diluted	$(0.89)	$(0.21)

____________

(1)      For the purposes of calculating diluted earnings per share, all outstanding Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section and our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2023 and 2022, our audited financial statements as of the year ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021, and other information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “PSQ,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination, the business and operations of PSQ Holdings, Inc. and its consolidated subsidiaries, and (ii) prior to the Business Combination, Private PSQ (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiaries.

Overview

PSQ is a values-aligned platform where consumers with traditional American values can connect with and patronize business members whose values align with their own. PSQ is free-to-use for consumer members, who can use its platform to search for and shop from values-aligned business members both locally, online, and nationally. Since our nationwide launch in July 2022, we have become the largest values-aligned platform of pro-America businesses and consumers.

We incorporated PSQ Holdings, Inc. in February of 2021, began development of our digital platform (mobile app and website) in May 2021, and launched our initial product regionally in San Diego County, California in October 2021 on iOS, Android, and on our website. After 10 months of testing in various markets and courting member feedback, we launched the PSQ platform nationwide on July 4, 2022. As of July 31, 2023, on our platform we have more than 1,400,000 active consumer members (defined as unique consumer membership accounts for which we have received all required contact information and which have not been deactivated or deleted since our reception) and more than 65,000 business members from a wide variety of industries. Since we began tracking on January 18, 2023 of our average daily unique sessions, which refers to the average number of unique IP addresses accessing our platform on mobile and desktop devices in a single day, our average daily unique sessions have grown 404% to an average of 453,225 sessions per day for the month of July 2023, compared to an average of 89,843 sessions per day for the period from January 18, 2023 through January 31, 2023.

PSQ raised $1.8 million in our seed round of funding, which closed in July 2021. We then raised an additional $1.1 million in a bridge round of funding, which closed in February 2022. From February 2022 through February 2023, we raised $12.0 million and closed our Series A round. From March through June 2023, PSQ issued $22.5 million in mandatorily convertible notes.

On February 23, 2023, PSQ completed a stock-for-stock transaction to purchase 100% of the outstanding shares of EveryLife, Inc. (“EveryLife”), a Delaware corporation, in exchange for 55,000 shares of PSQ Common Stock.

The mailing address of PSQ’s principal executive office is 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401.

Recent Developments

Business Combination

On February 27, 2023, PublicSq. Inc. (formerly known as PSQ Holdings, Inc.) entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Colombier-Liberty Acquisition, Inc. (“Merger Sub”), Colombier Sponsor LLC and PSQ Holdings, Inc. (formerly known as Colombier Acquisition Corp.) (“Colombier”).

On July 19, 2023 (the “Closing Date”), we consummated the Business Combination, pursuant to the terms of the Merger Agreement.

The Merger (as defined in the Merger Agreement) was accounted for as a reverse recapitalization in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, Colombier was treated as the “acquired” company for financial reporting purposes and PSQ was treated as the “acquirer”.

Upon the closing of the transaction, Michael Seifert possessed approximately 52.62% of the voting power of the Combined Company (depending on the number of outstanding shares of Class A Common Stock and Class C Common Stock at such time) through the issuance to him of shares of Class C Common Stock in connection with the Business Combination. As of the date of this prospectus, Mr. Seifert controls approximately 52.81% of our outstanding voting power due to his ownership all of our outstanding shares of Class C Common Stock.

Asset Acquisition — EveryLife Inc.

On February 23, 2023, we acquired the assets of EveryLife by way of a stock for stock exchange. Pursuant to that agreement, we acquired a brand name in exchange for 55,000 shares of Private PSQ Common Stock. Through the stock for stock exchange agreement, we acquired EveryLife’s marketing related intangibles which consist of a brand name.

Convertible Promissory Notes

During the six months ended June 30, 2023, we issued convertible promissory notes (the “Notes”) in the total amount of $22,500,000 that accrue interest at the rate of 5% per annum until converted. As described above, on July 19, 2023, we consummated the Business Combination and became a publicly-traded company at which time the balances under each Note converted automatically into shares of Private PSQ Common Stock at a conversion price per share based upon an implied $100 million fully diluted pre-money valuation, excluding the Notes. The Notes are required to be recorded at their initial fair value on the date of issuance under ASC 480-10-25-14, and each balance sheet date thereafter. Changes in the estimated fair value of the Notes are recognized as non-cash gains or losses in the condensed consolidated statements of operations.

Upon the conversion and before giving effect to the Merger, 204,570 shares of Private PSQ Common Stock were issued in respect of the aggregate balances under all the Notes which represented approximately 18.5% of the total outstanding shares of Private PSQ Common Stock.

Inflation and the Global Supply Chain

Currently the U.S. economy is experiencing a bout of increased inflation, resulting in rising prices. The U.S. federal reserve, as well as its counterparts in other countries, have engaged in a series of interest rate hikes in an effort to combat rising inflation. Although inflation did not have a significant impact on our results of operations for the three and six months ended June 30, 2023, we anticipate that inflation will have an impact on our business going forward, including through a material increase in our cost of revenue and operating expenses for the remainder of 2023 and possibly into the following years, if not permanently. Continued or permanent rises in core costs could impact our growth negatively.

Components of Results of Operations

During the three months ended June 30, 2023 and 2022, our net loss was $20.7 million and $1.6 million, respectively and during the six months ended June 30, 2023 and 2022, our net loss was $27.4 million, and $2.6 million, respectively. Our net loss increased in 2023 from 2022, largely due to the $14.6 million increase in fair value of the convertible notes, as well as $3.6 million related to expenses incurred due to the going public transaction (“Net Loss Contribution”). Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform, as well as a result of our becoming a public company. We have not been profitable since inception, and as of June 30, 2023 and December 31, 2022, our accumulated deficit was $36.3 million and $8.9 million, respectively, including our Net Loss contribution. Since inception, we have financed our operations primarily through private placements of our securities.

Revenues

To date, substantially all of our revenue has been derived from the advertising of products and services on the PSQ platform. A very small percentage of our revenue to date has been derived from the payment to us of fees for facilitating business relationships through our B2B network.

Our advertising revenues are derived from multi-month fixed price contracts for advertising subscription arrangements. Revenues from subscription contracts are recognized using the “over-time” method of revenue recognition. Accordingly, we recognize revenues over-time as the advertisements are displayed over the subscription period and the service is being consumed by the business member simultaneously over the period of service. Over-time revenue recognition is based on an input measure of progress based on costs incurred compared to estimated total costs at completion. Each advertisement has a contractual revenue value and an estimated cost. The over-time revenue is recognized monthly.

We recognize advertising revenue from push notifications and email blasts at the point of delivery. Push notifications and email blasts are considered delivered when an advertisement is displayed to users. When a customer enters into an advertising subscription arrangement that includes push notifications and/or email blasts, we allocate a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach, if the standalone selling price (“SSP”) is not observable. We use the residual approach, which is a method to allocate revenue to a remaining performance obligation. We have stand-alone selling prices for all other services in the advertising package. After allocating revenue per package to those other services based on their stand-alone selling price, the email blasts and push notifications are allocated the remaining revenue for that package. We are able to determine the SSP based on the cost charged to a customer for each service. If the level of service includes multiple performance obligations, the incremental difference attributed to the additional service represents its standalone selling price. We calculate the SSP of the push notification or email blast, and record the revenue when the advertisement is displayed to users.

Advertising revenue is generated by displaying ad products and services on our platform. Marketers enter into advertising subscription arrangements. We recognize revenues over-time as the ads are displayed over the subscription period so we are providing a service and the service is being consumed by the business member simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

In the future, in addition to greater levels of advertising revenue expected as a result of the growth of our business, we also expect to realize increased amounts of B2B revenue and to begin realizing e-commerce transactional revenue and revenue from D2C sales of our own branded consumer products as we expand our business operations into those areas.

For a description of our revenue recognition policies, see Note 3, Summary of Significant Accounting Policies, in Private PSQ’s condensed consolidated financial statements.

Cost of Revenue (exclusive of depreciation and amortization)

Cost of revenue (exclusive of depreciation and amortization) consists of the direct costs incurred in building and running subscription-based software services. We recognize the cost of revenue associated with personnel costs, general administrative expenses, and fees related to servers that assist in hosting our platform.

Upon the rollout of our D2C consumer product business, our cost of revenue will also include the cost of finished goods inventory. We expect our cost of revenue per unit to decrease over time as we achieve economies of scale.

We expect our cost of revenue to increase in absolute dollars and as a percentage of revenue in the near term as we launch our D2C products. After launching our first D2C product, we expect our cost of revenue as a percentage of revenue to decrease over time as we grow and continue to scale our business.

Operating Expenses

Operating expenses primarily include general and administrative, research and development, sales and marketing, and depreciation and amortization. The most significant component of our operating expenses are personnel-related costs such as salaries, benefits, and bonuses. We expect our personnel-related costs as a percentage of total costs to decrease over time.

We expect to continue to invest substantial resources to support our growth. We anticipate that each of the following categories of operating expenses will increase in absolute dollar amounts and decrease as a percentage of revenue for the foreseeable future.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related expenses for our finance, legal, human resources and administrative personnel, as well as the costs of information technology, professional services, insurance, travel, and other administrative expenses. We expect to invest in our corporate organization and incur additional expenses associated with transitioning to, and operating as, a public company, including increased legal, audit, tax and accounting costs, investor relations costs, higher insurance premiums and compliance costs. As a result, we expect that general and administrative expenses will increase in absolute dollars in future periods but decline as a percentage of total revenue over time. Our inability to scale our expenses could negatively impact gross margin and profitability.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, employee benefits, consultant fees, commissions, and direct marketing costs related to the promotion of PSQ’s platforms/solutions and certain costs related to the acquisition of both consumer and business members on our platform. As a result, we expect that sales expenses will increase in absolute dollars in future periods as we increase marketing activities, grow our operations, and continue to build our brand awareness. but decline as a percentage of total revenue over time. Our inability to scale our expenses could negatively impact gross margin and profitability.

Research and Development Expenses

Research and development expenses consist primarily of salaries, employee benefits and consultant fees related to our development activities to originate, develop, and enhance our platform. We expect research and development expenses to increase over time due to growth in our engineering and product teams, especially related to the continued development of e-commerce functionality.

Depreciation and Amortization Expense

Depreciation and amortization expense consists primarily of amortization of capitalized software development costs.

Non-Operating Income and Other Items

Other Income, Net

Other income, net primarily relates to unrealized gains on our available for sale investments for the six months ended June 30, 2023 and Employee Retention Tax Credit (“ERTC”) and the Research and Development Tax Credit (“R&D Tax Credit”) for the six months ended June 30, 2022.

Change in fair value of convertible promissory notes

Changes in the fair value of Notes are recorded in the condensed consolidated statement of operations. The Notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. We record the Note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Notes date with a charge to expense.

Interest Expense

Interest expense incurred consists of interest accrued on Notes issued.

Income Tax Expense

We are subject to income taxes in the United States, but due to our net operating loss (“NOL”) position, we have recognized a minimal provision or benefit in recent years. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. We have established a full valuation allowance to offset our U.S. net deferred tax assets due to the uncertainty of realizing future tax benefits from our NOL carryforwards and other deferred tax assets.

Key Business Metrics and Selected Financial Data

We use certain key metrics and financial measures not prepared in accordance with GAAP to evaluate and manage our business.

Total Active Consumer Members on Platform

We perform calculations utilizing total active consumer members on our platform as a measure of the reach of our app and website over time. Total active members, as defined by us, are unique consumer membership accounts for which we have received all required contact information, and which have not been deactivated or deleted. These numbers are based on data provided directly from our database. Total active consumer members on our platform do not include unique visitors to the site nor individuals who download the app but do not create an account to login. Our definition of total active consumer members may differ from similar definitions and metrics used by other companies.

Total active consumer members on our platform were over 1,200,000 at June 30, 2023, an increase of 1,703% from June 30, 2022. Our total active consumer members were over 1,400,000 at July 31, 2023. We believe that significant growth in our total active consumer members is attributable to earned media, word of mouth referrals, our outreach program and consumer interest in our platform.

Total Business Members on Platform

We calculate the total business members on our platform as a measure of the reach of our app and website over time. Total business members represent unique business members who have been verified and added to the platform by our team. Total business members do not include business members that were not approved by our team to be on our platform. Our definition of total business members on our platform may differ from similar definitions and metrics used by other companies.

Total business members increased to 57,295 at June 30, 2023, an increase of 482% from June 30, 2022. Total business members were over 65,000 at July 31, 2023. We believe that the significant growth in the total business members on our platform is attributable to earned media, word of mouth referrals, and our Outreach Program.

Total Businesses

398
3,700
9,852
21,894
32,851
46,568
59,549
65,121
12/31/21
3/31/22
6/30/22
9/30/22
12/31/22
3/31/23
6/30/23
7/31/23

Average Daily Unique Sessions

We calculate the average daily unique sessions on our platform as a measure of access and use of our app and website over time, taking into account business members, consumer members, advertisers and other potential members. Average daily unique sessions refers to the average number of unique IP addresses accessing our application and website on mobile (iOS and Android) and desktop devices in a single day over an indicated period.

Since we began tracking the average daily unique sessions on January 18, 2023, our sessions have increased to an average of 259,097 sessions per day for the month of June 2023, from an average of 89,843 sessions per day for the period from January 18, 2023 through January 31, 2023, an increase of 188%. We believe that the significant growth in the average daily unique sessions on our platform has largely been attributable to earned media (publicity gained through promotional efforts other than paid advertising), word of mouth referrals and our Outreach Program.

Results of Operations

The results of operations presented below should be reviewed in conjunction with Private PSQ’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2023 and 2022.

The following table sets forth our condensed consolidated statement of operations for the three and six months ended June 30, 2023 and 2022, and the dollar and percentage change between the two periods:

	For the three months ended June 30,		Variance, $	Variance, %
	2023	2022
Revenue	$529,707	$72,941	456,766	626%
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	432,934	154,746	278,188	180%
General and administrative	3,837,946	857,579	2,980,367	348%
Sales and marketing	2,460,305	406,487	2,053,818	505%
Research and development	288,483	102,278	186,205	182%
Depreciation and amortization	699,237	166,083	533,154	321%
Total costs and expenses	7,718,905	1,687,173	6,031,732	358%
Operating loss	(7,189,198)	(1,614,232)	(5,574,966)	345%
Other income:
Other income, net	48,549	—	48,549	NM *%
Changes in fair value of convertible promissory notes	(13,423,204)	—	(13,423,204)	NM *%
Interest expense	(155,854)	—	(155,854)	NM *%
Loss before income tax expense	(20,719,707)	(1,614,232)	(19,105,475)	1,184%
Income tax expense	(1,600)	(713)	(887)	124%
Net loss	(20,721,307)	(1,614,945)	(19,106,362)	1,183%
	For the six months ended June 30,		Variance, $	Variance, %
	2023	2022
Revenue	$907,741	$72,941	834,800	1,144%
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	795,907	273,393	522,514	191%
General and administrative	7,987,317	1,327,784	6,659,533	502%
Sales and marketing	3,068,840	525,046	2,543,794	484%
Research and development	536,984	314,691	222,293	71%
Depreciation and amortization	1,244,574	273,916	970,658	354%
Total costs and expenses	13,633,622	2,714,830	10,918,792	402%
Operating loss	(12,725,881)	(2,641,889)	(10,083,992)	382%
Other income:
Other income, net	53,687	7,846	45,841	584%
Changes in fair value of convertible promissory notes	(14,571,109)	—	(14,571,109)	NM*
Interest expense	(163,855)	—	(163,855)	NM*
Loss before income tax expense	(27,407,158)	(2,634,043)	(24,773,115)	940%
Income tax expense	(1,789)	(713)	(1,076)	151%
Net loss	(27,408,947)	(2,634,756)	(24,774,191)	940%

____________

NM* — Percentage change not meaningful.

Revenues

Revenues increased by $0.5 million for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was driven by an increase in the business member base and introduction of new advertising features on our platform, which resulted in advertising revenues of $0.5 million.

Revenues increased by $0.8 million for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase was driven by an increase in the business member base and introduction of new advertising features on our platform, which resulted in advertising revenues of $0.8 million.

Cost of Revenue (exclusive of depreciation and amortization)

Cost of revenue (exclusive of depreciation and amortization) increased by $0.3 million, or 180%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was mainly due to an increase in personnel expenses of $0.3 million.

Cost of revenue (exclusive of depreciation and amortization) increased by $0.5 million, or 191%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase was mainly due to an increase in personnel expenses of $0.4 million.

General and Administrative Expense

General and administrative expense increased by $3.0 million, or 348%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was due to a $0.9 million increase in staffing-related costs, as well as a $2.1 million increase in other administrative expenses, which include accounting, legal, and other administrative services.

General and administrative expense increased by $6.7 million, or 502%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase was due to a $1.6 million increase in staffing-related costs, as well as a $5.1 million increase in other administrative expenses, which include accounting, legal, and other administrative services.

Sales and Marketing Expense

Sales and marketing expense increased by $2.1 million, or 505%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was due to a $2.0 million increase in other marketing and public relation activities.

Sales and marketing expense increased by $2.5 million, or 484%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase was due to a $2.5 million increase in other marketing and public relation activities.

Research and Development Expense

Research and development expense increased by $0.2 million, or 182%, for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was due to an increase in staffing-related costs in our product and engineering teams, as well as costs related to computer software, hardware, and other administrative expenses.

Research and development expense increased by $0.2 million, or 71%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase was due to an increase in staffing-related costs in our product and engineering teams, as well as costs related to computer software, hardware, and other administrative expenses.

Depreciation and amortization

Depreciation and amortization expense increased $0.5 million, or 321%, for three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was primarily related to the amortization of capitalized software development costs.

Depreciation and amortization expense increased $1.0 million, or 354%, for six months ended June 30, 2023 compared to the six months ended June 30, 2022. The increase was primarily related to the amortization of capitalized software development costs.

Other Income, net

Other income, net increased by $0.05 million for the three and six months ended June 30, 2023 compared to the three and six months ended June 30, 2022. The increase was primarily related to the unrealized gain on short term investments.

Changes in the Fair Value of Convertible Promissory Notes

For the three and six months ended June 30, 2023, the change in fair value of the Notes was $13,423,204 and $14,571,109, respectively. Total principal balance of the Notes increased by $2,050,000 and $22,500,000 for the three and six months ended June 30, 2023.

Interest Expense

Interest expense increased by $0.2 million for the three and six months ended June 30, 2023 compared to the three and six months ended June 30, 2022. The increase was due to the interest payable in relation to the Notes recorded as of June 30, 2023.

Income Tax Expense

Income tax expense increased by an insignificant amount for the three and six months ended June 30, 2023 compared to the three and six months ended June 30, 2022.

Liquidity and Capital Resources

Historically, we have financed operations primarily through cash generated from equity raises and operating activities. Our primary short-term requirements for liquidity and capital are to fund general working capital and capital expenditures. Our principal long-term working capital uses include: increasing our advertising and marketing exposure, expanding our internal engineering and product teams, developing and launching D2C products, and developing and rolling out e-commerce capabilities.

In connection with the expected launch of our first D2C branded products, we intend to fund initial inventory requirements with cash on hand. Longer term, our expected liquidity and capital requirements will likely consist of research and development needed to identify additional D2C opportunities. We do not currently anticipate that growth and expansion into new areas, such as D2C consumer products, will require us to make significant capital investments in our business, as we plan to employ an “asset light” business model and rely on third party manufacturers and other outsourced third party relationships as we build this part of our business.

As of June 30, 2023 and December 31, 2022, cash and cash equivalents balance was $6.2 million, and $2.3 million, respectively. Cash and cash equivalents consist of interest-bearing deposit accounts managed by third-party financial institutions, and highly liquid investments with maturities of three months or less.

From March through June 2023, we issued $22.5 million in Notes, of which $22.5 million has been received as of June 30, 2023, as part of a Permitted Financing under the Merger Agreement. The Notes are unsecured obligations and bear interest at a rate of 5% per annum, which interest will accrue and be added to the principal amount of the Notes. In July 2023, in connection with the consummation of the Business Combination, the Notes automatically converted into shares of Private PSQ Common Stock immediately prior to completion of the Business Combination at a conversion rate based upon an implied $100 million fully diluted pre-money valuation of Private PSQ, excluding the Notes. Upon such conversion and before giving effect to the Merger, the shares of Private PSQ Common Stock issued in respect of the aggregate balances under all Notes represented approximately 18.4% of the total outstanding shares of Private PSQ Common Stock. The Notes were issued in a private placement transaction exempt from registration under the Securities Act of 1933, as amended.

In conjunction with the consummation of the Business Combination, we received proceeds totaling $34,938,880 in July 2023, after giving effect to Colombier’s stockholder redemptions and before payment of transaction expenses, which will be utilized to fund our operations and growth plans. To the extent our Warrants are exercised for cash, we will receive up to an aggregate of approximately $131.7 million from the exercises thereof. On October 3, 2023, the closing price of the Class A Common Stock as reported by the NYSE was $8.45 per share, which price was less than the $11.50 per share exercise price of the Warrants. There can be no assurance that the trading price of our

Class A Common Stock will exceed the exercise price per share of the Warrants after the date of this prospectus and prior to their expiration. Until such time occurs, holders of our Warrants are less likely to exercise their Warrants for cash. In considering our capital requirements and sources of liquidity, we have not assumed or relied on the receipt of any proceeds from potential future exercises of the Warrants. We believe that as a result of the Business Combination our existing cash and short-term investments, as well as, proceeds received from the Business Combination will be sufficient to fund operations and capital needs for at least one year from the date the condensed consolidated financial statements were issued for the quarterly period ended June 30, 2023.

Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and extent of spending by us to support further sales and marketing and research and development efforts, the degree to which we are successful in launching new business initiatives such as our contemplated e-commerce and D2C business initiatives and the cost associated with these initiatives, and the growth of our business generally. In order to finance these opportunities and associated costs, it is possible that we will need to raise additional financing if the proceeds realized by us from the Merger are insufficient to support our business needs. While we believe that the proceeds realized by us through the Merger will be sufficient to meet our currently contemplated business needs, we cannot assure you that this will be the case. If additional financing is required by us from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital on acceptable terms when needed, our business, results of operations and financial condition would be materially and adversely affected.

Comparison of the Six Months Ended June 30, 2023 and 2022

The following table shows our cash flows provided by (used in) operating activities, investing activities and financing activities for the stated periods:

	For the six months ended June 30,		Variance
	2023	2022
Net cash used in operating activities	$(10,017,651)	$(1,956,945)	(8,060,706)
Net cash used in investing activities	(11,242,002)	(710,070)	(10,531,932)
Net cash provided by financing activities	25,099,725	2,300,345	22,799,380

Net Cash Used in Operating Activities

Net cash used in operating activities for the six months ended June 30, 2023 was $10.0 million compared to $2.0 million used in operating activities during the six months ended June 30, 2022. The increase in cash used in operating activities was due to an overall increase in operating expenses, resulting in an increased net loss of $24.8 million (which includes the change in fair value of Notes of $14.6 million). This was coupled with the expense increase in depreciation and amortization of $1.0 million, the increase in fair value of Notes of $14.6 million, net increases in operating assets of $0.7 million and net increases in operating liabilities of $1.8 million from prior year.

Net Cash Used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2023 was $11.2 million, an increase of $10.5 million from cash used in investing activities of $0.7 million for the six months ended June 30, 2022. The increase was primarily due to additional costs incurred with the internally developed software totaling $1.0 million compared to $0.7 million in the prior year (the gross capitalized software development costs included in intangible assets as of June 30, 2023 were $3.2 million) and purchase of $10.0 million of short-term investments.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for six months ended June 30, 2023 was $25.1 million compared to $2.3 million provided by financing activities for the six months ended June 30, 2022. The increase was primarily due to $22.5 million of proceeds from the issuance of Notes and $2.6 million of proceeds from the issuance of Private PSQ Common Stock.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily interest rates, access to credit and funds to run day-to-day operations and the result of fluctuations in foreign currency exchange rates if we expand internationally. Failure to mitigate these risks could have a negative impact on revenue growth, gross margin and profitability.

Interest Rate Risk

Our cash and cash equivalents are comprised of operating and short-term investment accounts. We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure.

Credit Risk

As of June 30, 2023 and December 31, 2022, our cash and cash equivalents were maintained with one financial institution in the United States in an IntraFi Network Deposit account, which will allow us to spread our cash across multiple banks and thereby mitigate the risk associated with having uninsured funds. We have reviewed the financial statements of our banking institution and believe it currently has sufficient assets and liquidity to conduct its operations in the ordinary course of business with little or no credit risk to us.

As of June 30, 2023 and December 31, 2022, there was no one customer that represented a material majority or in excess of 5% of accounts receivable.

Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

Critical Accounting Policies and Significant Management Estimates

We prepare our financial statements in accordance with GAAP. The preparation of financial statements also requires we make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by our management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, balance sheet, results of operations and cash flows will be affected. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving our management’s judgments and estimates. Critical accounting policies and estimates are those that we consider the most important to the portrayal of our balance sheet and results of operations because they require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

The preparation of our financial statements in conformity with GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates. Our significant accounting policies are described in Note 3 to PSQ’s Interim Condensed Consolidated Financial Statements for the three and six month period ended June 30, 2023 included elsewhere in the Registration Statement. Our critical accounting policies are described below.

Revenue Recognition

At inception, we adopted ASC Topic 606, Revenue from Contracts with Customers. To determine revenue recognition for contractual arrangements that we determine we are within the scope of ASC 606, we perform the following five steps: (1) identify each contract with a business member; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when (or as) the relevant performance obligation is satisfied. PSQ only applies the five-step model to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services we provide to the business member.

We recognize revenue when it satisfies its obligation by providing the benefits of the service to the business member, either over time or at a point in time. A performance obligation is satisfied over time if one of the following criteria are met:

a.      the business member simultaneously receives and consumes the benefits as the entity performs; or

b.      the entity’s performance creates or enhances an asset that the business member controls as the asset is created or enhanced; or

c.      the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

Our revenue is currently derived primarily from advertising when we display ad products and services on our platform.

Our revenues are derived from multi-month fixed price contracts by marketers for advertising subscription arrangements. Revenues from long-term contracts are recognized using the “over-time” method of revenue recognition. Accordingly, we recognize revenues over-time as the ads are displayed over the subscription period and the service is being consumed by the business member simultaneously over the period of service. Over-time revenue recognition is based on an input measure of progress based on costs incurred compared to estimated total costs at completion. Each advertisement has a contractual revenue value and an estimated cost. The over-time revenue is recognized based on the percentage of the total project cost that has been realized.

Moreover, we recognize advertising revenues over-time as the ads are displayed over the subscription period so we are providing a service and the service is being consumed by the business member simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our business members.

We recognize advertising revenue from push notifications and email blasts at a point in time when delivered. Push notifications and email blasts are considered delivered when an ad is displayed to members. When a business member enters into an advertising subscription arrangement that includes push notifications and/or email blasts, we allocate a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach, if the standalone selling price (“SSP”) is not observable. We are able to determine the SSP based on the cost charged to a business member for each service. If the level of service includes multiple performance obligations, the incremental difference attributed to the additional service represents its standalone selling price. We calculate the SSP of the push notification or email blast, and record the revenue when the ad is displayed to members.

Advertising revenue is generated by displaying ad products and services on our platform. Marketers enter into advertising subscription arrangements. We recognize revenues over-time as the ads are displayed over the subscription period so we are providing a service and the service is being consumed by the customer simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

Capitalized Software

We capitalize costs related to the development of its internal accounting software and certain projects for internal use in accordance with ASC 350, Intangibles — Goodwill and Other. We capitalize costs to develop our mobile application and website when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will be used as intended. Costs incurred during the preliminary planning and evaluation stage of the project and during the post implementation operational stage, including maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional functionality are capitalized and expensed over the estimated useful life of the upgrades on a per project basis. Amortization is computed on an individual product basis over the estimated economic life of the product using the straight-line method.

Convertible Promissory Notes

We have issued Notes, which contain fixed rate conversion features, whereby the outstanding principal and accrued interest will be converted, into common shares at a fixed discount to the market price of the common stock at the time of conversion. The Notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. We record the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Notes date with a charge to expense in accordance with ASC-480 — “Distinguishing Liabilities from Equity”.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 —	Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 —

Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 —

Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

On February 23, 2023, we acquired the assets of EveryLife by way of a stock for stock exchange (See Note 4 “Asset Acquisition” in Private PSQ’s condensed consolidated financial statements). The assets acquired have been recorded at their relative fair value based on a valuation obtained by us using the market approach.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. We establish the fair value of our assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including accounts receivable, accounts payable, accrued expenses, debt at fixed interest rates, and other liabilities approximate fair value due to their relatively short maturities.

The fair value of the Notes (See Note 12 “Convertible Promissory Notes” in Private PSQ’s condensed consolidated financial statements) as of June 30, 2023 required the use of an option pricing method and equity allocation. Our Notes are considered a Level 3 financial instrument and are reviewed quarterly to determine their fair value. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments between levels.

The fair values of U.S. treasury bonds are based on quoted market prices in active markets, and are included in the Level 1 fair value hierarchy. We believe the market for U.S. treasury bonds is an actively traded market given the high level of daily trading volume.

Income Taxes

We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

We utilize a two-step approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We make estimates, assumptions and judgments to determine its provision for income taxes and also for deferred tax assets and liabilities and any valuation allowances recorded against deferred tax assets. Actual future operating results and the underlying amount and type of income could differ materially from our estimates, assumptions and judgments thereby impacting its financial position and results of operations.

Recent Accounting Pronouncements

See Note 3, Summary of Significant Accounting Policies, to PSQ’s condensed consolidated financial statements for the three and six months ended June 30, 2023 and 2022 as well as PSQ’s financial statements for the year ended December 31, 2022 as of the date of the Registration Statement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Internal Control over Financial Reporting

During the audit of the Private PSQ financial statements for the year ended December 31, 2022, its independent registered accounting firm noted deficiencies relating to segregation of duties that constitute a material weakness in our internal control over financial reporting which remains as of June 30, 2023. We have taken and intends to continue to take steps to remediate this material weakness, including enlisting the help of external advisors to provide assistance in the areas of internal controls in the short term, and evaluating the longer-term resource needs of its accounting staff. To date in 2023, in response to the material weakness identified above, we have upgraded our accounting software to a system with stronger IT controls as well as hired additional personnel to the finance team which have improved controls relating to segregation of duties. These remediation measures will continue to be time consuming and costly, and place significant demands on its financial, accounting, and operational resources.

BUSINESS

Our Story

Our mission is to build the nation’s largest online platform dedicated to empowering like-minded, patriotic Americans to discover and support companies that share their values. The concept for our platform originated in early 2021 when our Founder, President, Chief Executive Officer and Chairman of the Board, Michael Seifert, after perceiving that many corporations were increasingly embracing progressive and highly-politicized priorities, as demonstrated by advertising, corporate philosophies, and company donations, was inspired to help create a “parallel economy” where consumer members with priorities that we consider reflective of traditional American values could connect with and patronize business members whose values align with their own. We incorporated Private PSQ in February of 2021, began development of our digital platform (mobile app and website) in May 2021, and launched our initial product regionally in San Diego County, California in October 2021 on iOS, Android, and on our website. After 10 months of testing in various markets and courting member feedback, we launched the PSQ platform nationwide on July 4, 2022. As of July 31, 2023, on our platform we have more than 1,400,000 active consumer members (defined as unique consumer membership accounts for which we have received all required contact information and which have not been deactivated or deleted since our reception) and more than 65,000 business members from a wide variety of industries. We release updates to the platform frequently and we consistently seek the feedback of our community, prioritize transparency about our goals and operations, and regularly develop our product offering to better meet the needs of the consumer members and business members on our platform.

In the first quarter of 2023, we launched the 2.0 version of our PSQ app to establish the foundation for our in-app e-commerce functionality and make other enhancements to the business discovery experience on the platform. By the end of 2023, we expect to release significant developments that will enhance and simplify the in-app shopping experiences that we plan to offer.

In parallel, we are developing, and may in the future acquire, our own business-to-business (“B2B”) and direct-to-consumer (“D2C”) products in order to better serve our consumer and business members. We launched our first D2C product, disposable diapers and wipes, in July 2023 under our pro-family “EveryLifeTM” brand.

Our Vision

We believe that patriotic Americans are hungering for a future where power is back in the hands of the people and a patriotic economy is created; an economy where small business owners prosper and where those, businesses and consumers who love their country and respect personal liberties can thrive, without having to self-censor and sacrifice their values due to the fear of cancellation. Our belief in this mission and our ability to help create such an economy is at the core of our plans for our business, as we believe that our platform provides a solution for this significant, unaddressed market with a forum marketplace where customers can experience a valuable level of “trust” as a function of every transaction.

We do not believe great companies are simply created. We believe great companies rise as a force of conviction.

As a company, we believe that change is desperately needed in America today, as various groups continue to criticize our country and disparage the principles on which it was founded and built.

We are here to bring about what we believe is needed change. We are here to serve America by building out and supporting a network of companies, brands, and consumers rooted in the worldview of American exceptionalism; businesses that were built to serve hard-working Americans, who still believe in the values that built this great nation and want to see it prosper and grow.

We at PSQ are hopeful about the future of our nation and of our economy because we have the opportunity to build a movement that is of the people, by the people and for ‘We the People’, and we’re just getting started.

Our Values

We are passionate about our mission and that passion guides everything we do. We believe that our platform is the leading widely accessible repository dedicated to empowering like-minded, patriotic Americans to discover and support companies that share their values. As a company, we strive to connect consumer members with a wide selection of values-aligned and patriotic business members from a wide variety of industries. In order for a new business to join our platform, a representative of that business must agree that the business will respect the following five core values (the “five core values”) that we strive to uphold and promote within our community:

•        We are united in our commitment to freedom and truth — that’s what makes us Americans.

•        We will always protect the family unit and celebrate the sanctity of every life.

•        We believe small business members and the communities who support them are the backbone of our economy.

•        We believe in the greatness of the United States of America and will always fight to defend it.

•        Our constitution is non-negotiable — government isn’t the source of our rights, so it can’t take them away.

•        These five core values are the foundation of our Company’s vision, which connects the consumer members and business members who use our platform to promote their voice through their purchasing power, or ‘vote with their wallet’.

Our Opportunity

We created our values-aligned platform to empower American consumers who desire to purchase products and services from businesses that share their patriotic, pro-American values. Consumer members who use our platform are able to support business members. We believe that our platform will appeal to many of the 65% of Americans who, in surveys conducted by Gallup in 2022, have said that they identify as “very” or “extremely” proud to be American. We believe there is a disconnect between the values of many large corporations and consumers, particularly as many large corporations appear increasingly to be embracing progressive ideas and policies. We aim to serve this large unaddressed market, which we refer to as the “patriotic parallel economy”.

We believe many small and mid-sized businesses can benefit by connecting with values-aligned businesses and consumers, and likewise that a large number of patriotic pro-American consumers can benefit from connecting with like-minded businesses. While we incurred net losses of $20.7 million and $27.4 million for the three- and six-months ended June 30, 2023, respectively, net losses of $7.0 million for the year ended December 31, 2022, and net losses of $1.9 million for the period from February 25, 2021 (inception) through December 31, 2021, and may not be able to achieve or maintain profitability, we believe that the value we can provide by connecting like-minded consumers and businesses positions us well to continue to build and grow our platform and capitalize on the significant opportunities in the e-commerce marketplace. We anticipate that these opportunities in the future will include growth in our transaction-based revenues through the online purchase of goods and services, advertising revenue and business to consumer (“B2C”), and B2B products through our platform. In addition, we launched our first D2C product of disposable diapers and wipes offered under our pro-family “EveryLifeTM” brand. As of July 31, 2023, on our platform we have more than 1,400,000 active consumer members (defined as unique consumer membership accounts for which we have received all required contact information and which have not been deactivated or deleted since our reception) and more than 65,000 business members from a wide variety of industries. Our month over month (“MoM”) consumer member growth rate (as measured by the number of active consumer members as of the last day of each month) was 29.7% for the period from June 1, 2022 through July 31, 2023, and our MoM business growth rate (as measured by the number of business members that have joined our platform as of the last day of each month) was 16.5% for the period from June 1, 2022, through July 31, 2023. Since we began tracking on January 18, 2023 of our average daily unique sessions, which refers to the average number of unique IP addresses accessing our platform on mobile and desktop devices in a single day, our average daily unique sessions have grown 404% to an average of 453,226 sessions per day for the month of July 2023, compared to an average of 89,843 sessions per day for the period from January 18, 2023 through January 31, 2023. We estimate that our total addressable market may include approximately 100 million potential consumers, based on the percentage of Americans who say patriotic values are very important to them, according to a recent poll conducted by Wall Street Journal and NORC at the University of Chicago. We further believe that we are capable of achieving the level of reputation, public awareness and sustained loyalty of business members and consumer members, and providing the platform technology and user experience, necessary to allow us to achieve our goal of attaining over 35 million weekly active patriotic shoppers in the United States on our platform. In addition, there are over 30 million small businesses in the United States and we believe the majority of these small businesses are operated by owners having conservative values. We aim to achieve our goal of 35 million weekly U.S. patriotic consumer members and reach a large portion of these small businesses identified as having conservative values.

One of the ways by which we plan to realize this opportunity is through the monetization of the PSQ platform experience by facilitating transactions between our consumer and business members on our platform. When our platform technology includes that transactional functionality, which we expect to introduce in 2023, we expect to receive a transaction fee as a portion of every e-commerce purchase made on our platform, which will both increase our revenue opportunity and diversify our revenue sources. In addition, this e-commerce functionality will allow us to highlight individual products, as opposed to just the business that sells the product, and simplify the consumer experience on our platform.

While we have incurred net losses since our inception, and have not yet achieved profitability, we expect to continue generating revenues from digital advertising, which has been our main source of revenue to date. We anticipate growth in our transaction-based revenues through the online purchase of goods and services, advertising revenue and sales of our own D2C, B2C, and B2B products through our platform. According to a publicly available report published by Research and Markets from October 2022, total global digital advertising revenues were estimated at $476 billion in 2022, which market is expected to expand to $786 billion globally in 2026, with a yearly growth of 13.9% predicted over this period. The total digital advertising market for consumers in the United States was estimated at $166 billion in 2021, and estimated to further grow by 83% to $216 billion in 2025, according to the same Research and Markets report.

In addition to e-commerce transaction-based revenue and digital advertising-based revenue, we believe there is a significant opportunity for us to generate revenue through D2C sales of branded products. We are currently pursuing development opportunities for D2C product sales. We launched our first D2C product, disposable diapers and wipes, in July 2023 under our pro-family “EveryLifeTM” brand.

Our Business

We are a values-aligned platform where consumer members with traditional American values can connect with and patronize business members whose values aligned with their own. Consumer members are able to search for and shop businesses offering products and services both locally and online. The PSQ platform is accessible through the web and mobile devices. Since our nationwide launch in July 2022, we have become the largest values-aligned platform of pro-America businesses and consumers.

Our Platform

We are free-to-use for consumer members, who can use our platform to search for and shop from values-aligned business members both locally and nationally. The types of business members found on our platform currently include, among others, retailers and other merchants, restaurants, banks and other service providers.

The PSQ platform can be accessed through two primary means:

•        Mobile application — Our mobile app is available for both iOS and Android-based devices.

•        Web — Members can access our full platform at publicsq.com.

Business owners from a wide array of industries, offering a myriad of products and services, can host their business listing on our platform directory at no cost. Consumer members using our platform can then identify and patronize these business members. Consumer members are prompted to review our five core values when registering on our platform. By accepting the terms and conditions of our application, business members confirm that they have reviewed our five core values and affirm that they will respect these values. We believe that having our business members confirm that they respect our five core values, helps ensure platform mutual trust in order to drive consumer and business satisfaction and retention. We ensure that our business members respect our five core values by having our team routinely review business member profiles and other advertising materials and content on our platform to ensure that they do not upload any content that we believe does not respect our five core values. Consumer members are encouraged to send reviews and report to our support team if they come across businesses who should be considered noncompliant in relation to our values. When we find noncompliant business members who do not support our five core values, we confirm the validity of the feedback and determine the best course of action with the business member, which may include contacting the business member directly, or removing the business member from our platform. When joining our platform, business members upload their respective profiles to be included in our platform directory at no cost. In addition, they can advertise their services on the application platform, which increases their exposure to the consumer members in our network, for a monthly fee.

For consumer members, our user-friendly app provides different tabs where they can find both local and online business members. Our application categorizes products and services into industries including but not limited to: food and drink, clothing and accessories, home, kids, health and wellness, fitness, beauty, professional services, business services, financial services, automotive, pets, recreation and events. Each business profile provides information about the business, such as its location, a description of services and/or products provided by such business, and, in many cases, contact information and a PSQ-specific discount code. Consumer members are able to bookmark and share business profiles. A link to each business’ website, when available, is also provided to facilitate ease of shopping by interested consumer members.

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In addition to our current platform directory, we are in the process of developing e-commerce capabilities on our platform that will provide consumer members with in-app shopping capabilities and allow them to purchase their favorite products and services directly within our app. We expect, in the near future, to partner with one or more third party payment platforms to support this functionality on our website and mobile app.

Our Business Model

Digital Advertising — We currently generate revenue from digital advertising fees from both local and national advertisers. Business members advertising on our platform pay monthly to advertise, with a tiered pricing system. By advertising their services on PSQ, business members can increase their exposure to consumer members on our platform. All advertisers we conduct business with are listed on our platform and are required to affirm that they respect our five core values.

Business to Business (B2B) Revenue — Through a B2B initiative that we are in the process of further developing, we currently collaborate with multiple business members on our platform that primarily serve other business members through revenue sharing arrangements pursuant to which we receive referral fees in the form of commissions based on the dollar amounts of transactions between the business members we connect through our B2B referral initiative. The business members with which we have such relationships currently include, but are not limited to, payment processors, point-of-sale systems, accounting firms, business coaches and web designers. We vet these members for quality and values-alignment by researching the business members through publicly available data to assess their public reputation and conducting diligence calls with the business members. We then, refer them to our business network, and receive fees representing a percentage of the revenue earned by our business members through the relationships that we facilitate.

We are currently in the process of expanding an initiative to identify and collaborate with additional B2B partners. We have formed partnerships with business members we consider to be top tier in various industries, including but not limited to credit card processing, employee retention credit filing, fractional finance roles, etc. We send emails to our business members and invite them to join our hosted webinars in order to learn more about these trusted members and their services.

E-Commerce Transactional Revenue — We are in the process of developing e-commerce capabilities on our platform that will provide in-app shopping capabilities with discounts that for the PSQ community. Our e-commerce platform will allow consumer members to purchase products and services provided by business members directly on our app and further facilitate and ease their experience, from which we will be able to realize transaction-based revenue fees.

Direct to Consumer (D2C) — We are also in the process of developing networks and relationships to facilitate future direct-to-consumer sales of products which we expect to offer to consumer members through our platform under our own brands (including our EveryLife brand name). We believe that the level of consumer member demand observed based on utilization of our platform to date suggests that there is untapped potential to create and sell our own branded products to our customer base. We believe that our existing (and growing) consumer member base represents an opportunity for us to reach and sell branded products with minimal marketing spend due to our established primary customer acquisition channel on our platform directory. We launched our first D2C product, disposable diapers and wipes, in July 2023 under our pro-family “EveryLifeTM” brand.

Our Constituents and Engagement

Consumer members

Our consumer members are like-minded Americans who desire to discover and support business members that share their values. As of July 31, 2023, on our platform we have more than 1,400,000 active consumer members (defined as unique consumer membership accounts for which we have received all required contact information and which have not been deactivated or deleted since our reception) and more than 65,000 business members from a wide variety of industries. Our month over month (MoM) consumer member growth rate (as measured by the number of active consumer members as of the last day of each month,) was 29.7% for the period from June 1, 2022, through July 31, 2023. Since we began tracking on January 18, 2023 of our average daily unique sessions, which refers to the average number of unique IP addresses accessing our platform on mobile and desktop devices in a single day, our average daily unique sessions have grown 404% to an average of 453,226 sessions per day for the month of July 2023, compared to an average of 89,843 sessions per day for the period from January 18, 2023 through January 31, 2023.

Business members

The business members that choose to participate on our platform are required to affirm that they agree to respect our five core values. As of July 31, 2023, over 65,000 business members have joined our platform and our MoM business growth rate (as measured the number of business members that have joined our platform as of the last day of each month) was 16.5% for the period from June 1, 2022, through July 31, 2023. Business members listed on our platform directory come from a diverse group of industries, including but not limited to retailers and other merchants, restaurants, banks and service providers.

Advertisers

While it is free for a business to sign up for our platform, during the signup process, business owners are asked if they would like to increase their exposure throughout our platform by purchasing a paid advertising subscription. Our monthly advertising subscriptions are offered at different price points depending on the selected features such as promoted tags and placement, ad tiles on the “Featured” tab, push notifications and dedicated emails to our consumer members.

Outreach Program

With a goal of attracting consumer members to our platform, in March 2022, we launched our “Outreach Program,” which as of July 31, 2023, comprised of over 600 individuals who act as ambassadors and influencers to advocate for our platform and our five core values largely through social media and community activism. We estimate that the ambassadors and influencers in our Outreach Program currently have an aggregate social media following of over 60 million people, as of July 31, 2023, across the various social media channels that they use regularly. We use unique web-based invite links that we provide to our ambassadors and influencers to allow us to track their success in acquiring new consumer members and business members to our platform and allow our ambassadors and influencers to participate in our rewards program where they can receive financial rewards and gift cards upon achieving certain milestones. As we continue to attract additional ambassadors and influencers to our platform, we believe that will attract further consumers and businesses to our platform. This Outreach Program has been a cost-effective, community-building and effective way for us to grow the number of consumer members and business members on our platform.

Our Competitive Strengths

We believe that the collective expertise of our team, our vision and the strength of the platform we are building, taken together with the following competitive strengths, will allow us to successfully build our business and capitalize on our large market opportunity:

•        First Mover Advantage:

•        We view PSQ as the first business, at scale, to address the concerns and needs of our target consumer and business members through an online platform oriented towards patriotic Americans inspired to build a parallel economy. We have observed that many consumers are increasingly disenchanted with large corporations that have embraced non-traditional, progressive ideas and policies and would prefer to re-allocate more of their dollars to business members who do not stand in opposition to their views and values. At the same time, businesses that also share these traditional American values are seeking to attract new customers; our values-aligned platform allows these business members to get exposure to our consumer member base. We are unique in that it is a leading mission-driven platform focused on connecting patriotic Americans with like-minded business members. We believe our differentiated platform allows consumer members to feel confident when shopping on our platform that they are directing their dollars to business members that share similar values to theirs. We further believe that the growth in the number of business members and consumer members using our platform that we have experienced since our nationwide launch in July 2022 demonstrates that there is significant demand for a values-aligned platform like us. We “sing a different tune” than many other major e-commerce platforms and businesses in the United States and we believe this differentiation will work to our advantage.

•        Value Proposition for Consumer Members:

•        We provide consumer members using our platform the ability to search for and shop with business members that share their traditional American values. We believe our platform will appeal to many of the 65% of Americans who have said that they identify as very or extremely proud to be American. We believe there is a disconnect between the values of many large corporations and consumers, particularly as we have observed that many companies have increasingly embraced non-traditional progressive ideas and policies. We aim to serve this large unaddressed market with our high-quality platform of values-aligned products and business members.

•        Value Proposition for Business Members:

•        The key elements of our value proposition to consumer members also benefit our business members. Simply put, our business members are attempting to increase their business and attract customers whose values align with theirs and who support traditional, pro-American business. By connecting business members with like-minded consumer members, we are able to fill a gap in the market that we believe has been purposefully ignored by our larger competitors. We are uniquely situated to provide this connection and bond that can help support small and medium sized American business members sharing traditional values.

•        Mutually Reinforcing Business Model:

•        A key differentiator between us and our competitors is our mutually reinforcing business model. Our platform serves as an ecosystem designed to connect patriotic consumer members with values-aligned business members to create trust-driven transactions between consumer members and business members. We, in turn, utilize data from our platform to identify the needs of our consumer members and potential product opportunities in the market. If consumer members are searching for a product on our platform, and there are no values-aligned options currently available, this presents a potential opportunity for us to introduce a product offering to meet that need. The more we are able to provide high quality products to our consumer members, the more the effectiveness and reach of our platform can grow. We believe that our mutually reinforcing business model can dramatically increase the revenue potential of our company, satisfy a need, and allow us to expand the reach of both our platform and any of our own individual brands and products we introduce to the parallel economy.

It is our mission to continue to connect values-aligned business with consumer members sharing patriotic, traditional American values, and we intend to continue to invest in the tools to grow our network and enhance our offerings for the benefit of our great nation. As we leverage our first-mover position and continue to develop our platform and expand our outreach, we expect that we will continue to distinguish ourselves on our platform and the burgeoning parallel economy.

Our Growth Strategy

We are currently focusing on the following areas to drive our growth:

•        Continue to Innovate and Improve our Platform Offering — We are continuously looking to improve our platform functionality and user experience, and to add new features and technologies to improve our platform and value proposition. We recently introduced an improved user interface and user experience that we expect will continue to serve our existing app users, attract new app users to our platform and grow application engagement with the availability of the e-commerce interface. We are in the process of rolling out an enhanced e-commerce platform, where our consumer members will be able to purchase products from our business members directly through our app and through which we will be able to realize transaction-based revenue fees through purchases being made using our platform.

•        Expand Our Outreach Program — Growth in our consumer member base is an important driver for our business’ growth, and we believe that there is a significant opportunity to expand the number of consumer members and business members using our platform. Through our Outreach Program, we are collaborating with over 600 highly influential individuals, as of July 31, 2023, who serve as our ambassadors and influencers to raise awareness about and advocate for our platform and our five core values. We believe that our Outreach Program is key to growing our awareness and presence in the digital world. Participating influencers share their positive interactions with our platform and the various experiences connecting with patriotic business members that use our platform. Through media outreach, our ambassadors are able to actively onboard new business and consumer members on our platform. We actively seek to continue growing this program.

•        Expand Our Branded D2C Product Offerings — We introduced our first branded D2C products, disposable diapers and wipes offered under our pro-family “EveryLifeTM” brand in July 2023 and expect to expand and diversify our branded D2C offerings in areas where we believe there is significant existing market need or opportunity going forward. We believe these brands will enable us to fill gaps within consumer spending through our established primary customer acquisition channel.

•        Increase Monetization on our Platform — We are still in the early stages of monetization on our platform and believe there are many avenues for sustained revenue growth that may be available to us in the future through our platform and the network of connections that it allows us to establish and grow. We have, however, incurred net losses since our inception and may not be able to monetize our platform or achieve or maintain profitability in the future. We incurred net losses of $20.7 million and $27.4 million for the three- and six-months ended June 30, 2023, respectively, net losses of $7.0 million for the year ended December 31, 2022, and net losses of $1.9 million for the period from February 25, 2021 (inception) through December 31, 2021. We are currently focused on near-term goals in two main areas — scaling our digital advertising business and developing new revenue streams, such as our e-commerce integration and the development and launch of B2B products and the expansion of our D2C product offerings.

•        Pursue Value-Enhancing Acquisitions — In order to fully capitalize on opportunities within our addressable market, as well as to further expand our platform and offerings, we intend, over time, to pursue value-enhancing acquisitions as they become available in the future. In so doing, we intend to focus on like-minded business members that respect our five core values, complement our values-aligned platform, and fulfill demand from our consumer members and business partners.

We also expect to further scale the scope and form of our advertising and marketing efforts, as briefly described below. One path we are pursuing to further scale our advertising business involves further improving advertising products and tools, organizing and growing our sales force, and investing in media agency and channel partner relationships. We are continuing to invest in our self-serve advertising platform, which will provide the ability for business owners to purchase an advertising package directly from our website and manage their own advertising content. We believe these additions will improve ad relevance and effectiveness. Business owners will have greater control of their own experience, as well as further success measurement. We intend to gain efficiencies in scaling and will be able to focus our salesforce on attracting and retaining larger enterprise partners, with opportunities to upsell and partner with them in more meaningful ways.

We expect that our ongoing product investments will allow us to enable and capture potential new revenue in small business and e-commerce offering for goods and services.

•        Other growth strategies:

•        Increase our marketing, sales, and business development initiatives to attract new customers and create financial partnerships.

•        Continue to hire highly competent, hardworking, ethical executives and personnel based on merit.

•        Exploit our in-house launch and proprietary systems capabilities to provide best-in-class data and services to our platform.

•        Lower operating costs. We are focused on developing and implementing efficiencies to decrease the acquisition cost of consumer members and business members. Additionally, we expect that, as we scale operations, our staff will become more efficient in various aspects of operations and maintenance such that we can reduce operating costs.

Our Technology

Our investments in technology are currently focused on the following areas: business solutions, cloud infrastructure and development principles.

•        Business Solutions — Our proprietary Content Management System (“CMS”) is the core our business toolset, powering our advertising products, content technology stack and reporting capabilities. Built with flexibility in mind, our CMS consists of content targeting and delivery engines. These capabilities serve all of our paying business members.

•        Cloud Infrastructure — We continually invest in the underlying technology platform that powers all of our platform and services. From its inception, our infrastructure was built to be cloud-native, applying well-tested design patterns with distributed systems that are linearly scalable and highly flexible. We currently utilize a large third-party cloud service provider to support our platform needs.

•        Development Principles — Execution, quality, velocity and autonomy are core pillars of our engineering culture. We employ agile development processes and techniques combined with continuous integration (“CI”) and continuous deployment (“CD”) to empower our teams to rapidly improve our products and the platforms that power them. Leveraging data generated by the usage of our products is a priority in how we develop, test and iterate to continually improve the user experience and build our future product roadmap. Moreover, we build our products to be accessible and functional in both web and mobile app environments.

Intellectual Property

Our intellectual property includes trademarks, copyrights and trade secrets. In addition, our platform is powered by proprietary technology and certain open-source software. We rely on, and expect to continue to rely on, a combination of development, assignment, and confidentiality agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, trade dress, domain name, copyright, and trade secret laws, to protect our brands, proprietary technology, and other intellectual property rights.

Marketing and Advertising

To date, a majority of our marketing and advertising activity has been conducted by our management team and employees, through our Outreach Program, earned media exposure, social media exposure, word of mouth growth, and guerrilla marketing (creating viral videos to capitalize on current events, engaging with content creators through superchats, press campaigns to support local business members, and culturally relevant merch drops). To a lesser extent, we also have prioritized digital advertising on platforms such as Rumble and Meta, and podcast advertising on shows such as Allie Stuckey’s “Relatable”, The Dan Bongino Show, The Steve Deace Show, and others.

Outreach Program

As discussed above, we launched our “Outreach Program,” which as of July 31, 2023, comprised of over 600 individuals who act as ambassadors and influencers to advocate for our platform and its five core values largely through social media and community activism. We estimate that the ambassadors and influencers in our Outreach Program currently have an aggregate following of over 60 million people across the various social media channels that they use regularly. As we continue to attract additional ambassadors and influencers to our platform, we believe that will attract further consumer and business members to our platform.

Business to Business (“B2B”) Partnerships

As discussed above, we currently operate in partnership with multiple business members on our platform that primarily serve other business members. These include, but are not limited to, payment processors, point-of-sale systems, accounting firms, business coaches and web designers.

Product Development

Since our inception, we have focused on continuous improvement of our platform and user experience, with our product and engineering teams working in an environment focused on efficiency and speed combined with end-user value. As we continue to grow, we believe it will be important to maintain and enhance this culture and scale our business as we look to bring new innovations to consumer members and business members.

Our product organization focuses on creating and improving digital products for all of our consumer members and business owners. As of July 31, 2023, we had over 1,400,000 active consumer members (defined as unique consumer membership accounts for which we have received all required contact information and which have not been deactivated or deleted since our inception) and over 65,000 business members on our platform, respectively. Using machine-learning and proprietary technology, we surface relevant business listings, keeping members informed while supporting growth for business members of all sizes.

Employees

As a mission-driven technology company, we believe our employees are our most valuable resource. As of July 31, 2023, we have 68 full-time employees, all of whom are based in the United States. We believe that the relationship we have with our employees and our strong culture of collaboration and innovation differentiate us from many of the major e-commerce platforms and are key drivers of our business success. None of our employees are covered by collective bargaining agreements nor are they unionized. Overall, we consider our relations with our employees to be positive.

Our human capital resources objectives currently include identifying, recruiting, retaining, and incentivizing our existing and prospective employees. The principal purposes of our incentive plans and incentive plans which may be adopted by us in the future are to attract, retain and motivate select employees, executive officers, and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

We intentionally hire personnel who are aligned with our mission and represent our five core values. As a result, we believe that members of our team are highly motivated to excel in their respective positions and feel a connection to the purpose of our product. We consider our team full of passionate, intelligent, and mission-focused employees, who are inspired by the mission at hand. As a team, we aim to prioritize the following characteristics individually, and corporately:

•        Humble:    We strive daily to remember that our mission is greater than any individual. We “check our egos at the door” and recognize that unless we prioritize the betterment of ‘We the People’ over our own individual comforts, we do not stand a chance at accomplishing our mission.

•        Hungry:    We strive to work harder than any other company, in order to see successes that are unparalleled by other companies. We feel a sense of urgency surrounding our company goals and we adamantly reject complacency.

•        Smart:    We strive to make more “right” decisions than “wrong” ones. We recognize that whether we are writing code, making sales calls, designing graphics for social media, or scheduling important meetings, each team member has a part to play in ensuring that excellence is at the center of our operations.

Our intentionally crafted culture is the bedrock of our approach to business.

Facilities

Our headquarters are currently located in West Palm Beach, Florida and our mailing address there is 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401. We relocated our headquarters to Florida from California in April 2023. We continue to maintain some office space in California. A number of our employees work remotely across the United States. Our facilities, which are leased, are adequate to meet our current needs though we intend to procure additional space in the future, if and as necessary, as we continue to add employees and expand our business. For D2C products we have introduced and may introduce in the future, we rely and continue to expect to rely on third party contract manufacturers and not be required to acquire or lease our own manufacturing or other facilities.

Competition

We compete with, among other business members, traditional e-commerce platforms, business directories and online retailers, as well as some smaller competitors who also position themselves as values-aligned platforms. The competitive landscape in the app and website platform markets is complex and constantly evolving. There are participants of many different sizes with different operational capabilities, platform reach and financial resources. Some of the companies we compete with include but are not limited to Yelp, Angi, Nextdoor and Amazon. Many of these companies are much larger and more well capitalized than we are. Other companies that position themselves as values-aligned platforms include New Founding and Mammoth Nation. We also compete with companies such as The Honest Company, Hello Bello, Huggies and Kudos, among others, with our current D2C offerings of disposable diapers and wipes that are sold under our “EveryLifeTM” brand. We compete with all of these companies to attract, engage, and retain consumer members and business members. We believe that we are a unique platform for value-aligned business members and consumer members who feel increasingly ignored or alienated by many of our competitors and who want to support patriotic, traditional pro-American business members that share their values, and that we can compete effectively on that basis. As we introduce future products, as our platform evolves, or as other companies introduce new products and services, we may become subject to additional competition.

Government Regulation

We are subject to a number of U.S. federal and state laws and regulations, as well as foreign ones, that involve matters that are important to, or may otherwise impact, our business and that may affect companies conducting business on the internet, including, but not limited to, internet and e-commerce, labor and employment, anti-discrimination, payments, whistleblowing and worker confidentiality obligations, product liability, intellectual property, consumer protection and warnings, import/export, marketing, taxation, privacy, data security, competition, arbitration agreements and class action waiver provisions, terms of service, and mobile application and website accessibility. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies in the United States and abroad, such as federal, state, and local administrative agencies. Many of these laws and regulations are subject to change or uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, declines in user growth or engagement, negative publicity, or other harm to our business. See the section titled “Risk Factors — We are and may be subject to numerous risks relating to the need to comply with data and information privacy laws.” Many of these laws and regulations are subject to change or uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, declines in user growth or engagement, negatively publicity, or other harm to our business. As a result, we could be subject to actions based on negligence, various torts and trademark and copyright infringement, among other actions. See the sections titled “Risk Factors — If we infringe on the intellectual property of others, we could be exposed to substantial losses and face restrictions on our operations,” “Risk Factors — We may become involved in litigation that may materially and adversely affect us.” The varying and rapidly evolving regulatory framework on privacy and data protection across jurisdictions could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business, “Risk Factors — We are and may be subject to numerous risks relating to the need to comply with data and information privacy laws,” “Risk Factors — Compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S., or industry practices may adversely affect our business.”

In the ordinary course of our business, we may process a significant volume of personal information and other regulated information from our users, employees and other third parties. Accordingly, we are, or may become, subject to numerous privacy and data protection obligations, including federal, state, local, and foreign laws, regulations, guidance, and industry standards related to privacy and data protection. Such obligations may include, without limitation, the Federal Trade Commission Act, the California Consumer Privacy Act of 2018 (“CCPA”), the California Privacy Rights Act (“CPRA”), the European Union’s General Data Protection Regulation 2016/679 (“EU GDPR”), the EU GDPR as it forms part of United Kingdom (“UK”) law by virtue of section 3 of the European Union (Withdrawal) Act 2018 (“UK GDPR”), and the ePrivacy Directive.

The CCPA, CPRA, EU GDPR and UK GDPR are examples of the increasingly stringent and evolving regulatory frameworks related to personal data processing that may increase our compliance obligations and exposure for any noncompliance. For example, the CCPA imposes obligations on covered business members to provide specific disclosures related to a business’s collection, use, and disclosure of personal data and to respond to certain requests from California residents related to their personal data (for example, requests to know of the business’s personal data processing activities, to delete the individual’s personal data, and to opt out of certain personal data disclosures). Also, the CCPA provides for civil penalties and a private right of action for certain data breaches. The CPRA becomes fully enforceable on July 1, 2023, and will further restrict our ability to use personal California user and subscriber information in connection with our various products, services and operations and/or impose additional operational requirements, which could result in increased costs. Other U.S. states, such as Virginia, Utah, Connecticut, and Colorado, have passed consumer privacy laws that become effective later in 2023 and 2024. We will continue to monitor and assess the impact of these state laws, which may impose substantial penalties for violations, impose significant costs for investigations and compliance, allow private class-action litigation and carry significant potential liability for our business. While we are currently not subject to foreign data privacy and security laws, such laws, including the GDPR and UK GDPR, impose significant and complex compliance obligations on entities that are subject to those laws. Lastly, the Federal Trade Commission has also increased its focus on privacy and data security practices, and we anticipate this focus to continue.

Upon implementation of our e-commerce capabilities, our platform will facilitate online payments, including subscription fees, and therefore we will be subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers Confidence Act (“ROSCA”) and various state laws.

See “Risk Factors” for a discussion of material risks to us, including, to the extent material, to our competitive position, relating to governmental regulations, and see “Management’s Discussion and Analysis of Financial Condition and Results of Operation” together with our financial statements, including the related notes included therein, for a discussion of material information relevant to an assessment of our financial condition and results of operations, including, to the extent material, the effects that compliance with governmental regulations may have upon our capital expenditures and earnings.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not presently a party to any legal proceedings that are expected to have a material adverse impact on our financial position, results of operations or cash flows, nor have we been to date since inception.

MANAGEMENT

Executive Officers and Board of Directors

The following table sets forth the name, age and position of each of our directors and executive officers:

Name	Age	Position
Executive Officers
Michael Seifert	28	Founder, President, Chief Executive Officer, and Chairman of the Board
Bradley Searle	30	Chief Financial Officer and Treasurer
Andrew Weisbecker	41	Chief Product Officer
Brian Elkins	50	Chief Information Security Officer
Stephen Moran	66	Chief Legal Officer, General Counsel and Secretary
Mike Hebert	46	Chief People Officer

Non-Executive Directors
Omeed Malik	42	Director
Nick Ayers(1)	40	Director
Blake Masters(2)(3)	36	Director
Davis Pilot III(1)(3)	36	Director
James Rinn(2)(3)	54	Director
Kelly Loeffler(1)(2)	52	Director

____________

(1)      Member of nominating and corporate governance committee.

(2)      Member of compensation committee.

(3)      Member of audit committee.

Executive Officers

Michael Seifert is our President, Chief Executive Officer and Chairman of the Board and the Founder of Private PSQ. Prior to founding Private PSQ, Mr. Seifert served as the Marketing and Public Relations Coordinator from 2019 to 2021 at Pacifica Enterprises, Inc., a real estate and asset management group, where he led the marketing department. In 2019, Mr. Seifert was the Associate Director at JH Ranch, a non-profit organization, and served as the City Director for Tuscaloosa, Alabama at JH Ranch from 2015 to 2017. Mr. Seifert holds a Bachelor’s Degree in Political Science and International Relations from Liberty University.

Bradley Searle is our Chief Financial Officer and Treasurer, a position he has held since March 2021. Prior to joining PSQ, Mr. Searle was the owner of Springbound LLC, a small business that supplied healthy snacks to stores nationwide and to the Houston Texans organization, from 2017 through 2021. Between 2020 and 2021, Mr. Searle was also a senior revenue accountant at 24 Hour Fitness, a privately owned and operated fitness center chain. From 2018 to 2020, Mr. Searle was an assistant controller at MedBridge Development, a business management company focusing on services to ambulatory surgery centers and physician practices, where he prepared financial statements for three ambulatory surgery centers. From 2017 to 2018, Mr. Searle was an audit associate at PricewaterhouseCoopers LLP. Mr. Searle holds a Bachelor’s Degree in Business Administration with a focus in Accounting from Westmont College and is a Certified Public Accountant (inactive).

Andrew Weisbecker is our Chief Product Officer, a position he has held since August 2022. With over 15 years in digital product strategy, Mr. Weisbecker previously spent 14 years in product management at Target Corporation, where he held a variety of management roles building shopping experiences at the intersection of stores and digital, including the Target app, Target Wallet, and Drive Up. During his time there, he helped launch mobile from zero to an award-winning, multi-billion dollar omnichannel shopping platform. From 2017-2019, he also served as a board member at a private Montessori school. Mr. Weisbecker holds a Bachelor’s Degree in Film & Television from the University of Wisconsin, Madison.

Brian Elkins is our Chief Information Security Officer, a position he has held since August 2022. Mr. Elkins has been in software development and technology for more than 29 years, serving the SaaS, Retail, Fintech, and Martech industries. Prior to joining PSQ, Mr. Elkins served as the Chief Technology Officer at several organizations, including

Medici from 2021 to 2022, Wunderkind from 2019 to 2022, RealMassive from 2018 to 2019 and Paradigm Tax Group from 2016 to 2018, spearheading growth, and managing over 45 Merger and acquisitions and Agile transformations. As Director of Engineering of Quickoffice from 2011 to 2013, Mr. Elkins helped led expansion across AMER, EMEA and APAC, supporting infrastructure for over 400 million mobile customers. Mr. Elkins studied Electrical Engineering at Oklahoma State University.

Stephen Moran is our Chief Legal Officer, General Counsel and Secretary, a position he has held since March 2023. Prior to joining PSQ, Mr. Moran served as the Global General Counsel of Nearmap Ltd. (ASX: NEA), an Australian location intelligence and aerial imagery company, from 2022 to 2023; Chief Legal Officer of Nuvve Holding Corp. (Nasdaq: NVVE), a technology company focused on vehicle-to-grid solutions, from 2021 to 2022, where he helped lead the company’s successful completion of its de-SPAC transaction; and Senior Vice President, General Counsel and Corporate Secretary of CalAmp (Nasdaq: CAMP), a technology company providing internet of Things SaaS data intelligence and telematics products and services, from 2013 to 2021. Earlier in his career, as General Counsel of Intersil Corp. (Nasdaq: ISIL), a leader in the design and manufacture of high-performance analog semiconductors, Mr. Moran helped lead a successful $575 million initial public offering, and raise $1.1 billion in two follow-on offerings. Mr. Moran received his J.D. from Loyola Law School and a B.A. from Claremont McKenna College.

Mike Hebert is our Chief People Officer, a position he has held since March 2023. He has been a leader within the human resources and operations space for over fifteen years, with a special focus on the technology sector. Establishing high performance cultures is Mr. Hebert’s specialty as he leverages his deep experience in implementing programs that raise the bar on performance and talent. He has also developed top-performing talent acquisition teams to enable significant company growth. Prior to joining PSQ, Mr. Hebert was the Chief Operating Officer at Parler from May 2021 through December 2022; and Head of Human Resources for edX from February 2017 through January 2021. Mr. Hebert earned his B.S. in MIS from Rensselaer Polytechnic Institute.

Non-Employee Directors

Omeed Malik has been a member of our Board since July 2023. Mr. Malik has served as the Founder and CEO of Farvahar Partners, a boutique investment bank and broker/dealer which acts as an advisor and liquidity provider to high growth venture backed companies and institutional investors since 2018. Omeed is also the President of 1789 Capital, an investment firm that provides financing to companies in the budding Entrepreneurship, Innovation & Growth economy. From March 2021 to July 2023 Mr. Malik served as Colombier’s Chief Executive Officer, Chairman of the Board of Directors and a Director. Prior to starting his own firm, Omeed was a Managing Director and the Global Head of the Hedge Fund Advisory Business at Bank of America Merrill Lynch from 2012 to 2018. Omeed was also the founder and head of the Emerging Manager Program within the Global Equities business. In this capacity, Omeed was charged with selecting both established and new hedge funds for the firm to partner with and oversaw the allocation of financing/prime brokerage, capital strategy, business consulting and talent introduction resources. Before joining Bank of America Merrill Lynch, Omeed was a Senior Vice President at MF Global where he helped reorganize the firm’s distribution platform globally and developed execution and clearing relationships with institutional clients.

An experienced financial services professional and securities attorney, Omeed was a corporate lawyer at Weil, Gotshal & Manges LLP working on transactional matters in the capital markets, corporate governance, private equity and bankruptcy fields. Omeed has also worked in the United States Senate and House of Representatives. Omeed received a JD, with Honors, from Emory Law School (where he serves on the Advisory Board) and a BA in Philosophy and Political Science, Cum Laude, from Colgate University. He holds Series 7, 63, 3, 79 and 24 registrations.

Omeed is a Contributing Editor and minority owner of The Daily Caller and was a Term Member of the Council on Foreign Relations and a Centennial Society Member of the Economic Club of New York. Omeed was selected to serve on our Board due to his significant leadership and financial experience.

Nick Ayers has been a member of our Board since July 2023. Mr. Ayers served in the White House as Assistant to President Donald Trump and Chief of Staff to Vice President Michael Pence from 2017 to 2019. While at the White House, Nick helped shape the administration’s important and high-profile initiatives. Currently, Mr. Ayers is the Partner and a director at C6 Creative Consulting, Inc., which he founded in 2019. Recently, Mr. Ayers partnered with Insight Venture Partners to acquire Veeam Software Group GmbH, where he now serves as a member of Veeam board of directors. Mr. Ayers also served as President & CEO of Holmsted, LLC and of Ayers Family Holdings, LLC. Previously, Mr. Ayers served on the vestry at the Church of the Apostles in Atlanta, Georgia from 2019 to 2023. Mr. Ayers received a Bachelor’s Degree in Political Science from Kennesaw State University. Mr. Ayers was selected to serve on our Board due to his experience as an entrepreneur and in government.

Blake Masters has been a member of our Board since July 2023. Mr. Masters is a successful entrepreneur and venture capital investor. Mr. Masters co-founded Judicata, Inc., a legal intelligence software company, in 2012 and served as co-founder until 2014. From 2018 to 2022, Mr. Masters was the Chief Operating Officer of Thiel Capital, an investment firm that specializes in the technology sector. From 2018 to 2022, Mr. Masters was the President of the Thiel Foundation, a nonprofit that promotes science and innovation, and currently serves on the foundation’s board of directors. Mr. Master’s was Arizona’s GOP nominee for U.S. Senate. In 2014, Mr. Masters co-authored with Peter Thiel, the book “Zero to One: Notes on Startups, or How to Create the Future,” which quickly became a #1 New York Times bestseller in the U.S., selling more than 1.75 million copies globally. Arizona’s GOP nominee for U.S. Senate, Mr. Masters received his J.D. from Stanford Law School and a B.S. in Political Science from Stanford University. Mr. Masters was selected to serve on our Board due to his experience as an entrepreneur in the technology sector.

Davis Pilot III has been a member of our Board since July 2023. Currently, Mr. Pilot is the Critical Facilities Director at Uniti Fiber, a telecommunications infrastructure provider. Mr. Pilot started at Uniti Fiber in 2013 as an Operations Strategic Analyst and transitioned to the roles of Critical Facilities Manager in 2015 and Critical Facilities Director in 2017. Mr. Pilot received a B.S. in Business Administration and Entrepreneurship and a Master of Business Administration from the University of Mobile. Mr. Pilot was selected to serve on our Board due to his experience growing businesses.

James Rinn has been a member of our Board since July 2023. Mr. Rinn serves as the Chief Financial Officer to Sedera, Inc., a nonprofit medical cost sharing organization, a position he has held since February 2023. From 2015 to 2023, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Maxwell Locke & Ritter LLP, an accounting, tax and consulting firm, where he was responsible for overseeing all financial and operational details of the partnership and other related legal entities, and managed risk management activities. From 2013 to 2015, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Five Stone Tax Advisers LLC, a financial and tax advisory firm, where he was responsible for overseeing all financial and operational details of various service lines. From 2011 to 2013, Mr. Rinn was the Chief Financial Officer and Chief Operating officer of SmithCo Investments and the E3 Foundation, where he was responsible for overseeing all financial and operational segments of the company. Mr. Rinn was also the Vice President of Finance at First American Flood Data Services, Inc., a subsidiary of First American Financial Corporation (NYSE: FAF) from 2000 to 2011, where he was responsible for financial reporting and coordinated internal audit, financial audit and Sarbanes-Oxley related audit activities. From 1999 to 2000, Mr. Rinn was the internal audit director at National Instruments Corporation (Nasdaq: NATI), a producer of automated test equipment and virtual instrumentation software. Mr. Rinn has held positions on various boards of directors and has over 30 years of finance experience. Mr. Rinn holds a Bachelor’s Degree in Business Administration from the University of Texas, Austin. Mr. Rinn was selected to serve as a member of our Board due his extensive experience in finance and accounting roles.

Kelly Loeffler has been a member of our Board since July 2023. Ms. Loeffler is a successful businesswoman, founder, philanthropist, and former U.S. Senator from Georgia. Currently, Ms. Loeffler is the Chairwoman of Greater Georgia Action, which she founded in 2021. From 2011 to 2021, she was the Co-Owner and Co-Chair of the Atlanta Dream WNBA team. From 2018 to 2019, Ms. Loeffler help launch Bakkt, Inc. as its Founding Chief Executive Officer. From 2002 to 2018, she served as Chief Communications Officer & Chief Marketing Officer at the Intercontinental Exchange, helping it grow from a start-up to a Fortune 500 company. Ms. Loeffler earned a Business Administration degree from the University of Illinois at Urbana-Champaign, an MBA from DePaul University, and is a CFA® charterholder. Ms. Loeffler was selected to serve as a member of our Board due to her extensive experience founding and growing businesses.

Board Composition

The Board is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•        the Class I directors are James Rinn and Kelly Loeffler;

•        the Class II directors are Blake Masters and Omeed Malik; and

•        the Class III directors are Michael Seifert, Nick Ayers and Davis Pilot III.

Each initial Class I director has a term that expires at our annual meeting of stockholders in 2024, each initial Class II director has a term that expires at our annual meeting of stockholders in 2025 and each initial Class III director having a term that expires at our annual meeting of stockholders in 2026, or when such directors’ successors have been duly elected and qualified, or upon such directors’ earlier death, resignation, retirement or removal. All directors elected at annual meetings of stockholders will be elected for terms ending on the third annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of its business and structure, our Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence

As a NYSE listed company we are required to comply with the applicable rules of such exchange in determining whether a director is independent. Our Board undertook a review of the independence of the individuals named above and determined that each of Kelly Loeffler, Blake Masters, Davis Pilot III and James Rinn qualifies as “independent” as defined under the applicable NYSE rules, and that our Board consist of a majority of “independent directors,” as defined under the rules of the SEC and NYSE relating to director independence requirements. In addition, we are subject to the rules of the SEC and NYSE relating to the membership, qualifications and operations of the audit committee, as discussed below.

Board Committees

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. Our Board currently has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a written charter.

In addition, from time to time, special committees may be established under the direction of our Board when deemed necessary or advisable to address specific issues. Current copies of the committee charters are posted on our website, www.publicsq.com, as required by applicable SEC and the NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee

Our audit committee consist of James Rinn, Davis Pilot III and Blake Masters. Our Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. Each member of our audit committee meets the requirements for financial literacy under the applicable NYSE rules. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Our Board has determined that James Rinn qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. In making this determination, our Board considered Mr. Rinn’s formal education and previous and current experience in financial and accounting roles. Our independent registered public accounting firm and management periodically meet privately with our audit committee.

The audit committee’s responsibilities include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•        discussing with our independent registered public accounting firm their independence from management;

•        reviewing with our independent registered public accounting firm the scope and results of their audit;

•        setting the compensation of the independent auditor;

•        pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•        establishing policies regarding the hiring of employees or former employees of the independent auditor;

•        preparing the audit committee report required by SEC rules;

•        discussing generally the type and presentation of information to be disclosed in our earnings press releases;

•        reviewing and discussing our management and independent auditor our quarterly financial statements;

•        coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•        coordinating our Board’s oversight of the performance of our internal audit function;

•        discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

•        reviewing and discussing with management our major risk exposures, including financial, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational risks, and the steps we take to prevent, detect, monitor and actively manage such exposures;

•        establishing policies regarding the hiring of employees or former employees of the independent auditor;

•        establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•        reviewing our policies and procedures for reviewing and approving “related party transactions”;

•        discussing with our General Counsel (i) any legal matters that may have a material impact on our financial statements, accounting policies, compliance with applicable laws and regulations and (ii) any material reports, notices or inquiries received from regulators or governmental agencies; and

•        reviewing and approving our entry into swaps and adopting and reviewing annually a policy related to our use of non-financial end-user exception, to the extent applicable.

The composition and function of the audit committee is intended to comply with applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and NYSE listing rules.

Compensation Committee

Our compensation committee consists of Blake Masters, Kelly Loeffler and James Rinn. Blake Masters, Kelly Loeffler and James Rinn are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that Blake Masters, Kelly Loeffler and James Rinn are “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a compensation committee.

The compensation committee’s responsibilities include, among other things:

•        reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our Board regarding the compensation of our Chief Executive Officer;

•        reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•        reviewing and setting or making recommendations to our Board regarding the compensation of our senior executives;

•        making recommendations to our Board regarding the compensation of our directors;

•        reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

•        exercising all rights, authority and functions of our Board under all of our stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder;

•        reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules;

•        preparing the compensation committee report if and to the extent then required by SEC rules; and

•        appointing and overseeing any compensation consultants, legal counsel or other advisors.

The composition and function of our compensation committee is intended to comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and the NYSE listing rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Kelly Loeffler, Davis Pilot III and Nick Ayers. Our Board has determined that each of Kelly Loeffler and Davis Pilot III is “independent” as defined under the applicable listing standards of the NYSE and SEC rules and regulations. Our Board has also determined that Nick Ayers is not considered “independent” as defined under the applicable listing standards of the NYSE and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:

•        identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•        recommending to our Board the nominees for election to our Board at our annual meetings of stockholders;

•        approving the criteria for selecting nominees for directors;

•        retaining and terminating any search firm to be used to identify director nominees, including authority to approve search firm’s fees and other retention terms;

•        reviewing the composition of each committee of our Board and making recommendations to our Board for changes or rotation of committee members, the creation of additional committees and changes to committee charters;

•        developing and recommending to our Board a set of corporate governance guidelines;

•        reviewing our leadership structure;

•        overseeing an evaluation of our Board and its committees; and

•        overseeing a review of our Board on succession planning for executive officers.

The composition of the nominating and corporate governance committee is not comprised of all “independent” directors, as generally required by NYSE listing standards, in reliance on the exemption from certain corporate governance requirements available to us as a “controlled company” within the meaning of NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of PSQ. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our Board or compensation committee.

Role of our Board in Risk Oversight/Risk Committee

One of the key functions of our Board is the informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational matters; and our compensation committee oversees the management of risks associated with our compensation policies and programs.

Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this prospectus. Our audit committee is responsible for overseeing the steps management has taken with respect to cybersecurity risk exposure. As part of this oversight, our audit committee will receive regular reports from our management on cybersecurity risk exposure and the actions management has taken to limit, monitor or control such exposures at its regularly scheduled meetings. Management will work with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our Board leadership structure supports this approach.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter contains provisions that limit the liability of our directors and officers for damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, and our officers will not be personally liable to our stockholders for monetary damages for breach of fiduciary duty as an officer, in each case except for any liability for:

•        any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•        any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•        any transaction from which the director or officer derived an improper personal benefit; and

•        an illegal dividend, stock repurchase or redemption under Section 174 of the DGCL.

Our Charter requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one our directors or officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our Charter are necessary to attract and retain qualified persons as directors and officers.

Corporate Governance Guidelines and Code of Business Conduct

We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and certain corporate governance policies and standards applicable to the operation of our business. In addition, we have adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on the Corporate Governance portion, under the Investors tab of our website at www.publicsq.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Controlled Company

We qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and will elect not to comply with certain corporate governance requirements, specifically director nominees be selected or recommended to the board by independent directors. It is our intention as of the date of this prospectus to generally comply with these corporate governance requirements, with the exception of our nominating and corporate governance committee, which is not comprised entirely of independent directors. It is our intention as of the date of this prospectus to comply with the requirements that (i) a majority of our board of directors consist of independent directors and (ii) we have a compensation committee that is composed entirely of independent directors. However, we may at any time after the date of this prospectus elect to avail ourselves of one or more of the controlled company exemptions provided that we continue to qualify as a controlled company. See “Risk Factors — We are a “controlled company” within the meaning of NYSE listing standards and, as a result, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, you do not and may not in the future have the same protections afforded to shareholders of companies that are subject to such requirements.”

EXECUTIVE COMPENSATION

Because we are an “emerging growth company” within the meaning of the Securities Act, we have opted to comply with the executive compensation rules applicable to “emerging reporting companies,” when detailing the executive compensation of our executives, as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer). These three individuals are referred to as our “Named Executive Officers” or “NEOs.”

Other than as set forth in the table and described more fully below, during the fiscal year ended December 31, 2022, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the named executive officers. The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our named executive officers in the future. In connection with the Business Combination, each of our NEOs has executed a new employment agreement, which agreements provide for increased base salaries and target annual bonus opportunities. We expect that we will continue to review, evaluate and modify our compensation framework as a result of becoming a publicly traded company, and our compensation program could vary significantly from our historical practices in the future.

Our NEOs are as follows:

Name	Principal Position
Michael Seifert	Founder, President, Chief Executive Officer and Chairman of the Board
Sebastian Harris	Former Chief Operating Officer and Co-Founder
Bradley Searle	Chief Financial Officer and Treasurer

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Michael Seifert	2022	73,959	—	—	—		73,959
Founder, President, Chief Executive Officer and Chairman of the Board

Sebastian Joseph Harris(1)	2022	133,648	—	—	2,031	(2)	135,679
Former Chief Operating Officer and Co-Founder

Bradley Searle	2022	100,000	—	—	2,175	(2)	102,175
Chief Financial Officer and Treasurer

____________

(1)      Mr. Harris’ employment with us terminated on August 25, 2023.

(2)      The amounts in this column represent the amounts paid in 2022 in respect to 401(k) benefits received by Mr. Harris and Mr. Searle.

Narrative Disclosure to the Summary Compensation Table

Pre-Closing Employment Agreements

Michael Seifert, as founder and Chief Executive Officer of PublicSq. Inc. (f/k/a PSQ Holdings, Inc.) (“Private PSQ”), has largely controlled all significant decisions of PSQ since its inception. Because of this unique role, Mr. Seifert previously was not a party to an employment agreement or letter agreement with Private PSQ, and instead his compensation was set in consultation with the Board.

The following discussion describes the letter agreements to which certain of our NEOs were a party prior to the Business Combination.

Bradley Searle.    On March 5, 2021, Private PSQ entered into an employment letter agreement with Mr. Searle, pursuant to which Mr. Searle began serving as Chief Financial Officer effective as of March 16, 2021. The employment letter agreement provided for an indefinite term of employment. Pursuant to the employment letter agreement, Mr. Searle was entitled to an hourly salary of $45.00 an hour. The employment letter agreement also provided that Mr. Searle was eligible to participate in a number of Private PSQ-sponsored benefit plans, programs and arrangements.

Sebastian Harris.    On June 3, 2021, Private PSQ entered into an employment letter agreement with Mr. Harris, pursuant to which Mr. Harris began serving as Chief Operating Officer effective as of June 14, 2021. Pursuant to the employment letter agreement, Mr. Harris was entitled to an annual base salary of $87,000. The employment letter agreement also provided that Mr. Harris was eligible to participate in a number of Private PSQ-sponsored benefits plans, programs and arrangements. Mr. Harris’ employment with us terminated on August 25, 2023.

Health and Welfare Plans.

Our NEOs are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, life and accidental death and dismemberment, and short- and long-term disability benefits in the United States.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Code. We match 100% of participant deferrals up to 3% of a participant’s compensation, plus 50% of participant deferrals in excess of 3%, and up to 5% of employee’s compensation for a maximum matching contribution equal to 5% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and in company safe harbor contributions plus actual earnings thereon.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2022, no equity awards had been granted to any of our NEOs.

Executive Compensation After the Business Combination

Michael Seifert.    In connection with the Business Combination, Mr. Seifert executed an employment agreement (the “Seifert Employment Agreement”), pursuant to which Mr. Seifert began serving as our President and Chief Executive Officer effective as of the Closing. The Seifert Employment Agreement provides for Mr. Seifert’s at-will employment and an annual base salary of $500,000, an annual bonus with a target amount equal to 50% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly-situated employees. In addition, the Seifert Employment Agreement provides that, subject to the approval of our Board, Mr. Seifert be granted an award of 12,500 restricted stock units (“RSUs”) (before any change in capitalization that may occur between the Closing and the date of grant) under the EIP, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. The severance provisions contained in the Seifert Employment Agreement are described below under “Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control.” Mr. Seifert has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

Sebastian Harris.    In connection with the Business Combination, Mr. Harris executed an employment agreement (the “Harris Employment Agreement”) pursuant to which Mr. Harris began serving as our Chief Operating Officer effective as of the Closing. The Harris Employment Agreement provided for Mr. Harris’s at-will employment and an annual base salary of $400,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In addition, the Harris Employment Agreement provided that, subject to the approval of our Board, Mr. Harris be granted an award of 100,000 RSUs (before any change in capitalization that may occur between the Closing and the date of grant) under the EIP, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date (the “Initial Harris Equity Grant”). On August 25, 2023, we entered into a separation and release of claims agreement (the “Separation Agreement”) with Mr. Harris, providing for Mr. Harris’ departure from his position as Chief Operating Officer of the Company to pursue other business opportunities. The effective date of Mr. Harris’ departure was August 25, 2023 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Harris is entitled to receive continued payment of his 2023 annual base salary for a period of 12 months, subject to Mr. Harris’ compliance with the Separation Agreement, including a release of claims in favor of us, certain restrictive covenants described below and the forfeiture to us by Mr. Harris of 1,704,223 shares of our Class A common stock. In addition, the Separation Agreement provides that Mr. Harris will not be granted further equity, including restricted stock units or earnout compensation; however, Mr. Harris remains eligible to receive certain earnout compensation as a former equityholder of PublicSq. Inc. Subject to eligibility, the Separation Agreement provides for continued payment by us of our share of COBRA premiums for Mr. Harris’ health benefit coverage for a period of up to 12 months following the Separation Date. The Separation Agreement also provides for, among other things, non-disclosure and non-solicitation obligations applicable to Mr. Harris and mutual non-disparagement obligations. On August 25, 2023, pursuant to the Separation Agreement, Mr. Harris surrendered 1,704,223 shares of our Class A common stock to us, which were cancelled in full.

Bradley Searle.    In connection with the Business Combination, Mr. Searle executed an employment agreement (the “Searle Employment Agreement”, and together with the Seifert Employment Agreement and the Harris Employment Agreement, the “NEO New Employment Agreements”), pursuant to which Mr. Searle began serving as our Chief Financial Officer effective as of the Closing. The Searle Employment Agreement provides for Mr. Searle’s at-will employment and an annual base salary of $400,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In addition, the Searle Employment Agreement provides that, subject to the approval of our Board, Mr. Searle be granted an award of 150,000 RSUs (before any change in capitalization that may occur between the Closing and the date of grant) under the EIP, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. In addition to the 150,000 RSUs contemplated by the Searle Employment Agreement, it is anticipated that we will make an award to Mr. Searle of an additional 750,000 RSUs, subject to approval of our Board, resulting in an aggregate award of 900,000 RSUs to Mr. Searle. The severance provisions contained in the Searle Employment Agreement are described below under “Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control.” Mr. Searle has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control and Certain Payments to Be Made Pursuant to the Harris Separation Agreement

New NEO Employment Agreements

Prior to the Closing we did not offer or have in place for our NEOs any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control. The following describes the potential payments pursuant to the NEO New Employment Agreements upon termination or a change in control.

Michael Seifert.    The Seifert Employment Agreement provides that if Mr. Seifert’s employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Seifert Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Seifert Employment Agreement) (the “Change in Control Period”), then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 18 months of base salary and (y) an amount equal to 150% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 18 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Seifert Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 15 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 15 months. The Seifert Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Seifert is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Seifert becomes subject to excise tax imposed by Section 4999 of the Code.

Sebastian Harris.    The Harris Employment Agreement provided that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Harris Employment Agreement), in either case within the Change in Control Period, Mr. Harris would be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Harris Employment Agreement also provided that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Harris would be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Harris Employment Agreement contained a Section 280G limited cutback, pursuant to which Mr. Harris was entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Harris becomes subject to excise tax imposed by Section 4999 of the Code.

Bradley Searle.    The Searle Employment Agreement provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Searle Employment Agreement), in either case within the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Searle Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Searle Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Searle is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Searle becomes subject to excise tax imposed by Section 4999 of the Code.

Harris Separation Agreement

Pursuant to the Harris Separation Agreement, Mr. Harris is entitled to receive continued payment of his 2023 annual base salary for a period of 12 months, subject to Mr. Harris’ compliance with the Separation Agreement, including a release of claims in our favor, certain restrictive covenants described below and Mr. Harris’ surrender of 1,704,223 shares of our Class A common stock to us. In addition, the Harris Separation Agreement provides that Mr. Harris will not be granted any equity under our EIP, including the Initial Harris Equity Grant or any Earnout Equity Award. Subject to eligibility, the Harris Separation Agreement provides for our continued payment of our share of COBRA premiums for Mr. Harris’ health benefit coverage for a period of up to 12 months from August 25, 2023. The Harris Separation Agreement also provides for, among other things, non-disclosure and non-solicitation obligations applicable to Mr. Harris and mutual non-disparagement obligations. On August 25, 2023, pursuant to the Separation Agreement, Mr. Harris surrendered 1,704,223 shares of our Class A common stock to us, which were cancelled in full.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table sets forth information concerning compensation paid to each of our non-employee directors during the year that ended December 31, 2022.

Name	Option Awards ($)	Total ($)
Davis Pilot III	—	—

Narrative to Director Compensation Table

Davis Pilot III did not receive any compensation for his service on our board of directors for the year ended December 31, 2022.

Director Compensation After the Business Combination

Upon the Closing, our Board approved a Non-Executive Director Compensation Policy and on August 8, 2023 approved an Amended and Restated Non-Executive Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, we pay non-employee directors a cash retainer for service on our Board and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly instalments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our Board and no fee is payable in respect of any period prior to the completion of the Business Combination.

In addition, under the Director Compensation Policy, (i) each non-employee director as of immediately following the Closing and each of our non-employee directors who is appointed or elected to the Board between the Closing and the Initial Director Grant Date (as defined below) (each, an “Initial Director”), and (ii) each non-employee director upon initial appointment or election to the Board following the Initial Director Grant Date who is not an Initial Director, will receive an initial equity award under the EIP in the form of RSUs with a value of $300,000. Each such initial award for an Initial Director was made on September 25, 2023 (such date, the “Initial Director Grant Date”). Each initial award for non-employee directors other than Initial Directors will be made on the date of such director’s appointment or election to the Board. Further, on the date of each annual meeting of stockholders after the Initial Director Grant Date, each non-employee director then serving on our Board will receive an annual equity award under the EIP in the form of RSUs with a value of $150,000, provided that no non-employee director will be granted an annual award if such director was granted an initial award in the 12 months preceding the date of the annual meeting. Initial equity awards and annual equity awards will vest on the first anniversary of the date of grant (provided that any initial equity award granted to an Initial Director will vest on (i) the first anniversary of the Closing in the case of Initial Directors who were serving on the Board as of immediately following the Closing and (ii) the first anniversary of such non-employee director’s appointment or election to the Board in the case of any Initial Director who was appointed or elected to the Board between the Closing and the Initial Director Grant Date) subject to the non-employee director’s service as a director through the vesting date (unless otherwise provided at the time of grant). Each initial equity award and annual equity award will accelerate in full upon a change in control.

Member Annual Fee
Compensation
Annual Board Cash Retainer	$40,000
Additional Retainers for Committee Chairs
• Audit	$20,000
• Compensation	$15,000
• Nominating and Corporate Governance	$10,000
Additional Retainers for Committee Members
• Audit	$10,000
• Compensation	$5,000
• Nominating and Corporate Governance	$4,000
Annual Equity Award (non-employee directors)	$150,000
Initial Equity Award (non-employee directors)	$300,000

We reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee of our Board on which they serve and other business related to the Board. We also reimburse non-employee directors for reasonable travel and other expenses authorized by the Board or a committee of the Board that are incurred in connection with attendance at various conferences or meetings with our management, in accordance with our travel policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Colombier

Shares of Colombier Common Stock

On February 15, 2021, the Colombier Sponsor purchased 4,312,500 shares of Colombier Common Stock of Colombier Class B Common Stock for an aggregate price of $25,000. The shares of Colombier Common Stock automatically converted into Class A Common Stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments. The Colombier Sponsor agreed to forfeit up to 562,500 shares of Colombier Common Stock to the extent that the over-allotment option was not exercised in full by the underwriters. As a result of the underwriters’ over-allotment exercise in full, no shares are currently subject to forfeiture.

The Insiders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its shares of Colombier Common Stock until the earlier to occur of: (A) one year after the completion of a business combination or (B) subsequent to a business combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) Colombier completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of Colombier stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On February 23, 2021, the Colombier Sponsor agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of our IPO (the “Promissory Note”). The Promissory Note was non-interest bearing and was payable on the earlier of (i) December 31, 2021, or (ii) the consummation of our IPO. The outstanding balance under the Promissory Note of $46,975 was repaid at the closing of our IPO on June 11, 2021.

In addition, in order to finance transaction costs in connection with a business combination, the Colombier Sponsor or an affiliate of the Colombier Sponsor, or certain of Colombier’s officers and directors were, but are were obligated to, loan Colombier funds as may be required (“Working Capital Loans”). No such Working Capital Loans were made prior to the closing of the Business Combination

Administrative Support Agreement

Pursuant to an Administrative Support Agreement dated June 8, 2021, between Colombier and Farvahar Capital LLC, an affiliate of the Colombier Sponsor (“Farvahar”), Colombier agreed, commencing on the effective date of our IPO through the Closing, to pay Farvahar a total of $10,000 per month for office space, utilities and secretarial and administrative support. Between the date of consummation of its initial public offering through the Closing, Colombier incurred $250,000 in fees for such services.

The Colombier Sponsor agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered accounting firm) for services rendered or products sold to us reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. These indemnification obligations expired upon the Closing.

Private PSQ

Seed Round Investment

In connection with Private PSQ’s seed financing round, the following related person transaction occurred:

On April 7, 2021, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $240,000, in return for 1,000 shares of common stock.

On June 8, 2021, Stephen R. Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $120,000, in return for 500 shares of common stock.

On July 18, 2021, Davis Pilot III, a member of our Board, through Fountain Ripple, LLC (“FR I”), as sole manager of FR I and along with other members of FR I, invested $360,000, in return for 1,500 shares of common stock.

Bridge Round Investment

In connection with Private PSQ’s bridge financing round, the following related person transaction occurred:

On November 10, 2021, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $140,000, in return for 500 shares of common stock.

Series A Investments

In connection with Private PSQ’s Series A financing round, the following related person transactions occurred:

On April 4, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $150,000, in return for 4,458.98 shares of common stock.

On April 26, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $100,000, in return for 2,972.65 shares of common stock.

On June 14, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $250,000, in return for 7,431.63 shares of common stock.

On July 1, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $500,000, in return for 14,863.26 shares of common stock.

On July 22, 2022, Davis Pilot III, a member of our Board, through Fountain Ripple II, LLC (“FR II”), as sole manager of FR II and along with other members of FR II, invested $2,380,068, in return for 70,749.11 shares of common stock.

Private PSQ Convertible Debt Notes Investment

In connection with the Private PSQ Convertible Debt Notes offering, the following related persons transactions occurred:

On April 7, 2023, Blake Masters, a member of our Board, and certain of his affiliates subscribed for $205,000 of Private PSQ Convertible Debt Notes in the aggregate.

On June 12, 2023, Davis Pilot III, a member of our Board, through Fountain Ripple III, LLC (“FR III”), as sole manager of FR III and along with other members of FR III, subscribed for $2.9 million of Private PSQ Convertible Debt Notes.

Consulting Fees

Nick Ayers, a member of our Board, through his consulting company, C6 Creative Consulting, Inc., entered into a consulting agreement with our subsidiary, EveryLife in June 2023, pursuant to which Mr. Ayers receives $10,000 per month and is expected to receive a grant of 40,000 RSUs, subject to approval by our Board shortly after Closing, in connection with consulting services to EveryLife.

EveryLife

In February 2023, Private PSQ completed a stock-for stock transaction to purchase 100% of the outstanding shares of EveryLife, Inc. (“EveryLife”) from Nick Ayers, his wife Jamie Ayers and their trust, The J. Nicholas Ayers 2021 Irrevocable Trust pursuant to which Private PSQ issued 55,000 shares of common stock. Following the sale, EveryLife became a wholly-owned subsidiary of Private PSQ.

Neither Nick Ayers nor Jamie Ayers was an executive officer or director of Private PSQ at the time of the transaction. However, following the Closing, Nick Ayers was appointed to our Board.

Indemnification of our Directors and Officers

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

Concurrently with the Closing, we have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Charter, our Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our Bylaws. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a form of which is filed as Exhibit 10.2 to this prospectus.

Post-Closing Related Party Transactions

Amended and Restated Registration Rights Agreement

On July 19, 2023, in connection with the Closing, we, the Colombier Sponsor and certain Private PSQ stockholders, including Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board, Sebastian Harris, our former Chief Operating Officer, Bradley Searle, our Chief Financial Officer and Treasurer, Andrew Weisbecker, our Chief Product Officer, Brian Elkins, our Chief Information Security Officer, Nick Ayers, a member of our Board, Jamie F. Ayers, the wife of Nick Ayers, Fountain Ripple, LLC, Fountain Ripple II, LLC, entities whose sole manager is Davis Pilot III, a member of our Board, J. Nicholas Ayers Irrevocable Trust dated October 2021, an irrevocable trust controlled by Nick Ayers, a member of our Board and the Stephen R. Seifert Rev Living Trust Dated November 2004, a trust controlled by Stephen R. Seifert, father of Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board (the “New Investors” and together with the Colombier Sponsor, the “Investors”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we are obligated to file one or more registration statements to register the resales of Class A Common Stock held by the Investors after the Closing, including Class A Common Stock that was issued upon conversion of Colombier Class B Common Stock, or issuable upon conversion of Class C Common Stock, and Earnout Shares. One or more Investors holding 20% of the aggregate number of registrable securities owned by all Investors are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of four demand registrations). The Registration Rights Agreement also provides such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, we agreed to indemnify the Investors and certain persons or entities related to such Investors such as their officers, directors, employees and agents and each person who controls such Investor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Investors sell their registrable securities, unless such liability arose from such Investor’s misstatement or alleged misstatement, or omission or alleged omission, and the Investors including registrable securities in any registration statement or prospectus agreed to indemnify us and certain persons or entities related to us such as our officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

Agreement with Farvahar Capital LLC

On August 14, 2023, we entered into an engagement letter agreement with Farvahar Capital LLC (“Farvahar”) providing for the engagement of Farvahar as strategic consultant to provide strategic advice and assistance in connection with our capital markets strategy, acquisition strategy, investor relations strategy and other strategic services, effective upon approval of the engagement letter by our independent directors. As consideration, Farvahar receives a monthly cash fee of $80,000, and reimbursement of reasonable documented expenses, which shall not exceed $60,000 in the aggregate without our prior written approval. The engagement letter also provides that we will engage Farvahar as nonexclusive consultant in connection with any capital markets financing or related activity. The engagement letter will expire after one (1) year, unless terminated by us or Farvahar upon thirty (30) days’ prior written notice. We also agreed to indemnify Farvahar in connection with claims arising in connection with the services offered pursuant to the engagement letter agreement. Our director, Omeed Malik, is Chairman and CEO and indirect sole owner of Farvahar.

Policies for Approval of Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•        the related person’s interest in the related person transaction;

•        the approximate dollar value of the amount involved in the related person transaction;

•        the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of our business;

•        whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to us of, the transaction; and

•        any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•        interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $1,000,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

•        a transaction that is specifically contemplated by provisions of our Certificate or Bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our voting shares by:

•        each person who is known to be the beneficial owner of more than 5% of our voting shares;

•        each of our named executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. The beneficial ownership of shares of Company Common Stock is based on the following: (i) an aggregate of 24,340,075 shares of Class A Common Stock issued and outstanding, (ii) an aggregate of 3,213,678 shares of Class C Common Stock issued and outstanding and (iii) 11,450,000 of our outstanding Warrants, each whole warrant to become exercisable for one share of Class A Common Stock; provided, that, the information below excludes the shares of Class A Common Stock reserved for future awards under the EIP and the ESPP (including approximately 2,775,625 RSUs which are expected to be approved for grant by our Board (or an applicable committee thereof) shortly after the Closing to certain PSQ executive officers, employees and service providers designated by PSQ and an additional number of RSUs which are expected to be granted by us to our non-employee directors in accordance with our Director Compensation Policy adopted as of August 8, 2023).

			Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(11)		% of Class A Common Stock		% of Class C Common Stock	Voting Percentage
Directors and Executive Officers(1)
Michael Seifert	3,213,678		11.66	%(17)	100%	52.81	%(18)
Omeed Malik(2)(3)	2,470,111	(12)	9.67%		—	4.95%
Davis Pilot III(4)	2,181,312		8.96%		—	4.48%
Sebastian Harris(5)	438,229		1.80%		—	*
Nick Ayers(6)	1,215,999	(13)	5.00%		—	2.50%
Bradley Searle	194,769		*		—	*
Blake Masters(7)	36,384		*		—	*
Brian Elkins	—		—		—	—
Mike Hebert	—		—		—	—
Kelly Loeffler	—		—		—	—
Stephen Moran	—		—		—	—
James Rinn	—		—		—	—
Andrew Weisbecker	—		—		—	—
All executive officers and directors as a group (12 individuals)	9,312,253		38.26%		100%	65.34%

5% or More Stockholders:
SuRo Capital Corp.(8)	4,676,032	(14)	17.29%		—	9.10%
Richard L. Jackson(9)	1,923,197	(15)	7.72%		—	3.91%
Davis Pilot, Jr.(10)	1,431,285	(16)	5.88%		—	2.94%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the following entities or individuals is: 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401.

(2)      The business address for each of Mr. Malik, Malik Advisors LLC and Knights Court LLC is: 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL.

(3)      Mr. Malik exercises voting and investment control over the shares that are held by Malik Advisors LLC and Knights Court LLC.

(4)      Based solely on a Schedule 13 D filed by Davis Pilot III and Davis Pilot, Jr. on July 31, 2023. Fountain Ripple, LLC (“FR I”), Fountain Ripple II, LLC (“FR II”) and Fountain Ripple III, LLC (“FR III”) are the record holders of the shares set forth next to Davis Pilot III. Mr. Pilot is the manager of each of FR I, FR II and FR III. The business address of each of FR I, FR II and FR III is 1055 Hillcrest Road, Mobile, AL 36695.

(5)      Based solely on a Schedule 13D/A filed by Mr. Harris on August 30, 2023.

(6)      The business address for Mr. Ayers is: 3290 Northside Parkway, Suite 675, Atlanta, GA 30327.

(7)      Represents 31,086 shares of Class A Common Stock held by Mr. Masters and 5,298 shares of Class A Common Stock held by the Directed Trust Company FBO Blake Masters Roth IRA.

(8)      The business address for SuRo Capital Corp. is: One Sansome Street, Suite 730, San Francisco, CA 94104.

(9)      The business address for Mr. Jackson is: 2655 Northwinds Parkway, Alpharetta, GA 30009.

(10)    FR I, FR II and FR III are the record holders of the shares set forth next to Davis Pilot, Jr. The business address of each of FR I, FR II and FR III is 1055 Hillcrest Road, Mobile, AL 36695.

(11)    The table does not reflect Earnout Equity Awards and/or RSUs that may be granted to each of PSQ’s executive officers and directors following the Business Combination and Earnout Equity Awards that holders of PSQ Common Stock immediately prior to the Closing are eligible to receive following the Business Combination. Michael Seifert is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 437,196 shares of Class A Common Stock in the aggregate and 12,500 RSUs, Bradley Searle is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 330,315 shares of Class A Common Stock in the aggregate and 800,000 RSUs. Steve Moran is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 275,400 shares of Class A Common Stock in the aggregate and 50,000 RSUs, Michael Herbert is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 54,000 shares of Class A Common Stock in the aggregate and 12,500 RSUs, Brian Elkins is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 178,953 shares of Class A Common Stock in the aggregate and 75,000 RSUs, Andrew Weisbecker is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 275,400 shares of Class A Common Stock in the aggregate and 75,000 RSUs, Nick Ayers is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 178,953 shares of Class A Common Stock in the aggregate. Blake Masters is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 510 shares of Class A Common Stock. As record holders of FR I, FR II and FR III, Mr. Pilot, Jr. and Mr. Pilot III are eligible to receive, in the aggregate, one or more Earnout Equity Awards with respect to up to approximately 30,408 shares of Class A Common Stock. The actual amount, timing and form of the Earnout Equity Awards are not determinable at this time. The RSUs are expected to be approved by our Board (or applicable committee thereof) shortly after the Closing.

(12)    Represents 1,270,111 shares of Class A Common Stock and 1,200,000 Warrants, each whole warrant to become exercisable for one share of Class A Common Stock.

(13)    Represents 214,246 shares of Class A Common Stock held by Mr. Ayers, 651,423 shares of Class A Common Stock held by Mrs. Jamie Ayers and 350,330 shares of Class A Common Stock held by the J. Nicholas Ayers Irrevocable Trust dated October 2021. Mr. Ayers disclaims beneficial ownership of the shares of Class A Common Stock held by Mrs. Jamie Ayers and the J. Nicholas Ayers Irrevocable Trust dated October 2021.

(14)    Represents 1,976,032 shares of Class A Common Stock and 2,700,000 Warrants, each whole warrant to become exercisable for one share of Class A Common Stock.

(15)    Based solely on a Schedule 13G filed by Jackson Investment Group, LLC on July 31, 2023. Represents 1,367,294 shares of Class A Common Stock directly owned by Jackson Investment Group, LLC (which is controlled by Mr. Jackson) and 555,903 Warrants, each whole warrant to become exercisable for one share of Class A Common Stock.

(16)    Based solely on a Schedule 13D filed by Mr. Pilot III and Mr. Pilot, Jr. on July 31, 2023. Mr. Pilot, Jr. is an equity holder of FR I (50%), FR II (79%) and FR III (37.93%) and may be deemed to beneficially own (i) 143,243 shares of Class A Common Stock directly held by FR I, (ii) 1,090,469 shares of Class A Common Stock directly held by FR II and (iii) 197,571 shares of Class A Common Stock directly held by FR III.

(17)    Based solely on a Schedule 13D filed by Mr. Seifert on July 31, 2023. Based on 29,257,976 shares of Class A Common Stock outstanding as of July 19, 2023 and assuming all 3,213,678 shares of Class C Common Stock held by Mr. Seifert have been converted to Class A Common Stock.

(18)    As a result of his ownership of 100% of the outstanding Class C Common Stock, Mr. Seifert as of the date of this prospectus, and until such time that Mr. Seifert’s shares of Class C Common Stock are converted to Class A as described elsewhere in this prospectus, Mr. Seifert will hold approximately 52.81% of our voting power, and control the result of most matters to be voted upon by our stockholders. Each share of Class C Common Stock held by Mr. Seifert may be converted by Mr. Seifert at any time into one (1) share of Class A Common Stock.

SELLING HOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of up to 10,012,500 shares of Class A Common Stock (including 4,312,500 shares of Class A Common Stock that were issued upon conversion of the Colombier Class B Common Stock in connection with the Closing of the Business Combination and up to 5,700,000 shares of Class A Common Stock issuable upon the exercise of outstanding Private Warrants) and warrants to purchase up to 5,700,000 shares of Class A Common Stock (consisting of the Private Warrants). The Selling Holders may from time to time offer and sell any or all of the Class A Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock or Warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock or Private Warrants.

The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Class A Common Stock and Private Warrants beneficially owned prior to the offering, the aggregate number of shares of Class A Common Stock and Private Warrants that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Class A Common Stock and Private Warrants beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. We have based percentage ownership following the offering on 24,340,075 shares of Class A Common Stock, 3,213,678 shares of Class C Common Stock and 11,450,000 Warrants, in each case outstanding as of October 3, 2023, and have assumed that each Selling Holder will sell all shares of Class A Common Stock and Private Warrants offered pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s Private Warrants (if any) and did not assume the exercise of any other Private Warrants.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock or Private Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and Private Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each of the following entities or individuals is: 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401.

	Securities Beneficially Owned Prior to This Offering		Securities to be Sold in This Offering		Securities Beneficially Owned After This Offering
Name of Selling Holders	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)%	Warrants(2)%
SuRo Capital Corp.(3)	1,976,032	2,700,000	1,976,032	2,700,000	—	—	—
Omeed Malik Advisors LLC(4)	544,736	1,200,000	544,736	1,200,000	—	—	—
Knights Court LLC(5)	725,375	—	725,375	—	—	—	—
Knight Global LLC(6)	244,223	500,000	244,223	500,000	—	—	—
Allies Capital Corp(7)	226,973	500,000	226,973	500,000	—	—	—
Meteora Capital Partners, LP(8)	226,973	500,000	226,973	500,000	—	—	—
Second Sunrise LLC(9)	161,092	150,000	161,092	150,000	—	—	—
Jordan Cohen(10)	81,348	25,000	81,348	25,000	—	—	—
Edward Kim(11)	62,644	100,000	62,644	100,000	—	—	—
Jonathan Keidan(12)	28,598	25,000	28,598	25,000	—	—	—
Keri Findley(13)	34,506	—	34,506	—	—	—	—

____________

*        Represents less than 1%.

(1)      Represents shares of Class A Common Stock, including the shares of Class A Common Stock that may be issued upon the exercise of Private Warrants.

(2)      Represents the Private Warrants and does not include the Public Warrants, which are not being offered by the Selling Holders in this offering.

(3)      The address of the Reporting Person is 1 Sansome Street Suite 730, San Francisco, CA 94104.

(4)      The address of the Reporting Person is 214 Brazilian Avenue Suite, 200-J, Palm Beach, FL 33480.

(5)      The address of the Reporting Person is 214 Brazilian Avenue Suite, 200-J, Palm Beach, FL 33480.

(6)      The address of the Reporting Person is 2121 Avenue of the Stars, Los Angeles, CA 9077.

(7)      The address of the Reporting Person is 640 Fifth Avenue, 12th Floor, New York, NY 10019.

(8)      The address of the Reporting Person is 840 Park Dr. East, Boca Raton, FL 33432.

(9)      The address of the Reporting Person is 47 Lakeside Drive, Corte Madera, CA 94925.

(10)    The address of the Reporting Person is 6971 Queenferry Circle, Boca Raton, FL 33496.

(11)    The address of the Reporting Person is 2228 Glencoe Ave, Venice CA 90291.

(12)    The address of the Reporting Person is 270 Lafayette Street, New York, NY 10012.

(13)    The address of the Reporting Person is 2505 Pecos Street, Austin, TX 78703.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities and is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Restated Charter (“Charter”) and Amended and Restated Bylaws (“Bylaws”) in their entirety for a complete description of the rights and preferences of our securities.

General

Our authorized capital stock consists of (a) 540,000,000 shares of Common Stock, $0.0001 par value per share, consisting of (i) 500,000,000 shares of Class A Common Stock and (ii) 40,000,000 shares of Class C Common Stock, and (b) 50,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

As of October 3, 2023, we have 24,340,075 shares of Class A Common Stock and 3,213,678 shares of Class C Common Stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Class A Common Stock

Holders of shares of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held on all matters submitted to a vote of stockholders except as otherwise expressly provided by our Charter or as provided by law. Our Charter does not provide the Class A Common Stock with cumulative voting for the election of directors. Accordingly, holders of at least a majority of the voting power of then-outstanding shares of the Common Stock entitled to vote in the election of directors, voting together as a single class, will be able to elect all of our directors.

Class C Common Stock

Each share of our Class C Common Stock entitles its holder to a number of votes per share (rounded up to the nearest whole number) equal to (a) the aggregate number of outstanding shares of Class A Common Stock entitled to vote on the applicable matter as of the applicable record date plus 100, divided by (b) the aggregate number of outstanding shares of Class C Common Stock (the “Per Share Class C Voting Power”). The issued and outstanding shares of Class C Common Stock, as a group, are entitled to a number of votes equal to the Per Share Class C Voting Power multiplied by the total number of shares of Class C Common Stock outstanding (the “Aggregate Class C Voting Power”).

Each share of Class C Common Stock held by the PSQ Founder may be converted by the PSQ Founder at any time into one share of Class A Common Stock.

In the event that, the PSQ Founder transfers shares of Class C Common Stock to any person other than certain permitted transferees, such transferred shares will convert automatically into shares of Class A Common Stock having only one vote per share. All outstanding shares of Class C Common Stock will convert into Class A Common Stock (i) in the event the PSQ Founder is no longer at least one of an officer or director of PSQ, or dies or becomes incapacitated, or (ii) at such time as the total number of outstanding shares of Class C Common Stock falls below 50% of the total number of outstanding shares of Class C Common Stock as of immediately after Closing.

Other than with respect to voting power, our Class C Common Stock has the same rights and privileges as our Class A Common Stock.

Dividend Rights

Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of shares of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in our discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. Stock dividends with respect to each class of our Common Stock may only be paid with shares of stock of the same class of common stock.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of our Common Stock held by each such holder, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights

On July 19, 2023, in connection with the Closing, we, the Colombier Sponsor and certain Private PSQ stockholders (the “New Investors” and together with the Colombier Sponsor, the “Investors”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we are obligated to file one or more registration statements to register the resales of Class A Common Stock held by the Investors after the Closing, including Class A Common Stock that was issued upon conversion of Colombier Class B Common Stock, or issuable upon conversion of Class C Common Stock, and Earnout Shares. One or more Investors holding 20% of the aggregate number of registrable securities owned by all Investors are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of four demand registrations). The Registration Rights Agreement also provides such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, we agreed to indemnify the Investors and certain persons or entities related to such Investors such as their officers, directors, employees and agents and each person who controls such Investor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Investors sell their registrable securities, unless such liability arose from such Investor’s misstatement or alleged misstatement, or omission or alleged omission, and the Investors including registrable securities in any registration statement or prospectus agreed to indemnify us and certain persons or entities related to us such as our officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting powers, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting powers and other rights that could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding as of the date of this Prospectus. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. As of the date of this prospectus, we have 5,750,000 Public Warrants outstanding.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed that as soon as practicable, but in no event later than 15 business days after the Closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Colombier Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

In the event we determine to redeem the Public Warrants, holders of our redeemable warrants would be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via our posting of the redemption notice to The Depository Trust Company (“DTC”).

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of the Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised that person’s warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on per share consideration minus the Black-Scholes warrant value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the Public Warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the Public Warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants and the Private Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and Colombier. You should review a copy of the Warrant Agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the Warrants. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. Commencing 30 days after the Closing the Private Warrants (including the Class A Common Stock issuable upon exercise of the Private Warrants) became transferable, assignable and salable. The Private Warrants will not be redeemable by us so long as they are held by the Colombier Sponsor or its permitted transferees. As of the date of this prospectus, we have 5,700,000 Private Warrants outstanding. The Sponsor Distributees, or their permitted transferees, have the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor Distributees or their permitted transferees, the Private Warrants will be subject to the same terms and conditions as the Public Warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and Warrant Agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Anti-Takeover Provisions

Our Charter and the Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control over us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Among other things, the Charter and Bylaws include provisions regarding:

•        the terms of the Class C Common Stock, which are held by the PSQ Founder, and provide the PSQ Founder with a majority of the voting power of our Common Stock on any vote of our stockholders, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us;

•        opting out of Section 203 of the DGCL to allow us to establish our own rules governing business combinations with interested parties;

•        the ability of our Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        the limitation of the liability of, and the indemnification of, our directors and officers;

•        the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

•        the requirement that a special meeting of stockholders may be called only by our Board, the chairperson of our Board, or our chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        controlling the procedures for the conduct and scheduling of Board and stockholder meetings;

•        the requirement for the affirmative vote of holders of at least 75% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal certain provisions of the Charter or any provision of the Bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of our Board to amend the bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

•        advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

•        our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our Board or management.

Charter and Restated Bylaw Provisions

Our Charter and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our Board or our governance or policy, including the following:

Issuance of Undesignated Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights, powers and preferences, including voting powers, designated from time to time by our Board. The existence of authorized but unissued shares of preferred stock enables our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive forum for certain lawsuits

Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against any of our current or former directors, officers, employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. Our Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and stockholders although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the Current Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special meeting of stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by the chairman of our Board, or our chief executive officer, or our Board pursuant to a resolution adopted by a majority of our Board, and may not be called by any other person.

Advance notice requirements for stockholder proposals and director nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

No action by written consent

Our Charter provides that our stockholders are not entitled to take any action by written consent in lieu of a meeting of stockholders.

Board of Directors

Our Board is divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors will expire at our 2024 annual meeting of the stockholders, the term of the initial Class II Directors shall expire at our 2025 annual meeting of the stockholders and the term of the initial Class III Directors will expire at our 2026 annual meeting of the stockholders. All directors elected at annual meetings of stockholders will be elected for terms ending on the third annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Our Charter and our Bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Subject to the terms of any preferred stock, any or all of the directors may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of our capital stock entitled to vote thereon. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by the affirmative vote of a majority of our directors then in office.

Listing of Securities

Our Class A Common Stock and Public Warrants are currently listed on the NYSE under the symbols “PSQH” and “PSQH.WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of Common Stock or Warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Common Stock or Warrants, as applicable, then outstanding; or

•        the average weekly reported trading volume of the Common Stock or Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

•        Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of October 3, 2023, we had 24,340,075 shares of Class A Common Stock and 3,213,678 shares of Class C Common Stock outstanding. Of these, 20,027,575 shares of Class A Common Stock registered on the prospectus for the Business Combination and held by public stockholders are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares of Class A Common Stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of October 3, we had Warrants to purchase an aggregate of 11,450,000 shares of Class A Common Stock outstanding, consisting of the outstanding Public Warrants (warrants to purchase an aggregate of 5,750,000 shares of Class A common) and the Private Warrants (warrants to purchase an aggregate of 5,700,000 shares of Class A Common Stock). Each whole warrant is exercisable for one share of our Class A Common Stock, in accordance with the terms of the applicable warrant agreement governing such warrants. The Public Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Registration Rights

Certain parties to the Registration Rights Agreement are entitled to various rights with respect to the registration of the shares of Class A Common Stock beneficially owned by such parties. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. See the sections titled “Description of Securities - Registration Rights” for additional information.

Lock-up Agreements

The Class A Common Stock that was issued upon conversion of the Colombier Class B Common Stock in connection with the Business Combination is subject to a lock-up whereby, subject to certain limited exceptions, such shares are not transferable or saleable until the earlier of (A) one year after the Closing Date or (B) subsequent to the Business Combination, if (x) the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Private Warrants, and the shares of Class A Common Stock issuable upon exercise of the Private Warrants, were not transferable, assignable or salable by the holders of such securities until 30 days after closing of the Business Combination. Such restrictions on transfer of the Private Warrants and the Class A Common Stock issuable upon exercise of the Private Warrants have expired, and accordingly the Private Warrants and such underlying shares of Class A Common Stock are currently transferrable, assignable and salable.

Form S-8 Registration Statement

We have filed a registration statement on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under our EIP and ESPP, as applicable, which became effective automatically upon filing. These shares can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of Class A Common Stock and Private Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold Class A Common Stock or Private Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the additional tax on net investment income or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code, and that acquired the securities pursuant to this offering (or that acquired Class A Common Stock upon exercise of Private Warrants so acquired). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that is:

•        an individual who is a U.S. citizen or resident of the United States as determined for U.S. federal income tax purposes;

•        a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who has the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

As discussed above, it is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. If we pay cash distributions to U.S. Holders of shares of our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Exercise of a Private Warrant

Except as discussed below with respect to the cashless exercise of a Private Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Private Warrant. The U.S. Holder’s tax basis in the share of our Class A Common Stock received upon exercise of the Private Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Private Warrant and the exercise price of such Private Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the Private Warrant would commence on the date of exercise of the Private Warrant or the day following the date of exercise of the Private Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Private Warrants.

The tax consequences of a cashless exercise of a Private Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A Common Stock received would generally equal the holder’s tax basis in the Private Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Private Warrant or the day following the date of exercise of the Private Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Private Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Private Warrants having a value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Common Stock represented by the Private Warrants deemed surrendered and the U.S. Holder’s tax basis in the Private Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Private Warrants exercised and the exercise price of such Private Warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Private Warrant or the day following the date of exercise of the Private Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, each U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Private Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Private Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration and (ii) the U.S. Holder’s tax basis in the Private Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Private Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Private Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Private Warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Private Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Private Warrant may be exercised or to the exercise price of the Private Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Private Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such U.S. Holders as described under “U.S. Holders — Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Common Stock and Private Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Private Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Private Warrants” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Private Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Private Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Private Warrant by a U.S. Holder, as described under “U.S. Holders — Exercise of a Private Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Private Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Private Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or Private Warrants (including an expiration or redemption of our Private Warrants), unless:

•        the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•        the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock or Private Warrants, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Class A Common Stock. Non-U.S. Holders of Private Warrants are urged to consult their own tax advisors regarding the application of the 5% rule in the case of the Private Warrants. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax (or lower applicable treaty rate). Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Private Warrants will be subject to tax at generally applicable U.S. federal income tax rates. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. If we become or have been a “United States real property holding corporation,” you are urged to consult your own tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Private Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Private Warrant may be exercised or to the exercise price of the Private Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of Private Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock, which is taxable to such non-U.S. Holders as described under “Non-U.S. Holders — Taxation of Distributions” above. A non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. It is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Private Warrants or other property subsequently paid or credited to such holder.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and gross proceeds from the sale or other disposition of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury.

While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our securities, under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of dividends and proceeds from the sale of our securities to non-U.S. Holders that are not exempt recipients. We must report annually to the IRS and to each such holder the amount of dividends or other distributions we pay to such non-U.S. Holder on our shares of Class A

Common Stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. Holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our Class A Common Stock or Private Warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

Information reporting and backup withholding are generally not required with respect to the amount of any proceeds from the sale by a non-U.S. Holder of Class A Common Stock or Private Warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells Class A Common Stock or Private Warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable) to the broker of its status as a non-U.S. Holder or such non-U.S. Holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain relationships with the United States will be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 5,750,000 shares of Class A Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof and (ii) up to 5,700,000 shares of Class A Common Stock that are issuable upon exercise of the Private Warrants by the holders thereof. We are also registering the offer and sale, from time to time, by the Selling Holders of (i) up to 4,312,500 shares of Class A Common Stock that were issued upon conversion of the Colombier Class B Common Stock in connection with the Closing of the Business Combination, (ii) up to 5,700,000 Private Warrants and (iii) up to 5,700,000 shares of Class A Common Stock issuable upon the exercise of Private Warrants.

Subject to certain customary exceptions, the Class A Common Stock held by each of the Sponsor Distributees and former directors and officers of Colombier are subject to certain restrictions on transfer until July 19, 2024, the one-year anniversary of the Closing Date, subject to early release if the closing price of our Class A Common Stock has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination. The Private Warrants held by the Sponsor Distributees, as well as the Class A Common Stock issuable upon exercise of such Private Warrants, were not transferable, assignable or salable until 30 days after the Closing of the Business Combination. Such restrictions on transfer of the Private Warrants and the Class A Common Stock issuable upon exercise of the Private Warrants have expired, and accordingly the Private Warrants and such underlying shares of Class A Common Stock are currently transferrable, assignable and salable See “Securities Act Restrictions on Resale of Securities — Lock-Up Agreements” for further discussion.

We will receive proceeds from the Warrants exercised if such Warrants are exercised for cash. A holder of Warrants may exercise their Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or, except as otherwise provided in the Registration Rights Agreement, legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock or Private Warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock or Private Warrants. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in the Registration Rights Agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of NYSE;

•        through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        settlement of short sales entered into after the date of this prospectus;

•        agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time, or for any other reason.

Subject to the terms of the Registration Rights Agreement applicable to the Selling Holder’s shares of Class A Common Stock and Private Warrants, such Selling Holder may transfer shares of Class A Common Stock or Private Warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•        the specific securities to be offered and sold;

•        the names of the Selling Holders;

•        the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•        settlement of short sales entered into after the date of this prospectus;

•        the names of any participating agents, broker-dealers or underwriters; and

•        any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock are listed on The New York Stock Exchange under the symbol “PSQH” and the Public Warrants are listed on The New York Stock Exchange under the symbol “PSQH.WS.”

The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Holders pay for solicitation of these contracts.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon notification by a Selling Holder to us that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M promulgated under the Exchange Act. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify selling securityholders thereunder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP (Washington, DC) has passed upon the validity of the securities of PSQ Holdings, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The audited financial statements of Colombier Acquisition Corp., as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, included in this prospectus, which includes an explanatory paragraph as to Colombier Acquisition Corp.’s ability to continue as a going concern, have been so included in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of PSQ Holdings, Inc. for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021, included in this prospectus have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein (which contains an explanatory paragraph as to PSQ Holdings, Inc.’s ability to continue as a going concern), and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.publicsq.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

PSQ HOLDINGS, INC (dba PublicSq.)

COLOMBIER ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
PSQ Holdings, Inc. (dba PublicSq.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of PSQ Holdings, Inc. (dba PublicSq.) (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s primary sources of liquidity have been through funding from financing activities. The Company has reported operating losses for the year ended December 31, 2022 and for the period from February 25, 2022 (Inception) through December 31, 2021 and had negative cash flows from operations for the year ended December 31, 2022. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

/s/ UHY LLP
UHY LLP

Melville, New York
March 1, 2023

PSQ HOLDINGS, INC (dba PublicSq.)
Balance Sheets

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$2,330,405	$399,403
Prepaid expenses and other current assets	289,379	32,153
Total current assets	2,619,784	431,556
Intangible assets, net	1,267,673	582,257
Operating lease right-of-use asset	293,520	—
Property and equipment, net	26,723	—
Deposit	7,963	2,500
Total assets	$4,215,663	$1,016,313

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$424,065	$143,335
Accrued expenses	41,494	12,474
Deferred revenue	49,654	—
Operating lease liability	169,275	—
Total current liabilities	684,488	155,809
Operating lease liability, non-current	129,762	—
Total liabilities	814,250	155,809
Commitments and contingencies (Note 11)
Stockholders’ equity
Common stock, $0.001 par value; 1,100,000 authorized shares; 771,155 and 485,731 shares issued and outstanding as of December 31, 2022 and 2021, respectively	771	486
Additional paid in capital	12,384,206	2,799,994
Subscription receivable	(99,612)	(34,600)
Accumulated deficit	(8,883,952)	(1,905,376)
Total stockholders’ equity	3,401,413	860,504
Total liabilities and stockholders’ equity	$4,215,663	$1,016,313

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Statements of Operations

	Year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Revenue	$475,175	$7,369
Costs and expenses:
Cost of sales, (exclusive of depreciation and amortization shown separately below)	716,102	104,147
General and administrative	2,016,638	708,425
Sales and marketing	2,550,418	295,661
Research and development	1,446,347	705,621
Depreciation and amortization	842,195	98,892
Total costs and expenses	7,571,700	1,912,746
Operating loss	(7,096,525)	(1,905,377)
Other income:
Other income, net	118,158	—
Interest income	591	1
Loss before income taxes	(6,977,776)	(1,905,376)
Income tax expense	800	—
Net loss	$(6,978,576)	$(1,905,376)

Net loss per common share, basic and diluted	$(11.74)	$(4.88)
Weighted average shares outstanding, basic and diluted	594,326	390,731

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at February 25, 2021 (inception)	—	$—	$—	$—	$—	$—
Issuance of common stock for cash or receivable	485,731	486	2,799,994	(34,600)	—	2,765,880
Net loss	—	—	—	—	(1,905,376)	(1,905,376)
Balance at December 31, 2021	485,731	$486	$2,799,994	$(34,600)	$(1,905,376)	$860,504
Issuance of common stock for cash or receivable	285,424	285	9,584,212	(100,012)	—	9,484,485
Receipt of subscription receivable	—	—	—	35,000	—	35,000
Net loss	—	—	—	—	(6,978,576)	(6,978,576)
Balance at December 31, 2022	771,155	$771	$12,384,206	$(99,612)	$(8,883,952)	$3,401,413

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Statements of Cash Flows

	For the year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Cash Flows from Operating Activities
Net loss	$(6,978,576)	$(1,905,376)
Adjustment to reconcile net loss to cash used in operating activities
Depreciation and amortization	842,195	98,892
Non-cash operating lease expense	52,836	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(257,226)	(32,153)
Operating lease payments	(47,319)
Deposit	(5,463)	(2,500)
Accounts payable	280,730	143,335
Accrued expenses	29,020	12,474
Deferred revenue	49,654	—
Net cash used in operating activities	(6,034,149)	(1,685,328)

Cash flows from Investing Activities
Software development costs	(1,509,404)	(667,649)
Purchases of intangible assets	(15,000)	(13,500)
Purchases of property and equipment	(29,930)	—
Net cash used in investing activities	(1,554,334)	(681,149)

Cash flows from Financing Activities
Proceeds from the issuance of common stock	9,519,485	2,765,880
Net cash provided by financing activities	9,519,485	2,765,880
Net increase in cash and cash equivalents	1,931,002	399,403
Cash and cash equivalents, beginning of period	399,403	—
Cash and cash equivalents, end of the period	$2,330,405	$399,403

Supplemental Non-Cash Investing and Financing Activity
Recording of right of use asset and lease liability	$346,356	$—
Subscription receivable	$100,012	$34,600

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

PSQ Holdings, Inc. dba PublicSq. (“PublicSq.” or the “Company”) is a Delaware C-Corp headquartered in California. The Company operates the website and mobile application Public Sq. The Company is a mission driven marketing organization that provides other mission driven (patriotic, American made, etc.) small businesses with a platform to access consumers that are drawn to patriotic values. The Company generates revenue from advertising revenues.

Note 2 — Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been funds from financing activities. The Company reported operating losses for the year ended December 31, 2022 and for the period from February 25, 2022 (Inception) through December 31, 2021 and had negative cash flows from operations of $6,034,149 for the year ended December 31, 2022. As of December 31, 2022, the Company had aggregate cash of $2,330,405 and positive net working capital of $1,935,296.

The Company’s future capital requirements will depend on many factors including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through a proposed business combination (see note 13), as well as through issuances of additional equity raises. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”). The accompanying financial statements include the accounts of PSQ Holdings Inc.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Such estimates included, but are not limited to, revenue recognition, intangible assets, estimation of contingencies, recoverability of deferred tax assets and estimation of income taxes. Our actual results may differ from our estimates.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Earnings (Loss) Per Share

The Company computes basic earnings per share (“EPS”) by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings (loss) per share is calculated by dividing net earnings (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation. As of December 31, 2022 and 2021, there were no anti-dilutive shares or common stock equivalents outstanding.

Revenue Recognition

Revenue is accounted for under ASC 606 Revenue from Contracts with Customers through the following steps:

•        Identify the contract with a customer;

•        Identify the performance obligations in the contract;

•        Determine the transaction price;

•        Allocate the transaction price to performance obligations in the contract; and

•        Recognize revenue when or as the Company satisfies a performance obligation.

The Company noted that through the advertising subscription agreements, the Company provides a service: access to a social network of businesses and customers. Additionally, for some contracts, push notifications and email blasts are also included as services to the Company’s customer.

Advertising services

Advertising revenue is generated by displaying ad products and services on the Company’s platform. Marketers enters into advertising subscription arrangements. The Company recognizes revenues over-time as the ads are displayed over the subscription period so the Company is providing a service and the service is being consumed by the customer simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

The Company recognizes revenue from push notifications and email blasts at a point in time when delivered. Push notifications and email blasts are considered delivered when an ad is displayed to users. When a customer enters into an advertising subscription arrangement that includes push notifications and/or email blasts, the Company allocates a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach.

Contract liabilities

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract. Such amounts are recognized over the contractual subscription period which is generally a three month period.

Other Revenue Policies

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Applying the practical expedient in ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs are included in operating expenses.

Customer Concentration

As of and for the year ended December 31, 2022, and the period from February 25, 2021 (Inception) through December 31, 2021, no customers accounted for more than 10% of accounts receivables and revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. The carrying values of cash and cash equivalents approximate their fair values due to the short-term nature of these instruments. As of December 31, 2022 and 2021, there were no cash equivalents. The Company maintains cash accounts with financial institutions. At times, balances in these accounts may exceed federally insured limits. The amounts over these insured limits as of December 31, 2022 and 2021 was approximately $2,110,000 and $149,000, respectively. No losses have been incurred to date on any deposits.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line basis over the estimated useful lives of the respective asset. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Assets	Estimated Useful Life
Furniture and fixtures	7 years

Capitalized Software

The Company capitalizes costs related to the development of its internal accounting software and certain projects for internal use in accordance with ASC 350, Intangibles — Goodwill and Other. The Company capitalizes costs to develop its mobile application and website when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will be used as intended. Costs incurred during the preliminary planning and evaluation stage of the project and during the post implementation operational stage, including maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional functionality are capitalized and expensed over the estimated useful life of the upgrades on a per project basis. Amortization is computed on an individual product basis over the estimated economic life of the product using the straight-line method. Software development costs expensed, which are included in research and development expense in the accompanying statements of operations, were approximately $170,000 and $95,600 for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, respectively. Capitalized software development costs included in intangible assets in the accompanying balance sheets as of December 31, 2022 were $2,177,053.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including intangible and lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, an impairment loss would be recognized based on the excess of the carrying amount of the asset above the fair value of the asset.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Leases

The Company determines if an arrangement is a lease at inception. For leases where the Company is the lessee, right-of-use (“ROU”) assets represent the Company’s right to use the underlying asset for the term of the lease and the lease liabilities represent an obligation to make lease payments arising from the lease. The Company’s lease agreement contains rent escalation provisions, which are considered in determining the ROU assets and lease liabilities. The Company begins recognizing rent expense when the lessor makes the underlying asset available for use by the Company. Lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. Lease renewal periods are considered on a lease-by-lease basis in determining the lease term. The interest rate the Company uses to determine the present value of future lease payments is the Company’s incremental borrowing rate because the rate implicit in the Company’s leases is not readily determinable. The incremental borrowing rate is a hypothetical rate for collateralized borrowings in economic environments where the leased asset is located based on credit rating factors. The ROU asset is determined based on the lease liability initially established and adjusted for any prepaid lease payments and any lease incentives received. The lease term to calculate the ROU asset and related lease liability includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. Certain leases contain variable costs, such as common area maintenance, real estate taxes or other costs. Variable lease costs are expensed as incurred on the statements of operations.

Operating leases are included in the ROU assets and lease liabilities on the balance sheets. The Company has no finance leases.

Income Taxes

The Company accounts for income taxes using the liability method of accounting for income taxes.

Deferred tax assets are determined based on the difference between the financial statement basis and tax basis as well as net operating loss or other tax credit carryforwards, if any, and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized. If the Company’s assessment of the realizability of a deferred tax asset changes, an increase to a valuation allowance will result in a reduction of net earnings at that time, while the reduction of a valuation allowance will result in an increase of net earnings at that time.

The Company follows ASC Topic 740-10-65-1 in accounting for uncertainty in income taxes by prescribing rules for recognition, measurement, and classification in the financial statements of tax positions taken or expected to be in a tax return. This prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company’s policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at December 31, 2022 and 2021.

Shared Based Compensation

The Company recognizes expense for share-based compensation awards based on the estimated fair value of the award on the date of grant.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company accounts for stock-based compensation under the provisions of ASC Topic 718. As noted above, ASC Topic 718 requires that share-based payment transactions with employees and non-employees, in certain cases, be recognized in the financial statements based on their fair value. As of December 31, 2022, there were no board approved grants issued.

Research and Development

The Company expenses research and development costs as incurred, except for certain internal-use software development costs, which may be capitalized as noted above. Research and development expenses consist primarily of software development costs, including employee compensation and external contractors, associated with the ongoing development of the Company’s technology.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 —	Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 —

Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 —

Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including accounts receivable, accounts payable, accrued expenses, debt at fixed interest rates, and other liabilities approximate fair value due to their relatively short maturities.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $740,962 and $19,855 for the for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, which are included in sales and marketing expenses in the accompanying statements of operations, respectively.

Segments and Geographical Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by our chief executive officer, who is the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information at the company level for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment and one reportable segment.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

New Accounting Pronouncements

Recently Issued Accounting Standards

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. Management is currently evaluating the potential impact of this guidance on its financial statements.

In September 2022, the FASB issued ASU No. 2022-04 — Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations which is intended to enhance the transparency surrounding the use of supplier finance programs. The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated rollforward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The guidance becomes effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the rollforward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and does not believe the impact of adopting this accounting standard update will be material to the financial statements.

In March 2020, the FASB issued authoritative guidance to provide optional relief for companies preparing for the discontinuation of interest rates such as the London Interbank Offered Rate (“LIBOR”) and applies to lease and other contracts, hedging instruments, held-to-maturity debt securities and debt arrangements that reference LIBOR or another rate that is expected to be discontinued as a result of reference rate reform. In January 2021, the FASB issued authoritative guidance that makes amendments to the new rules on accounting for reference rate reform. The amendments clarify that for all derivative instruments affected by the changes to interest rates used for discounting, margining or contract price alignment, regardless of whether they reference LIBOR or another rate expected to be discontinued as a result of reference rate reform, an entity may apply certain practical expedients in ASC 848. In December 2022, the FASB issued authoritative guidance to defer the sunset date of ASC 848 from December 31, 2022 to December 31, 2024. The Company is currently evaluating the potential impact of modifying treasury related arrangements and applying the relevant ASC 848 optional practical expedients, as needed. For existing lease, debt arrangements and other contracts, the Company does not expect any qualifying contract modifications related to reference rate reform and therefore does not expect that the optional guidance in ASC 848 will need to be applied through December 31, 2024. The Company will continue to monitor new contracts that could potentially be eligible for contract modification relief through December 31, 2024.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2021. The adoption of ASU 2020-06 did not have a material impact on the Company’s financial statements.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 clarifies and simplifies accounting for income taxes by eliminating certain exceptions for intra period tax allocation principles, and recognition of deferred taxes for outside basis differences in an investment, among other updates. The adoption of ASU 2019-12 did not have a material impact on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, and ASU No. 2018-11, Leases (Topic 842), Targeted Improvements, which affect certain aspects of the previously issued guidance. In December 2018, the FASB issued ASU No. 2018-20, Narrow-Scope Improvements for Lessor, Leases (Topic 842), which provides guidance on sales tax and other taxes collected from lessees. In December 2019, the FASB issued ASU No. 2019-01, Codification Improvements to Topic 842, Leases, which affect certain aspects of the previously issued guidance. Amendments include an additional transition method that allows entities to apply the new standard on the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings, as well as a new practical expedient for lessors. As of the adoption of Topic 842 there was no material impact. Subsequently in September 2022, the Company entered into a new lease and as a result, the Company recorded an operating right-of-use asset and a lease liability on the balance sheet.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 4 — Revenue

The following table summarizes the Company’s revenues disaggregated by type of service:

	Year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Subscription advertising (over-time)	$380,097	$7,369
Push notifications/email blasts (point-in-time)	95,078	—
Total revenues	$475,175	$7,369

Note 5 — Property and Equipment

The following table summarizes property and equipment:

	Year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Furniture and fixtures	$29,930	$—
Total Cost	29,930	—
Less: Accumulated depreciation	(3,207)	—
Property and Equipment, net	$26,723	$—

Depreciation expense was $3,207 for the year ended December 31, 2022.

Note 6 — Intangible Assets

The following table summarizes intangible assets:

	Useful Life	December 31,
		2022	2021
Capitalized software development costs	2 years	$2,177,053	$667,649
Purchased technology	15 years	28,500	13,500
Total intangible assets		2,205,553	681,149
Less: Accumulated Amortization		(937,880)	(98,892)
Total intangibles, net		$1,267,673	$582,257

Amortization expense was $838,988 and $98,892 for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, respectively.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 6 — Intangible Assets (cont.)

As of December 31, 2022, estimated future amortization expense is expected as follows:

2023	$1,244,898
2024	3,900
2025	3,900
2026	3,900
2027	3,650
Thereafter	7,425
$1,267,673

Note 7 — Leases

Since inception, the Company has entered into three leases for office suites in California, two were short-term and one lease was long-term and expires in 2024. Termination of the lease is prohibited unless there is a violation under the lease agreement. The lease has escalating payments from $15,538 per month to $16,719 per month. In determining the length of the lease term, the Company determined there was no embedded extension option. At lease commencement date, the Company estimated the lease liability and the right of use assets at present value using the Company’s estimated incremental borrowing rate of 10.5%.

Rent expense under the operating leases included in the results of operations, inclusive of common area maintenance charges and real estate taxes, was $120,042 and $26,696 or the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, respectively.

The following amounts were recorded in the Company’s balance sheet relating to its operating lease and other supplemental information:

December 31, 2022
ROU assets	$293,520
Lease liabilities
Current lease liabilities	$169,275
Non-current lease liabilities	129,762
Total lease liabilities	$299,037
Other supplemental information:
Weighted average remaining lease term	2 years
Weighted average discount rate	$10.50%

The following table presents the lease payments relating to the Company’s operating and finance leases:

Fiscal Year	December 31, 2022
2023	$191,183
2024	133,753
Total lease payments	324,936
Less: imputed interest	(25,899)
Present value of operating lease liabilities	$299,037

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 8 — Accrued Expenses

The following table summarizes accrued expenses:

	December 31,
	2022	2021
Accrued commissions	$19,781	$—
Accrued software expense	—	12,474
Accrued payroll	1,075	—
Accrued legal	20,638	—
Total accrued expenses	$41,494	$12,474

Note 9 — Share Based Compensation

On February 10, 2022, the Board of Directors of the Company approved the PSQ Holdings, Inc. 2022 Equity Incentive Plan (the “Plan”) whereby it may grant to certain employees and advisors an award, such as, (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units, of the Company (“Incentive Award”). As of December 31, 2022, no awards have been issued to employees, board members or strategic partners.

Note 10 — Stockholders’ Equity

Common Stock

As of December 31, 2022 and 2021, the Company had 771,155 and 485,731 shares of common stock issued, authorized and outstanding at $0.001 par value per share, respectively.

Each share of Common Stock has one vote and has similar rights and obligations.

Note 11 — Commitments and Contingencies

Other Legal Matters

From time to time in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At December 31, 2022, the Company did not have any pending claims, charges or litigation that were expected to have a material adverse impact on its financial position, results of operations or cash flows.

Note 12 — Income Taxes

The following represents the components of the Company’s deferred tax assets and liabilities at December 31, 2022 and 2021 the balances were approximately as follows:

	December 31,
	2022	2021
Sec 174 Cost – Domestic and Foreign	$1,045,000	$—
Net operating Loss – Federal and State	1,292,000	676,000
Amortization and depreciation	248,000	—
Lease liability	2,000	—
Credit – State	71,000	23,000
Total deferred tax asset (liability)	2,658,000	699,000
Less: Valuation Allowance	(2,658,000)	(699,000)
Net deferred tax asset (liability)	$—	$—

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 12 — Income Taxes (cont.)

As of December 31, 2022, the Company had federal net operating loss carryforwards of approximately $4.6 million, which may be available to reduce future taxable income, and may be carried forward indefinitely. At December 31, 2022, the Company had available state operating loss carryforwards of $4.6 million, which expire between 2041 and 2042. In addition, the Company had California research and development tax credit carryforwards of $89 thousand available to reduce future tax liabilities. These unused research tax credit can be carried forward indefinitely until utilized, respectively.

In accordance with FASB ASC Topic 740, Accounting for Income Taxes, the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards. The Company has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a full valuation allowance of $2.7 million and $0.7 million has been established at December 31, 2022 and 2021, respectively. The valuation allowance increased by $2.0 million during the year ended December 31, 2022.

A reconciliation of income tax (expense) benefit at the statutory federal income tax rate and income taxes as reflected in the financial statements are as follows:

	For the year ended December 31,
	2022	2021
Federal tax expense	21.0%	21.0%
State tax expense, net of federal benefit	6.7%	6.7%
Permanent differences	(1.0)%	—
Change in valuation allowance	(28.1)%	(27.7)%
Other difference	1.4%	—
	0.0%	0.0%

The Company had no unrecognized tax benefits or related interest and penalties accrued for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021.

The Company is subject to U.S. federal income tax and California state income tax. The statute of limitations for assessment by the IRS and state tax authorities is open for the tax years since its inception; currently, no federal or state income tax returns are under examination by the respective taxing authorities.

The Company paid California minimum taxes for $800 for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021.

Note 13 — Subsequent Events

The Company has evaluated and recognized or disclosed subsequent events, as appropriate, from the balance sheet date through December 31, 2022, the date the financial statements were available to be issued.

In January 2023, the Company received $500,047 for the issuance of 14,864 shares of common stock. Of this amount, $100,012 and 2,973 shares had been subscribed to prior to December 31, 2022 and is included as a subscription receivable.

In February 2023, the Company received $2,100,078 for the issuance of 62,428 shares of common stock.

In February 2023, the Company completed a stock-for-stock transaction to purchase 100% of the outstanding shares of EveryLife Inc., a Delaware corporation, in exchange for 55,000 shares of the Company’s Common Stock. The Company is currently assessing the accounting for the acquisition.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 13 — Subsequent Events (cont.)

In February 2023, the Company entered into a Business Combination Agreement with Colombier Acquisition Corp. (the “Purchaser”) and Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”). The Parties intend to affect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity in the merger, as a result of which all of the issued and outstanding shares of capital stock of the Company immediately prior to the executed BCA shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company stockholder to receive a number of shares of Purchaser Class A Common Stock equal to the Conversion Ratio (as defined within the BCA) (except that the Key Individual shall receive shares of Purchaser Class C Common Stock on the terms set forth within the BCA), in each case upon the terms and subject to the conditions set forth in the BCA and in accordance with the applicable provisions of the Delaware General Corporation Law. Upon the Closing, the Purchaser shall have cash and cash equivalents, including the proceeds of any PIPE investment to be consummated contemporaneously with Closing (which, for the avoidance of doubt, shall be deemed to have been received by the Company for purposes of this calculation) and funds remaining in the trust account (after giving effect to the completion and payment of the Redemption and the payment of the Purchaser’s and the Company’s aggregate unpaid Expenses) in an amount at least equal to (i) $33,000,000 minus (ii) the lesser of (A) $15,000,000 and (B) the amount of Purchaser’s and the Company’s aggregate unpaid Expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by the Company in any Permitted Financing.

PSQ HOLDINGS, INC (dba PublicSq.)
Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,170,477	$2,330,405
Short-term investments	10,049,870	—
Prepaid expenses and other current assets	1,034,454	289,379
Total current assets	17,254,801	2,619,784
Intangible assets, net	2,439,451	1,267,673
Operating lease right-of-use asset	210,847	293,520
Property and equipment, net	137,353	26,723
Deposits	38,165	7,963
Total assets	$20,080,617	$4,215,663

Liabilities and stockholders’(deficit) equity
Current liabilities
Accounts payable	$573,238	$424,065
Accrued expenses	2,176,742	41,494
Deferred revenue	113,521	49,654
Current portion of operating lease liabilities	185,673	169,275
Total current liabilities	3,049,174	684,488
Convertible promissory notes	37,071,109	—
Operating lease liabilities, non-current	33,293	129,762
Total liabilities	40,153,576	814,250
Commitments and contingencies (Note 14)
Stockholders’ (deficit) equity
Common stock, $0.001 par value; 1,100,000 authorized shares; 900,475 and 771,155 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	900	771
Additional paid in capital	16,219,040	12,384,206
Subscription receivable	—	(99,612)
Accumulated deficit	(36,292,899)	(8,883,952)
Total stockholders’ (deficit) equity	(20,072,959)	3,401,413
Total liabilities and stockholders’ (deficit) equity	$20,080,617	$4,215,663

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Condensed Consolidated Statements of Operations (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenue	$529,707	$72,941	$907,741	$72,941
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	432,934	154,746	795,907	273,393
General and administrative	3,837,946	857,579	7,987,317	1,327,784
Sales and marketing	2,460,305	406,487	3,068,840	525,046
Research and development	288,483	102,278	536,984	314,691
Depreciation and amortization	699,237	166,083	1,244,574	273,916
Total costs and expenses	7,718,905	1,687,173	13,633,622	2,714,830
Operating loss	(7,189,198)	(1,614,232)	(12,725,881)	(2,641,889)
Other income:
Other income, net	48,549		53,687	7,846
Changes in fair value of convertible promissory notes	(13,423,204)	—	(14,571,109)	—
Interest expense	(155,854)	—	(163,855)	—
Loss before income tax expense	(20,719,707)	(1,614,232)	(27,407,158)	(2,634,043)
Income tax expense	(1,600)	(713)	(1,789)	(713)
Net loss	(20,721,307)	(1,614,945)	(27,408,947)	(2,634,756)

Net loss per common share, basic and diluted	$(23.01)	$(3.04)	$(31.52)	$(5.10)
Weighted-average shares outstanding, basic and diluted	900,475	532,087	869,488	516,321

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity (Unaudited)

	Common Stock		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount
Balance at December 31, 2022	771,155	$771	$12,384,206	$(99,612)	$(8,883,952)	$3,401,413
Issuance of common stock for cash	74,320	74	2,500,039	—	—	2,500,113
Receipt of subscription receivable	—	—	—	100,012	—	100,012
Issuance of common stock for asset acquisition	55,000	55	1,334,795	—	—	1,334,850
Net loss	—	—	—	—	(6,687,640)	(6,687,640)
Balance at March 31, 2023	900,475	$900	$16,219,040	$400	$(15,571,592)	$648,748
Repayment of subscription payable	—	—	—	(400)	—	(400)
Net loss	—	—	—	—	(20,721,307)	(20,721,307)
Balance at June 30, 2023	900,475	$900	$16,219,040	$—	$(36,292,899)	$(20,072,959)
	Common Stock		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2021	485,731	$486	$2,799,994	$(34,600)	$(1,905,376)	$860,504
Issuance of common stock for cash	25,845	26	810,219	—	—	810,245
Receipt of subscription receivable	—	—	—	35,000	—	35,000
Net loss	—	—	—	—	(1,019,811)	(1,019,811)
Balance at March 31, 2022	511,576	$512	$3,610,213	$400	$(2,925,187)	$685,938
Issuance of common stock for cash	40,285	40	1,455,060	—	—	1,455,100
Net loss	—	—	—	—	(1,614,945)	(1,614,945)
Balance at June 30, 2022	551,861	$552	$5,065,273	$400	$(4,540,132)	$526,093

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(27,408,947)	$(2,634,756)
Adjustment to reconcile net loss to cash used in operating activities:
Change in fair value of convertible promissory notes	14,571,109	—
Depreciation and amortization	1,244,574	273,916
Non-cash operating lease expense	82,673	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(745,075)	(90,614)
Deposits	(30,202)	(5,463)
Accounts payable	149,173	434,142
Accrued expenses	2,135,248	61,240
Deferred revenue	63,867	4,590
Operating lease payments	(80,071)	—
Net cash used in operating activities	(10,017,651)	(1,956,945)

Cash flows from Investing Activities
Purchase of short-term investments	(10,049,870)	—
Software development costs	(992,467)	(688,605)
Purchase of intangible assets	(86,601)	—
Purchase of property and equipment	(113,064)	(21,465)
Net cash used in investing activities	(11,242,002)	(710,070)

Cash flows from Financing Activities
Proceeds from the issuance of common stock	2,600,125	2,300,345
Repayment of subscription payable	(400)	—
Proceeds from issuance of convertible promissory notes	22,500,000	—
Net cash provided by financing activities	25,099,725	2,300,345

Net increase (decrease) in cash and cash equivalents	3,840,072	(366,670)
Cash and cash equivalents, beginning of period	2,330,405	399,403
Cash and cash equivalents, end of the period	$6,170,477	$32,733

Supplemental Non-Cash Investing and Financing Activity
Brand intangible purchase for stock	$1,334,850	$—
Subscription receivable (payable)	$—	$(400)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

PSQ Holdings, Inc. dba PublicSq. (“PublicSq.” or the “Company”) is a Delaware C-Corp headquartered in California. The Company operates the website and mobile application Public Sq. The Company is a values-focused organization that provides other values-focused (patriotic, American made, etc.) small businesses with a platform to access consumers that are drawn to patriotic values. The Company generates revenue from advertising revenues.

In February 2023, the Company acquired the assets of EveryLife Inc. (“EveryLife”) by way of a stock for stock exchange. Pursuant to that agreement, the Company acquired a brand name in exchange for 55,000 shares of the Company’s common stock. On July 13, 2023, the Company launched the brand and began generating revenue from sales of diapers and wipes from this operation.

Merger Agreement

On July 19, 2023 (the “Closing Date”), the Company consummated the Business Combination (as defined below), pursuant to the terms of the Merger Agreement dated February 27, 2023 with Colombier Acquisition Corp., a Delaware corporation (“Colombier”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Sponsor”), a Delaware limited liability company, in its capacity as Purchaser Representative (the “Purchaser Representative”), and PSQ Holdings, Inc., a Delaware corporation (“PSQ”), (collectively the “Combined Company”).

At Closing, pursuant to the terms of the Merger Agreement and after giving effect to the redemptions of Colombier Class A Common Stock (as defined below) by public stockholders of Colombier:

•        all options, convertible notes, warrants and other rights to subscribe for or purchase any capital stock of PSQ or securities convertible into or exchangeable for, or that otherwise conferred on the holder any right to acquire, any capital stock of PSQ which remained outstanding and had not been exercised or did not convert automatically into shares of PSQ Common Stock (as defined below) prior to the effective time of the Merger (the “Effective Time”) were cancelled without consideration;

•        each share of PSQ Common Stock, par value $0.001 per share (“PSQ Common Stock”), including shares of PSQ Common Stock issued upon conversion of outstanding convertible notes of PSQ that automatically converted into shares of PSQ Common Stock immediately prior to the completion of the Merger, in each case other than shares of PSQ Common Stock held by Michael Seifert, was automatically converted into the right to receive 19.476836 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”); and

•        each share of PSQ Common Stock held by Mr. Seifert was automatically converted into the right to receive 19.476836 shares of Class C Common Stock, par value $0.0001 per share, of the Company (“Class C Common Stock” and, together with Class A Common Stock, “Company Common Stock”).

The Merger and the other transactions described in the Merger Agreement collectively herein are described as the “Business Combination”.

In addition to the right of holders’ of PSQ Common Stock immediately prior to the Effective Time (the “PSQ Stockholders”) to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, PSQ Stockholders and certain executive officers, employees and service providers of PSQ (the “Deemed Equity Holders” and, together with the PSQ Stockholders, the “Participating Equityholders”) will be entitled to receive up to 3,000,000 shares of Class A Common Stock (the “Earnout Shares”) in the event certain trading price-based metrics are satisfied during the five (5)-year period commencing on the date of the Closing and ending on the fifth anniversary thereof (the “Earnout Period”), or, if earlier, upon the occurrence of a change of control transaction (as defined in

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

the Merger Agreement) during the Earnout Period with an implied per share price that exceeds the relevant trading price-based metrics. Specifically, Earnout Shares will be earned if one or more of the three (3) triggering events described below occurs:

•        in the event that, and upon the date during the Earnout Period on which, the volume-weighted average trading price of Class A Common Stock quoted on the New York Stock Exchange (“NYSE”) (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty (20) trading days within any thirty (30) consecutive trading day period (the “Earnout Trading Price”) is greater than or equal to $12.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 Earnout Shares;

•        in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $15.00, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares; and

•        in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $17.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares.

Each share of the Company’s Class C Common Stock entitles its holder, initially Michael Seifert, to a number of votes per share (rounded up to the nearest whole number) equal to (a) the aggregate number of outstanding shares of Class A Common Stock entitled to vote on the applicable matter as of the applicable record date plus 100, divided by (b) the aggregate number of outstanding shares of Class C Common Stock (the “Per Share Class C Voting Power”). As of the Closing Date, as a result of his ownership of 100% of the outstanding Class C Common Stock, Mr. Seifert has approximately 52.62% of the voting power of the Company, and the result of most matters to be voted upon by the Company’s stockholders will be controlled by Mr. Seifert, who can base his vote upon his best judgment and his fiduciary duties to PSQ stockholders. Each share of Class C Common Stock held by Mr. Seifert may be converted by Mr. Seifert at any time into one (1) share of Class A Common Stock.

Additionally, on the Closing Date, in connection with the consummation of the Business Combination, Colombier changed its name from Colombier Acquisition Corp. to PSQ Holdings, Inc. Beginning on July 19, 2023, the Company’s common stock and warrants trade on the NYSE under the ticker symbols “PSQH” and “PSQH.WS,” respectively.

PSQ has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        PSQ’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Combined Company;

•        PSQ is the larger entity in terms of substantive operations and employee base;

•        PSQ will comprise the ongoing operations of the Combined Company; and

•        PSQ’s existing senior management will be the senior management of the Combined Company.

Accordingly, the Business Combination will be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Under this method of accounting, although Colombier acquired all of the outstanding equity interests of PSQ in the Business Combination, Colombier is treated as the “acquired” company and PSQ is treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSQ.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Liquidity

Historically, the Company’s primary sources of liquidity have been funds from financing activities. The Company reported net losses of $27,408,947 and $2,634,756 for the six months ended June 31, 2023 and 2022, and had negative cash flows from operations of $10,017,651 and $1,956,945 for the six months ended June 30, 2023 and 2022, respectively. As of June 30, 2023, the Company had aggregate cash and short-term investments of $16,220,347 and positive net working capital of $14,205,627. In conjunction with the consummation of the Business Combination, the Company received proceeds totaling $34,938,880 in July 2023, after giving effect to Colombier’s stockholder redemptions and before payment of transaction expenses, which will be utilized to fund operations and the Company’s growth plans. The Company believes that as a result of the Business Combination its existing cash and short-term investments, as well as, proceeds received will be sufficient to fund operations and capital needs for the next year from the date the condensed consolidated financial statements were available to be issued.

The Company’s future capital requirements will depend on many factors including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company may need to raise additional financing. While there can be no assurances, the Company may need to pursue issuances of additional equity raises and debt rounds of financing. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with US GAAP and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, certain information and footnote disclosures normally included in consolidated financial statements in accordance with US GAAP have been omitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023.

Use of Estimates

The preparation of the accompanying condensed consolidated financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Such estimates include, but are not limited to, revenue recognition, intangible assets, estimation of contingencies, recoverability of deferred tax assets, the incremental borrowing rate applied to lease accounting and estimation of income taxes. Our actual results may differ from our estimates.

Earnings (Loss) Per Share

The Company computes basic earnings per share (“EPS”) by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings (loss) per share is calculated by dividing net earnings (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation. As of June 30, 2023 and December 31, 2022, there were no anti-dilutive shares or common stock equivalents outstanding.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Revenue Recognition

Revenue is accounted for under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers through the following steps:

•        Identify the contract with a customer;

•        Identify the performance obligations in the contract;

•        Determine the transaction price;

•        Allocate the transaction price to performance obligations in the contract; and

•        Recognize revenue when or as the Company satisfies a performance obligation.

The Company noted that through the advertising subscription agreements, the Company provides a service: access and exposure to a directory of businesses and customers. Additionally, for some contracts, push notifications and email blasts are also included as services to the Company’s customer.

Advertising services

Advertising revenue is generated by displaying ad products and services on the Company’s platform. Customers enter into advertising subscription arrangements. The Company recognizes revenues over-time as the ads are displayed over the subscription period so the Company is providing a service and the service is being consumed by the customer simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

The Company recognizes revenue from push notifications and email blasts at a point in time when delivered. Push notifications and email blasts are considered delivered when an ad is displayed to users. When a customer enters into an advertising subscription arrangement that includes push notifications and/or email blasts, the Company allocates a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach.

Contract liabilities

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract. Such amounts are recognized over the contractual subscription period which is generally a three month period.

Other Revenue Policies

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

Applying the practical expedient in ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs are included in operating expenses.

Customer Concentration

As of June 30, 2023 and December 31, 2022, no customers accounted for more than 10% of accounts receivable. For the three and six months ended June 30, 2023 and 2022, no customers accounted for more than 10% of revenues.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. The carrying values of cash and cash equivalents approximate their fair values due to the short-term nature of these instruments. As of June 30, 2023 and December 31, 2022, there were no cash equivalents. The Company maintains cash accounts with financial institutions. At times, balances in these accounts may exceed federally insured limits. The amounts over these insured limits as of June 30, 2023 and December 31, 2022, was approximately $5,800,000 and $2,100,000, respectively. No losses have been incurred to date on any deposits.

Short-Term Investments

Short-term investments are classified as available for sale and are comprised of US Treasury Bills with original maturities of four (4) months or greater and carried at fair value, which is determined using level 1 inputs. The amortized cost of short-term investments as of June 30, 2023 and December 31, 2023 was $10,049,870 and $0, respectively. Short-term investments have maturity dates ranging from two (2) months to eight (8) months from June 30, 2023.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line basis over the estimated useful lives of the respective asset. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Assets	Estimated Useful Life
Furniture and fixtures	7 years

Intangible Assets

Intangible assets consist of purchased technology and brand name that were acquired through an acquisition and are amortized on a straight-line basis over useful lives ranging from 5 to 15 years. The Company reviews the recoverability of its intangible assets by comparing the carrying value of such assets to the related undiscounted value of the projected cash flows associated with the assets, or asset group. If the carrying value is found to be greater, the Company records an impairment loss for the excess of book value over fair value. No impairment of the Company’s intangible assets was recorded for the six months ended June 30, 2023 and year ended December 31, 2022.

Capitalized Software

The Company capitalizes costs related to the development of its internal accounting software and certain projects for internal use in accordance with ASC 350, Intangibles — Goodwill and Other. The Company capitalizes costs to develop its mobile application and website when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will be used as intended. Costs incurred during the preliminary planning and evaluation stage of the project and during the post implementation operational stage, including maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional functionality are capitalized and expensed over the estimated useful life of the upgrades on a per project basis. Amortization is computed on an individual product basis over the estimated economic life of the product using the straight-line method. Software development costs expensed and not capitalized, which are included in research and development expense in the accompanying condensed consolidated statements of operations, were $124,963 and $22,540 for the three months ended June 30, 2023 and 2022 and $205,574 and $41,073 for the six months ended June 30, 2023, and 2022, respectively. The gross capitalized software development costs included in intangible assets in the accompanying condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022, were $3,169,521 and $2,177,053, respectively.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including intangible, capitalized software and lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, an impairment loss would be recognized based on the excess of the carrying amount of the asset above the fair value of the asset.

Convertible Promissory Notes

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. In this case, the convertible promissory notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date with a charge to expense in accordance with ASC-480 - Distinguishing Liabilities from Equity.

Leases

The Company determines if an arrangement is a lease at inception. For leases where the Company is the lessee, right-of-use (“ROU”) assets represent the Company’s right to use the underlying asset for the term of the lease and the lease liabilities represent an obligation to make lease payments arising from the lease. The Company’s lease agreement contains rent escalation provisions, which are considered in determining the ROU assets and lease liabilities. The Company begins recognizing rent expense when the lessor makes the underlying asset available for use by the Company. Lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. Lease renewal periods are considered on a lease-by-lease basis in determining the lease term. The interest rate the Company uses to determine the present value of future lease payments is the Company’s incremental borrowing rate because the rate implicit in the Company’s leases is not readily determinable. The incremental borrowing rate is a hypothetical rate for collateralized borrowings in economic environments where the leased asset is located based on credit rating factors. The ROU asset is determined based on the lease liability initially established and adjusted for any prepaid lease payments and any lease incentives received. The lease term to calculate the ROU asset and related lease liability includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. Certain leases contain variable costs, such as common area maintenance, real estate taxes or other costs. Variable lease costs are expensed as incurred on the statements of operations.

Operating leases are included in the ROU assets and lease liabilities on the condensed consolidated balance sheets. The Company has no finance leases.

Income Taxes

The Company accounts for income taxes using the asset and liability method of accounting for income taxes.

Deferred tax assets are determined based on the difference between the financial statement basis and tax basis as well as net operating loss or other tax credit carryforwards, if any, and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized. If the Company’s assessment of the realizability of a deferred tax asset changes, an increase to a valuation allowance will result in a reduction of net earnings at that time, while the reduction of a valuation allowance will result in an increase of net earnings at that time.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company follows ASC Topic 740-10-65-1 in accounting for uncertainty in income taxes by prescribing rules for recognition, measurement, and classification in the condensed consolidated financial statements of tax positions taken or expected to be in a tax return. This prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the condensed consolidated financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company’s policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual for the six months ended June 30, 2023 and 2022.

Share Based Compensation

The Company recognizes an expense for share-based compensation awards based on the estimated fair value of the award on the date of grant.

The Company accounts for share-based compensation under the provisions of ASC Topic 718. As noted above, ASC Topic 718 requires that share-based payment transactions with employees and non-employees, in certain cases, be recognized in the condensed consolidated financial statements based on their fair value. As of June 30, 2023 and December 31, 2022, there were no board approved grants of share-based compensation awards.

Research and Development

The Company expenses research and development costs as incurred, except for certain internal-use software development costs, which may be capitalized as noted above. Research and development expenses consist primarily of software development costs, including employee compensation and external contractors, associated with the ongoing development of the Company’s technology.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 —	Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 —

Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 —

Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

On February 23, 2023, the Company acquired the assets of EveryLife by way of a stock for stock exchange (See Note 4). The assets acquired have been recorded at their relative fair value based on a valuation obtained by the Company using the market approach.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including accounts receivable, accounts payable, accrued expenses, debt at fixed interest rates, and other liabilities approximate fair value due to their relatively short maturities.

The fair value of the convertible promissory notes (See Note 12) as of June 30, 2023 required the use of an option pricing method and equity allocation. The Company’s convertible notes are considered a Level 3 financial instrument and are reviewed quarterly to determine their fair value. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments between levels.

The fair values of U.S. treasury bonds are based on quoted market prices in active markets, and are included in the Level 1 fair value hierarchy. The Company believes the market for U.S. treasury bonds is an actively traded market given the high level of daily trading volume.

The Company’s policy is to record transfers between levels, if any, as of the beginning of the fiscal year. For the three and six months ended June 30, 2023 no transfers have been recognized.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $1,036,439 and $333,308 for the six months ended June 30, 2023, and 2022, which are included in sales and marketing expenses in the accompanying condensed consolidated statements of operations, respectively.

Segments and Geographical Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by our chief executive officer, who is the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information at the company level for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment and one reportable segment within the United States.

New Accounting Pronouncements

Recently Issued Accounting Standards

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In September 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2022-04 — Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations which is intended to enhance the transparency surrounding the use of supplier finance programs.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated rollforward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The guidance becomes effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the rollforward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and does not believe the impact of adopting this accounting standard update will be material to the condensed consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its condensed consolidated financial statements.

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 did not have a material impact on the condensed consolidated financial statements.

Note 4 — Asset Acquisition

EveryLife Inc.

On February 23, 2023, the Company acquired the assets of EveryLife by way of a stock for stock exchange. Pursuant to that agreement, the Company acquired a brand name in exchange for 55,000 shares of the Company’s common stock. Through the stock for stock exchange agreement, the Company acquired EveryLife’s marketing related intangibles which consist of a brand name.

This acquisition was accounted for as an asset purchase. The cost of a group of assets acquired in an asset acquisition shall be allocated to the individual assets acquired or liabilities assumed based on their relative fair values and shall not give rise to goodwill.

The following table presents the acquisition date fair value of the asset acquired:

Assets acquired:
Balance – January 1, 2023	$—
Issuance of common stock at fair value	$1,334,850
Balance – March 31, 2023	1,334,850
Legal costs capitalized	42,611
Balance – June 30, 2023	$1,377,461

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Revenue

The following table summarizes the Company’s revenues disaggregated by type of service:

	For the three months ended June 30		For the six months ended June 30,
	2023	2022	2023	2022
Subscription advertising (over-time)	$454,459	$65,969	$723,822	$65,969
Push notifications/email blasts (point-in-time)	75,248	6,972	183,919	6,972
Total revenues	$529,707	$72,941	$907,741	$72,941

Note 6 — Prepaid Expenses and Other Current Assets

The following table summarizes prepaid expenses and other current assets:

	June 30, 2023	December 31, 2022
Prepaid professional fees	$10,786	$140,000
Prepaid recruiting expenses	262,485	50,600
Prepaid advertising expenses	346,600	23,393
Prepaid software expenses	199,253	54,376
Prepaid inventory costs	85,020	—
Other	130,310	21,010
Total prepaid expenses and other current assets	$1,034,454	$289,379

Note 7 — Property and Equipment, Net

The following table summarizes property and equipment, net:

	June 30, 2023	December 31, 2022
Furniture and fixtures – cost	$142,994	$29,930
Less: Accumulated depreciation	(5,641)	(3,207)
Property and equipment, net	$137,353	$26,723

Depreciation expenses were $2,394 and $767 for the three months ended June 30, 2023 and 2022, respectively and $2,434 and $767 for the six months ended June 30, 2023 and 2022, respectively.

Note 8 — Intangible Assets, Net

The following table summarizes intangible assets, net:

	Useful Life	June 30, 2023	December 31, 2022
Capitalized software development costs	2 years	$3,169,521	$2,177,053
Purchased technology	1 – 15 years	72,488	28,500
Brand name	10 years	1,377,461	—
Total intangible assets		4,619,470	2,205,553
Less: Accumulated amortization		(2,180,019)	(937,880)
Total intangible assets, net		$2,439,451	$1,267,673

Amortization expenses were $696,843 and $165,316 for the three months ended June 30, 2023 and 2022, respectively and $1,242,140 and $273,149 for the six months ended June 30, 2023 and 2022, respectively.

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Intangible Assets, Net (cont.)

As of June 30, 2023, estimated future amortization expense is expected as follows:

Remainder of 2023	$1,118,473
2024	152,677
2025	152,677
2026	152,677
2027	152,677
Thereafter	710,270
$2,439,451

Note 9 — Leases

Since inception, the Company has entered into three leases for office suites in California, two were short-term and one lease was long-term and expires in 2024. Termination of the lease is prohibited unless there is a violation under the lease agreement. The lease has escalating payments from $15,538 per month to $16,719 per month. In determining the length of the lease term, the Company determined there was no embedded extension option. At lease commencement date, the Company estimated the lease liability and the right-of-use assets at present value using the Company’s estimated incremental borrowing rate of 10.5%

Rent expense under the operating leases included in the results of operations, inclusive of common area maintenance charges and real estate taxes, was $62,696 and $25,369 for the three months ended June 30, 2023 and 2022, respectively and $112,068 and $42,542 for the six months ended June 30, 2023 and 2022, respectively.

The following amounts were recorded in the Company’s condensed consolidated balance sheets relating to its operating lease and other supplemental information:

	June 30, 2023	December 31, 2022
ROU assets	$210,847	$293,520
Lease liabilities:
Current lease liabilities	$185,673	$169,275
Non-current lease liabilities	33,293	129,762
Total lease liabilities	$218,966	$299,037
Other supplemental information:
Weighted average remaining lease term	1.50 years	2 years
Weighted average discount rate	10.50%	10.50%

The following table presents the lease payments relating to the Company’s operating leases:

Fiscal Year	June 30, 2023	December 31, 2022
Remainder of 2023	$97,953	$191,183
2024	133,753	133,753
Total lease payments	231,706	324,936
Less: imputed interest	(12,740)	(25,899)
Present value of operating lease liabilities	$218,966	$299,037

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Accrued Expenses

The following table summarizes accrued expenses:

	June 30, 2023	December 31, 2022
Accrued contract labor	$—	$19,781
Accrued payroll	15,478	1,075
Accrued legal	1,809,929	20,638
Accrued consulting fees	186,873	—
Accrued interest	164,462	—
Total accrued expenses	$2,176,742	$41,494

Note 11 — Share Based Compensation

On February 10, 2022, the Board of Directors of the Company approved the PSQ Holdings, Inc. 2022 Equity Incentive Plan (the “Plan”) whereby it may grant to certain employees and advisors an award, such as, (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units, of the Company (“Incentive Award”). As of June 30, 2023 and December 31, 2022, no awards have been issued to employees, board members or strategic partners.

Note 12 — Convertible Promissory Notes

During the six months ended June 30, 2023, the Company has issued convertible promissory notes (the “Notes”) in the total amount of $22,500,000 that accrue interest at the rate of 5% per annum until converted or paid in full upon maturity being December 31, 2024.

Unless earlier converted, the entire outstanding principal and accrued interest (the “Balance”) under the Notes shall automatically convert into common stock of the Company at the close of business on December 31, 2024 if, by that time, the Company has not become a publicly-traded company with a class of common equity listed on a national securities The Notes may not be prepaid or redeemed by the Company in cash unless such prepayment or redemption is consented to by the holders of a majority in interest of the Notes then outstanding (. As described in Note 1, on July 19, 2023, the Company consummated the Business Combination and became a publicly-traded company at which time the Balance under each Note converted automatically into shares of PSQ Common Stock at a conversion price per share based upon an implied $100 million fully diluted pre-money valuation, excluding the Notes

The Notes are required to be recorded at their initial fair value on the date of issuance under ASC 480-10-25-14, and each balance sheet date thereafter. Changes in the estimated fair value of the Notes are recognized as non-cash gains or losses in the condensed consolidated statements of operations.

The change in the fair value of the Notes measured with Level 3 inputs for the three and six months ended June 30, 2023 is summarized as follows:

Convertible Promissory Notes
Fair value as of January 1, 2023	—
Principal balance of convertible promissory notes issued	2,050,000
Change in valuation inputs or other assumptions	$1,147,905
Fair value as of March 31, 2023	3,197,905
Principal balance of convertible promissory notes issued	20,450,000
Change in valuation inputs or other assumptions	13,423,204
Fair value as of June 30, 2023	$37,071,109

PSQ HOLDINGS, INC (dba PublicSq.)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Convertible Promissory Notes (cont.)

The Company estimated on June 30, 2023 that the Business Combination would close imminently and with 100% certainty. Accordingly, the valuation of the convertible promissory notes utilized inputs which were derived from the value of the Company as if the Business Combination occurred.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

Exercise Price	$—
Risk-Free Rate	4.1%
Maturity (in years)	1.8
Volatility	75.0%

Note 13 — Stockholders’ (Deficit) Equity

Common Stock

As of June 30, 2023 and December 31, 2022, the Company had 900,475 and 771,155 shares of common stock issued, authorized and outstanding at $0.001 par value per share, respectively.

Each share of Common Stock has one vote and has similar rights and obligations.

Note 14 — Commitments and Contingencies

Contingent Legal Fees

As of June 30, 2023, approximately $805,000 of legal fees invoiced to the Company were contingent upon the completion of the Business Combination transaction. These contingent fees were not accrued on the Company’s condensed consolidated balance sheet as of June 30, 2023. In connection with the closing of the Business Combination, on July 19, 2023, the Company paid $3 million in legal fees, including the total contingent amount.

Advertising Commitment

In April 2023, the Company entered into an advertising agreement with a media group for the purpose of promoting the Company and its services on a national platform. In connection with this agreement, the Company committed to pay $377,000 in 8 monthly installments. As of June 30, 2023, the Company has recorded and paid $94,250 of this commitment.

Other Legal Matters

From time to time in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At June 30, 2023 and December 31, 2022, the Company did not have any pending claims, charges or litigation that were expected to have a material adverse impact on its financial position, results of operations or cash flows.

Note 15 — Subsequent Events

The Company has evaluated and recognized or disclosed subsequent events, as appropriate, from the balance sheet date through August 9, 2023, the date the condensed consolidated financial statements were available to be issued.

On July 13, 2023, the Company launched the EveryLife brand and began generating revenue for this operation (See Note 1).

On July 19, 2023, the Company consummated the Business Combination (See Note 1).

COLOMBIER ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Colombier Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Colombier Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of income, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities. The Company is subject to a mandatory liquidation and subsequent dissolution requirement if it does not complete a business combination by June 11, 2023. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2021.

Hartford, CT
March 24, 2023

PCAOB Firm ID #688

COLOMBIER ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets
Cash	$195,339	$841,226
Prepaid expenses	179,386	424,695
Total current assets	374,725	1,265,921

Non-current prepaid expenses	—	175,216
Marketable securities held in Trust Account	174,948,027	172,506,512
Total Assets	$175,322,752	$173,947,649

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$585,750	$478,611
Income taxes payable	524,777	—
Total current liabilities	1,110,527	478,611

Warrant liabilities	1,030,500	6,083,516
Deferred underwriting fee payable	6,037,500	6,037,500
Total liabilities	8,178,527	12,599,627

Commitments (Note 6)

Class A common stock subject to possible redemption, $0.0001 par value; 17,250,000 shares at redemption value of $10.03 and $10.00 per share as of December 31, 2022 and 2021, respectively	173,034,002	172,500,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding as of December31, 2022 and 2021	—	—
Class A common stock; $0.0001 par value; 80,000,000 shares authorized (excluding 17,250,000 shares subject to possible redemption) as of December31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding as of December31, 2022 and2021	431	431
Accumulated deficit	(5,890,208)	(11,152,409)
Total Stockholders’ Deficit	(5,889,777)	(11,151,978)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$175,322,752	$173,947,649

The accompanying notes are an integral part of these financial statements.

COLOMBIER ACQUISITION CORP.
STATEMENTS OF INCOME

	For the Year Ended December 31, 2022	For the Period from February 12, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$1,173,551	$852,175
Loss from operations	(1,173,551)	(852,175)

Other income (expenses):
Interest earned on marketable securities held in Trust Account	2,441,515	6,512
Change in fair value of warrant liabilities	5,053,016	4,907,984
Offering costs allocated to warrants	—	(329,619)
Total other income, net	7,494,531	4,584,877

Income before provision for income taxes	6,320,980	3,732,702
Provision for income taxes	(524,777)	—
Net income	$5,796,203	$3,732,702
Basic and diluted weighted average shares outstanding, Class A common stock	17,250,000	10,836,207
Basic and diluted net income per share, Class A Common stock	$0.27	$0.25
Basic and diluted weighted average shares outstanding, Class B common stock	4,312,500	4,072,688
Basic and diluted net income per share, Class B Common stock	$0.27	$0.25

The accompanying notes are an integral part of these financial statements.

COLOMBIER ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 12, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – February 12, 2021 (Inception)	—	$—	$—	$—	$—
Issuance of Class B common stock	4,312,500	431	24,569	—	25,000
Change in value of common stock subject to redemption	—	—	(24,569)	(14,885,111)	(14,909,680)
Net income	—	—	—	3,732,702	3,732,702
Balance – December 31, 2021	4,312,500	431	—	(11,152,409)	$(11,151,978)
Change in value of common stock subject to redemption	—	—	—	(534,002)	(534,002)
Net income	—	—	—	5,796,203	5,796,203
Balance – December 31, 2022	4,312,500	$431	$—	$(5,890,208)	$(5,889,777)

The accompanying notes are an integral part of these financial statements.

COLOMBIER ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period From February 12, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net income	$5,796,203	$3,732,702
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,441,515)	(6,512)
Change in fair value of warrant liabilities	(5,053,016)	(4,907,984)
Offering costs allocated to warrants	—	329,619
Changes in operating assets and liabilities:
Prepaid expenses	420,525	(599,911)
Income taxes payable	524,777	—
Accrued expenses	107,139	478,611
Net cash used in operating activities	(645,887)	(973,475)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(172,500,000)
Net cash used in investing activities	—	(172,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	169,050,000
Proceeds from sale of Private Placements Warrants	—	5,700,000
Proceeds from promissory note – related party	—	46,975
Repayment of promissory note – related party	—	(46,975)
Payment of offering costs	—	(460,299)
Net cash provided by financing activities	—	174,314,701

Net Change in Cash	(645,887)	841,226
Cash – Beginning of period	841,226	—
Cash – End of period	$195,339	$841,226

Non-Cash investing and financing activities:
Initial value of common stock subject to possible redemption	$—	$172,500,000
Initial measurement of public warrants and private placement warrants		$9,842,500
Re-measurement of Common Stock subject to redemption	$534,002	$14,909,680
Deferred underwriting fee payable	$—	$6,037,500

The accompanying notes are an integral part of these financial statements.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY

Colombier Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 12, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not yet commenced any operations. All activity for the period February 12, 2021 (inception) through December 31, 2022 relates to the Company’s formation, initial public offering (the “Initial Public Offering”), which is described below and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has elected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on June 8, 2021. On June 11, 2021, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $150,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,250,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the sponsor, Colombier Sponsor LLC (the “Sponsor”), generating gross proceeds of $5,250,000, which is described in Note 4.

At the closing of the Initial Public Offering on June 11, 2021, due to a clerical error, the Trust Account (as defined below) was overfunded by $1,240,000. The overfunded amount was transferred to the Company’s operating account on June 14, 2021.

Following the closing of the Initial Public Offering on June 11, 2021, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below, except that interest earned on the Trust Account can be released to the Company to fund working capital requirements, subject to an annual limit of $1,000,000, and to pay its tax obligations (“Permitted Withdrawals”).

On July 1, 2021, the underwriters fully exercised their over-allotment option, resulting in the issuance of an additional 2,250,000 Units for an aggregate amount of $22,500,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 450,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $450,000. A total of $22,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $172,500,000.

Transaction costs amounted to $9,947,799, consisting of $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees and $460,299 of other offering costs. See “Note 11. Subsequent Events” for more information.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete one

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully complete a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months (or 27 months, under certain circumstances) from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

The Company will have until June 11, 2023 (or September 11, 2023 if it has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination prior to June 11, 2023) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses) or to fund any Permitted Withdrawals (subject to an annual limit of $1,000,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the per share value deposited into the Trust Account ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity, Capital Resources, and Going Concern

At December 31, 2022, the Company had cash of $195,339 and working capital of $178,223 (after adding back $212,212 in franchise tax payable as that liability, which is included in “accrued expenses” in the accompanying balance sheet, and may be settled using earnings from the Trust Account; $177,036 of franchises taxes paid out of an operating cash account not yet reimbursed from the Trust Account; and $524,777 in accrued income tax payable, which may be settled using earnings from the Trust Account).

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

The Company’s liquidity needs up to December 31, 2022 were satisfied through the proceeds of $25,000 from the sale of the Founder Shares, a loan of $46,975 under an unsecured and non-interest bearing promissory note from a related party, and from the net proceeds from the consummation of the Initial Public Offering and the sale of the Private Placement Warrants held outside of the Trust Account. See “Note 5. Related Party Transactions” for more information regarding the sale of the Founder Shares and the promissory note.

Additionally, to fund working capital, the Company has permitted certain withdrawals from the Trust Account up to an annual limit of $1,000,000. The Company may withdraw additional funds to pay income tax and franchise tax obligations. These Permitted Withdrawals are limited to only the interest that has been earned in excess of the initial deposit made upon the consummation of the Initial Public Offering. In the fiscal year ended December 31, 2022, the Company withdrew $0 of the 2022 available annual limit.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s actual costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are more than its estimated amounts, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it became obligated to redeem a significant number of its Public Shares upon consummation of its Business Combination, in which case it may issue additional securities or incur debt in connection with such Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until June 11, 2023 (or September 11, 2023 if it has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination prior to June 11, 2023) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 11, 2023 (or September 11, 2023 if it has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination prior to June 11, 2023).

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete a Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate a Business Combination in a timely manner. The Company’s ability to consummate a Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn or volatility.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from mandatory compliance with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company will remain an emerging growth company until the earliest of (i) the last day of the first fiscal year (a) following the fifth anniversary of the completion of the Initial Public Offering, (b) in which the Company’s total annual gross revenue is at least $1.235 billion or (c) when the Company is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th and (ii) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash held outside of the Trust Account was $195,339 and $841,226 at December 31, 2022 and December 31, 2021, respectively. The Company did not have any cash equivalents as of December 31, 2022 and December 31, 2021.

Marketable Securities Held in Trust Account

At December 31, 2022 and 2021, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. In the fiscal year ended December 31, 2022, the Company withdrew $0 from the Trust Account to pay taxes or Permitted Withdrawals. In the fiscal year ended December 31, 2021, the Company withdrew $1,240,000 from the Trust Account for working capital purposes, which was the result of an overfunding of the Trust Account related to a clerical error.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Warrant Liabilities

The Company accounts for the Public Warrants (as defined in Note 4) and the Private Placement Warrants (collectively with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. For periods where no observable traded price was available, the Warrants are valued using a binomial/lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price will be used as the fair value as of each relevant date.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2022 and, 2021, 17,250,000 shares of Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

Immediately upon the closing of the Initial Public Offering, the Company recognized the re-measurement from initial book value to redemption amount, which approximates fair value. The change in the carrying value of the redeemable Class A common stock subject to possible redemption resulted in charges against additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital (to the extent available), accumulated deficit and Class A Common stock.

At December 31, 2022 and 2021, the Class A Common stock subject to possible redemption reflected in the balance sheets are reconciled in the following table:
Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(5,462,500)
Class A common stock issuance costs	(9,447,180)
Plus:
Re-measurement of carrying value to redemption value	14,909,680
Class A common stock subject to possible redemption, December 31, 2021	172,500,000
Plus:
Re-measurement of carrying value to redemption value	534,002
Class A common stock subject to possible redemption, December 31, 2022	$173,034,002

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the issuance of Public Shares amounting to $9,618,180 are included in the re-measurement for Class A common stock subject to redemption amount. The Company paid the underwriters a cash fee of $3,450,000 at the Initial Public Offering date, and accrued deferred underwriters fees of $6,037,500, which will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination. Offering costs associated with the derivative warrant liabilities amounting to $290,432 in the 2nd quarter, and $39,187 in the 3rd quarter, totaling $329,619 for the period from February 12, 2021 (inception) through December 31, 2021, were expensed to the statement of operations. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States and Florida as its only “major” tax jurisdictions. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income per Common Share

Net income per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Re-measurement associated with the redeemable shares of Class A common stock is excluded from income per common share as the redemption value approximates fair value.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The calculation of diluted income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement to purchase an aggregate of 11,450,000 shares of common stock in the calculation of diluted income per common share, since the exercise of the warrants is contingent upon the occurrence of future events. For the years ended December 31, 2022 and 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net income per common stock is the same as basic net income per common share for the period presented.

The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):
	For the Year Ended December 31, 2022		For the Period from February 12, 2021 (Inception) Through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income	$4,636,962	$1,159,241	$2,713,033	$1,019,669
Denominator:
Basic and diluted weighted average shares outstanding	17,250,000	4,312,500	10,836,207	4,072,688
Basic and diluted net income per common share	$0.27	$0.27	$0.25	$0.25

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature, except for warrant liabilities (see Note 10).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, inclusive of 2,250,000 Units sold to the underwriters on July 1, 2021 upon the underwriters’ election to fully exercise their over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $172.5 million. Each Unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,250,000, in a private placement. On July 1, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company sold an additional 450,000 Private Placement Warrants to the Sponsor, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $450,000. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 15, 2021, the Sponsor purchased 4,312,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option on July 1, 2021, 562,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on June 8, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, administrative and support services. For the year ended December 31, 2022, the Company incurred $120,000 in fees for these services. For the period from February 12, 2021 (inception) through December 31, 2021, the Company incurred $70,000 in fees for these services. As of December 31, 2022 and 2021, $183,750 and $70,000, respectively, were outstanding and included in accrued expenses in the accompanying balance sheets.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

On February 23, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and was payable on the earlier of (i) December 31, 2021, or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $46,975 was repaid at the closing of the Initial Public Offering on June 11, 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, no related party loans were outstanding.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on June 11, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of the Company’s Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On July 1, 2021, the underwriters elected to fully exercise the over-allotment option to purchase an additional 2,250,000 Units at a price of $10.00 per Unit.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS (cont.)

The underwriters were paid $3,450,000 at the Initial Public Offering. The underwriters are also entitled to a deferred fee of $0.35 per Unit, or $6,037,500 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. See “Note 11. Subsequent Events” for more information.

The Company agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel and certain diligence and other fees, which such fees and expenses are capped at an aggregate of $50,000. The Company also reimbursed the underwriters for background checks on its directors, director nominees and executive officers.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At December 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 80,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 17,250,000 shares of Class A common stock issued and outstanding, including Class A common stock subject to possible redemption, which are presented as temporary equity.

Class B Common Stock — The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 4,312,500 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of the Company’s Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of all shares of common stock issued and outstanding upon the completion of the Initial Public Offering, plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

NOTE 8. WARRANT LIABILITIES

At December 31, 2022 and 2021, there are 5,750,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. WARRANT LIABILITIES (cont.)

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of a Business Combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of a Business Combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.” Notwithstanding the above, if the shares of Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

At December 31, 2022 and 2021, there are 5,700,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9. INCOME TAX

The Company’s net deferred tax assets at December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforward	$—	$35,810
Startup/Organization Expenses	414,684	141,779
Total deferred tax assets	414,684	177,589
Valuation Allowance	(414,664)	(177,589)
Deferred tax assets	$—	$—

The income tax provision for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021 consists of the following:

	December 31, 2022	For the Period From February 12, 2021 (Inception) Through December 31, 2021
Federal
Current	$434,898	$—
Deferred	(166,071)	(177,589)
State and Local
Current	89,879	—
Deferred	(71,024)	—
Change in valuation allowance	237,095	177,589
Income tax provision	$524,777	$—

As of December 31, 2022 and 2021, the Company had $0 and $170,524 of U.S. federal net operating loss carryovers, respectively, available to offset future taxable income, which do not expire.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022, the change in the valuation allowance was $237,095. For the period from February 12, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $177,589.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9. INCOME TAX (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	4.34%	—%
Prior year true up	(0.58)%	—%
Change in fair value of warrants	(20.26)%	(27.57)%
Penalties on franchise tax obligations	0.05%	—
Other permanent differences	—%	1.85%
Valuation allowance	3.80%	4.80%
Effective tax rate	8.35%	0.00%

As of December 31, 2022 and 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was 8.35% and 0.00% for the years ended December 31, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2022 and 2021, due to changes in fair value in warrant liabilities, the valuation allowance on the deferred tax assets, a prior year true up, and penalties on franchise tax obligations. The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2022 and 2021 remain open and subject to examination.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:      Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:      Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:      Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022	Level	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$174,948,027	1	$172,506,512

Liabilities:
Warrant liability – Public Warrants	1	$517,500	1	$3,051,191
Warrant liability – Private Placement Warrants	3	513,000	3	3,032,325

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the statements of operations.

The Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	December 31, 2022	December 31, 2021
Stock price	$9.94	$9.64
Exercise price	$11.50	$11.50
Expected term (in years)	4.50	5.00
Volatility	10.60%	11.40%
Risk-free rate	4.68%	1.23%
Dividend yield	0.00%	0.00%

The following contains additional information regarding the other inputs used in the pricing model:

•        Term — the expected life of the warrants was assumed to be equivalent to their remaining contractual term.

•        Risk-free rate — the risk-free interest rate is based on the U.S. treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Warrants.

•        Dividend yield — the dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Private Placement Warrants.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of Level 3 warrant liabilities for the year ended December 31, 2022 and 2021:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2021	$3,032,325	—	$3,032,325
Change in fair value	(2,519,325)	—	(2,519,325)
Fair value as of December 31, 2022	$513,000	—	$513,000
	Private Placement	Public	Warrant Liabilities
Fair value as of February 12, 2021 (inception)	$—	$—	$—
Initial measurement on June 11, 2021	5,092,500	4,750,000	9,842,500
Over allotment on July 1, 2021	436,500	712,500	1,149,000
Change in fair value	(2,496,675)	(2,411,309)	(4,907,984)
Transfer to Level 1	—	(3,051,191)	(3,051,191)
Fair value as of December 31, 2021	$3,032,325	—	$3,032,325

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There was $3,051,191 transferred out of Level 3 to Level 1 for the period from February 12, 2021 (inception) through December 31, 2021. There were no transfers during the year ended December 31, 2022.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Pursuant to our Investment Management Trust Agreement dated June 8, 2021, in January 2023, the Company withdrew $1,000,000 and $389,298 from the trust account for fiscal year 2022 working capital purposes and fiscal year 2021 and fiscal year 2022 tax obligations, respectively. Additionally, in March 2023, we withdrew $1,000,000 from the Trust Account for fiscal year 2023 working capital purposes.

Agreement and Plan of Merger

On February 27, 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), the Sponsor, in the capacity as Purchaser representative (solely for purposes of certain sections of the Merger Agreement), and PSQ Holdings, Inc., a Delaware corporation (“PSQ”). Pursuant to the terms of the Merger Agreement, a business combination between the Company and PSQ (the “Merger”) will be effected and the name of the Company will be changed to “PSQ Holdings, Inc.” For more information, please see the Current Report on Form 8-K filed with the SEC on February 28, 2023.

In connection with the execution of the Merger Agreement, certain agreements were entered. The Sponsor entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which it has agreed that it will (i) fully comply with, and perform all of the obligations, covenants and agreements set forth in that certain letter agreement, dated June 8, 2021, between the Company and Sponsor (the “Insider Letter”); (ii) waive the anti-dilution rights with respect to the Sponsor’s Founder Shares that are triggered upon the conversion of the Founder Shares into Colombier Class A Common Stock upon the consummation of the Merger; (iii) waive any claims it has or may have against the Company, PSQ and each of their affiliates with respect to any claims occurring (or any circumstances

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

existing) prior to Closing (as defined in the Merger Agreement) (subject to certain exceptions); (iv) forfeit one percent of the Colombier Class B Common Stock and warrants to purchase Colombier Class A common stock held by the Sponsor for every one percent of redemptions in excess of an amount of shares equal to eighty percent of the sum of (a) the number of shares of Colombier Class A common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), plus (b) the result of (i) the aggregate proceeds raised in any Permitted Financing (as defined in the Merger Agreement), divided by (ii) $10.00. Pursuant to the Sponsor Support Agreement, the Company has agreed to enforce the Insider Letter in accordance with its terms, and not to amend, modify or waive any provision of the Insider Letter without the prior written consent of PSQ.

Certain stockholders of PSQ (the “PSQ Holders”) entered into support agreements (the “Company Support Agreements”), pursuant to which such stockholders agreed, among other things, to vote all shares of capital stock of PSQ beneficially owned by the PSQ Holders (the “PSQ Shares”) in favor of the Merger and related transactions. Such PSQ Holders also agreed to take certain other actions in support of the Merger Agreement and related transactions (and any actions required in furtherance thereof) and refrain from taking actions that would adversely affect such PSQ Holders’ ability to perform their obligations under the Company Support Agreement. Pursuant to the Company Support Agreements, the PSQ Holders also agreed not to transfer the PSQ Shares during the period from and including the date of the Company Support Agreement and the first to occur of the date of Closing or the date on which the Company Support Agreement is terminated, except for certain permitted transfers where the recipient also agrees to comply with the Company Support Agreement.

Certain PSQ Holders have agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company’s common stock held by them and issued as Merger Consideration (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of the Company acquired during the Lock-Up Period, as defined below, the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Lock-Up Shares, or (iv) publicly announce any intention to do any of the foregoing until the date that is one year after the Closing (the period from the Effective Time until such date, the “Lock-Up Period”). Such restrictions will lapse if, commencing on the 150th day following Closing, the volume-weighted average trading price of one share of Class A common stock quoted on the NYSE (or such other exchange on which the shares of Class A common stock are then listed) for any twenty trading days within any thirty consecutive trading day period is greater than or equal to $12.00.

The Merger Agreement may be terminated at any time prior to the Effective Time by either the Company or PSQ if the Merger and related transactions are not consummated on or before September 11, 2023 (the “Outside Date”), provided that the Company may extend the Outside Date for an additional period ending on the earlier of (A) the last date for the Company to consummate its Business Combination pursuant to an extension granted pursuant to the Company’s organizational documents and (B) December 31, 2023.

The terms of the Company’s Charter provide a time period to complete an initial business combination (a “Completion Window”) of 24 months from the date of closing of the Company’s Initial Public Offering (the “IPO Date”) or 27 months from the IPO Date if the Company has entered into a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the IPO Date (such additional three-month period of the Completion Window, as incorporated into the terms of the Company’s Charter, the “Automatic Three Month Extension”). As previously disclosed in the Company’s Current Report on Form 8-K dated and filed with the SEC on February 27, 2023 relating to the Company’s entry into the Merger Agreement and other transaction documents with PSQ, as a result of the Company’s entering into the Merger Agreement with PSQ on February 27, 2023 (prior to the 24-month anniversary of the IPO Date), the Company’s Completion Window has been automatically extended from June 11, 2023 to September 11, 2023, in accordance with the terms of the Company’s Charter.

COLOMBIER ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

Other Agreements

In connection with the proposed business combination which is the subject of the Merger Agreement (the “PSQ Business Combination”), the Company and the Representative of the Company’s underwriters for its Initial Public Offering (the “UW Representative”), agreed, pursuant to a letter agreement dated March 9, 2023, that the Company, in its discretion, could reallocate a portion of the “Deferred Discount,” as such term is defined in the Underwriting Agreement, dated June 8, 2021, entered into by the Company and the UW Representative, as representative of the underwriters in connection with the Initial Public Offering, to one or more third parties not participating in the Initial Public Offering, provided that the UW Representative is paid at least an agreed minimum amount of the Deferred Discount at the closing, if any, of the PSQ Business Combination.

The Company has not engaged and does not intend to engage Farvahar Capital to provide financial or other advisory services to the Company in connection with the PSQ Business Combination and, since inception, Farvahar Capital has not received, and is not expected to receive, any fees, commissions or reimbursements of any expenses from the Company and has not and is not expected to provide any advisory or other services to the Company in connection with the PSQ Business Combination or otherwise (as previously disclosed, our Sponsor, an affiliate of Farvahar Capital, entered into an Administrative Support Agreement, dated June 8, 2021, with the Company, pursuant to which the Company has paid our Sponsor for office space and administrative and support services, as described in Item 13. Certain Relationships and Related Transactions, and Director Independence — Administrative Support Agreement).

COLOMBIER ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	$1,201,271	$195,339
Prepaid expenses	48,713	179,386
Total current assets	1,249,984	374,725
Marketable securities held in Trust Account	175,879,326	174,948,027
Total Assets	$177,129,310	$175,322,752

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$3,450,180	$585,750
Income taxes payable	957,982	524,777
Total current liabilities	4,408,162	1,110,527
Warrant liabilities	8,816,500	1,030,500
Deferred underwriting fee payable	6,037,500	6,037,500
Total liabilities	19,262,162	8,178,527

Commitments (Note 6)
Class A common stock subject to possible redemption, $0.0001 par value; 17,250,000 shares issued and outstanding at redemption values of $10.13 and $10.03 per share as of June 30, 2023 and December 31, 2022, respectively	174,819,222	173,034,002

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock; $0.0001 par value; 80,000,000 shares authorized (excluding 17,250,000 shares subject to possible redemption) as of June 30, 2023 and December 31, 2022	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding as of June 30, 2023 and December 31, 2022	431	431
Accumulated deficit	(16,952,505)	(5,890,208)
Total Stockholders’ Deficit	(16,952,074)	(5,889,777)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$177,129,310	$175,322,752

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLOMBIER ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Operating and formation costs	$2,829,054	$248,757	$4,378,470	$541,117
Loss from operations	(2,829,054)	(248,757)	(4,378,470)	(541,117)

Other income (loss):
Interest earned on marketable securities held in Trust Account	2,044,560	225,971	3,882,689	237,106
Change in fair value of warrant liabilities	(6,297,500)	1,980,664	(7,786,000)	4,846,916
Total other income (loss)	(4,252,940)	2,206,635	(3,903,311)	5,084,022

Income (loss) before provision for income taxes	(7,081,994)	1,957,878	(8,281,781)	4,542,905
Provision for income taxes	(542,735)	(13,352)	(995,296)	(13,352)
Net (loss) income	$(7,624,729)	$1,944,526	$(9,277,077)	$4,529,553

Basic and diluted weighted average shares outstanding, Class A common stock	17,250,000	17,250,000	17,250,000	17,250,000

Basic and diluted net (loss) income per share, Class A common stock	$(0.35)	$0.09	$(0.43)	$0.21

Basic and diluted weighted average shares outstanding, Class B common stock	4,312,500	4,312,500	4,312,500	4,312,500

Basic and diluted net (loss) income per share, Class B common stock	$(0.35)	$0.09	$(0.43)	$0.21

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLOMBIER ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – January 1, 2023	4,312,500	$431	$—	$(5,890,208)	$(5,889,777)
Change in value of common stock subject to redemption	—	—	—	(333,395)	(333,395)
Net loss	—	—	—	(1,652,348)	(1,652,348)
Balance – March 31, 2023 (Unaudited)	4,312,500	431	—	(7,875,951)	(7,875,520)
Change in value of common stock subject to redemption	—	—	—	(1,451,825)	(1,451,825)
Net loss	—	—	—	(7,624,729)	(7,624,729)
Balance – June 30, 2023 (Unaudited)	4,312,500	$431	$—	$(16,952,505)	$(16,952,074)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – January 1, 2022	4,312,500	$431	$—	$(11,152,409)	$(11,151,978)
Net income	—	—	—	2,585,027	2,585,027
Balance – March 31, 2022 (Unaudited)	4,312,500	431	—	(8,567,382)	(8,566,951)
Net income	—	—	—	1,944,526	1,944,526
Balance – June 30, 2022 (Unaudited)	4,312,500	$431	$—	$(6,622,856)	$(6,622,425)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLOMBIER ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(9,277,077)	$4,529,553
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(3,882,689)	(237,106)
Change in fair value of derivative warrant liabilities	7,786,000	(4,846,916)
Changes in operating assets and liabilities:
Prepaid expenses	130,673	171,930
Accrued expenses	2,864,430	13,352
Income taxes payable	433,205	(190,781)
Net cash used in operating activities	(1,945,458)	(559,968)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	951,390	—
Cash withdrawn from Trust Account for working capital purposes	2,000,000	—
Net cash provided by investing activities	2,951,390	—

Net Change in Cash	1,005,932	(559,968)
Cash – Beginning of the period	195,339	841,226
Cash – End of period	$1,201,271	$281,258

Non-Cash Investing and Financing Activities:
Re-measurement for Class A common stock to redemption value	$1,785,220	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY

Business Combination

On February 27, 2023, PSQ Holdings, Inc. (f/k/a Colombier Acquisition Corp., the “Company”), PublicSq. Inc., a Delaware corporation (f/k/a PSQ Holdings, Inc., “PublicSq.”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Colombier Sponsor, LLC (the “Sponsor”), a Delaware limited liability company, in its capacity as Purchaser Representative (the “Purchaser Representative”), for the purposes set forth in the Merger Agreement (as defined below), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

On July 17, 2023, Colombier received requests to redeem a total of 14,286,259 Colombier public shares, representing 83% of the total public shares of Colombier outstanding prior to the Redemption Deadline. Following the redemption, 2,963,741 public shares of Colombier were outstanding.

At the special meeting of the stockholders held on July 19, 2023 (the “Special Meeting”), the Company’s stockholders voted to approve the proposals outlined in the final prospectus and definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2023 (the “Proxy Statement/Prospectus”), including, among other things, the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into PublicSq., with PublicSq. continuing as the surviving corporation and as a wholly-owned subsidiary the Company, and the issuance of the Company’s common stock as consideration thereunder (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In addition, on July 19, 2023, following the conclusion of the Special Meeting, the Business Combination, including the Merger, was completed (the “Closing”).

In connection with the Closing, the Company changed its name from Colombier Acquisition Corp. to PSQ Holdings, Inc.

Prior to the Business Combination

As of June 30, 2023, the Company was a blank check company incorporated in Delaware on February 12, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

As of June 30, 2023, the Company had one subsidiary, Colombier-Liberty Acquisition, Inc., a direct, wholly owned subsidiary of the Company incorporated in Delaware on February 16, 2023 (see Note 6).

The Company was not limited to a particular industry or sector for purposes of consummating a business combination. The Company was an early stage and emerging growth company and, as such, the Company was subject to all of the risks associated with early stage and emerging growth companies.

All activity for the period February 12, 2021 (inception) through June 30, 2023 relates to the Company’s formation, initial public offering (the “Initial Public Offering”), identifying a target company for a business combination, and activities in connection with the proposed acquisition of PublicSq. (see Note 6). The Company did not generate any operating revenues. The Company generated non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company had elected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on June 8, 2021. On June 11, 2021, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $150,000,000, which is described in Note 3.

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,250,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $5,250,000, which is described in Note 4.

At the closing of the Initial Public Offering on June 11, 2021, due to a clerical error, the Trust Account (as defined below) was overfunded by $1,240,000. The overfunded amount was transferred to the Company’s operating account on June 14, 2021.

Following the closing of the Initial Public Offering on June 11, 2021, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which was invested in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a business combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below, except that interest earned on the Trust Account can be released to the Company to fund working capital requirements, subject to an annual limit of $1,000,000, and to pay its tax obligations (“Permitted Withdrawals”).

In connection with the Company’s Initial Public Offering, the underwriters fully exercised their over-allotment option on July 1,2021, resulting in the issuance of an additional 2,250,000 Units for an aggregate amount of $22,500,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 450,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $450,000. A total of $22,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $172,500,000.

Transaction costs amounted to $9,947,799, consisting of $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees and $460,299 of other offering costs.

Pursuant to the Investment Management Trust Agreement dated June 8, 2021, in January 2023, the Company withdrew $1,000,000 and $389,298 from the trust account for fiscal year 2022 working capital purposes and fiscal year 2021 and fiscal year 2022 tax obligations, respectively. Additionally, in March 2023, the Company withdrew $1,000,000 from the Trust Account for fiscal year 2023 working capital purposes.

Liquidity and Capital Resources

At June 30, 2023, the Company had cash of $1,201,271 and working capital deficit of $2,098,073 (after adding back $100,000 in franchise tax payable as that liability, which is included in “accrued expenses” in the accompanying balance sheet, and may be settled using earnings from the Trust Account; $2,124 of franchises taxes paid out of an operating cash account not yet reimbursed from the Trust Account; and $957,982 in accrued income tax payable, which may be settled using earnings from the Trust Account).

The Company’s liquidity needs up to June 30, 2023 were satisfied through the proceeds of $25,000 from the sale of 4,312,500 shares of the Company’s Class B common stock, par value $0.0001 to the Sponsor (the “Founder Shares”), a loan of $46,975 under an unsecured and non-interest bearing promissory note from a related party, and from the net proceeds from the consummation of the Initial Public Offering and the sale of the Private Placement Warrants held outside of the Trust Account. See “Note 5. Related Party Transactions” for more information regarding the sale of the Founder Shares and the promissory note.

Additionally, to fund working capital, the Company had permitted certain withdrawals from the Trust Account up to an annual limit of $1,000,000. The Company was able to withdraw additional funds to pay income tax and

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

franchise tax obligations. These Permitted Withdrawals are limited to only the interest that has been earned in excess of the initial deposit made upon the consummation of the Initial Public Offering. In the six months ended June 30, 2023, the Company withdrew $2,951,390 to pay for income taxes and working capital expenses.

On July 19, 2023, the Company used substantially all of the funds held in the Trust Account to complete the Business Combination and substantial doubt about the Company’s ability to continue as a going concern was alleviated. Funds held in the Trust Account were also used to fund the redemption of publicly held shares of Class A common stock.

Risks and Uncertainties

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase occurring after December 31, 2022 in connection with a business combination, extension vote or otherwise may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 24, 2023. The interim results for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ended December 31, 2023 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company will remain an emerging growth company until the earliest of (i) the last day of the first fiscal year (a) following the fifth anniversary of the completion of the Initial Public Offering, (b) in which the Company’s total annual gross revenue is at least $1.235 billion or (c) when the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th and (ii) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash held outside of the trust was $1,201,271 and $195,339 at June 30, 2023 and December 31, 2022, respectively. The Company did not have any cash equivalents as of June 30, 2023 and December 31, 2022.

Marketable Securities Held in Trust Account

At June 30, 2023 and December 31, 2022, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. For the six months ended June 30, 2023 and 2022, the Company withdrew $2,951,390 and $0 from the Trust Account to fund Permitted Withdrawals, respectively.

All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 815-40, “Derivatives and Hedging” (“ASC 815-40”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The Company accounts for the Public Warrants (as defined in Note 4) and the Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

statements of operations. The Warrants for periods where no observable traded price was available are valued using a binomial/lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price will be used as the fair value as of each relevant date.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of June 30, 2023 and December 31, 2022, 17,250,000 shares of Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed consolidated balance sheets.

Immediately upon the closing of the Initial Public Offering, the Company recognized the re-measurement from initial book value to redemption amount, which approximates fair value. The change in the carrying value of the redeemable Class A common stock subject to possible redemption resulted in charges against additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital (to the extent available), accumulated deficit and Class A Common stock.

At June 30, 2023 and December 31, 2022, the Class A Common stock subject to possible redemption reflected in the condensed consolidated balance sheets are reconciled in the following table:
Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(5,462,500)
Class A common stock issuance costs	(9,447,180)
Plus:
Re-measurement of carrying value to redemption value	14,909,680
Class A common stock subject to possible redemption, December 31, 2021	172,500,000
Plus:
Re-measurement of carrying value to redemption value	534,002
Class A common stock subject to possible redemption, December 31, 2022	173,034,002
Plus:
Re-measurement of carrying value to redemption value	333,395
Class A common stock subject to possible redemption, March 31, 2023	173,367,397
Plus:
Re-measurement of carrying value to redemption value	1,451,825
Class A common stock subject to possible redemption, June 30, 2023	$174,819,222

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs

The Company complies with the requirements of the Accounting Standards Codification Topic 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the issuance of Public Shares amounting to $9,618,180 are included in the re-measurement for Class A common stock subject to redemption amount. The Company paid the underwriters a cash fee of $3,450,000 at the Initial Public Offering date. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $6,037,500. The deferred fee was to be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the Underwriting Agreement (as defined below). In connection with the Company’s Business Combination, the UW Representative (as defined below) agreed, pursuant to a letter agreement dated March 9, 2023, that in the Company’s discretion, the Company could reallocate a portion of the “Deferred Discount,” as such term is defined in the Underwriting Agreement, to one or more third parties not participating in the Initial Public Offering; provided that the UW Representative is paid at least an agreed minimum amount of the Deferred Discount at the closing, if any, of the Business Combination. Offering costs associated with the derivative warrant liabilities amounting to $290,432 in the second quarter of 2021, and $39,187 in the third quarter of 2021, totaling $329,619 for the period from February 12, 2021 (inception) through December 31, 2021, were expensed to the statement of operations. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” (“ASC 740”), which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was (8.06)% and 0.68% for the three months ended June 30, 2023 and 2022, respectively, and (12.55)% and 0.29% for the six months ended June 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2023 and 2022, due to changes in fair value in warrant liability, M&A expenses subsequent to signing of a letter of intent (“LOI”), and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (loss) income per Common Share

Net (loss) income per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Re-measurement associated with the redeemable shares of Class A common stock is excluded from (loss) income per common share as the redemption value approximates fair value.

The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement to purchase an aggregate of 11,450,000 shares of common stock in the calculation of diluted (loss) income per common share, since the exercise of the warrants is contingent upon the occurrence of future events. For the periods ended June 30, 2023 and 2022, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net (loss) income per common stock is the same as basic net (loss) income per common share for the period presented.

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per common share
Numerator:
Allocation of net (loss) income	$(6,099,783)	$(1,524,946)	$1,555,621	$388,905	$(7,421,662)	$(1,855,415)	$3,623,642	$905,911)
Denominator:
Basic and diluted weighted average shares outstanding	17,250,000	4,312,500	17,250,000	4,312,500	17,250,000	4,312,500	17,250,000	4,312,500

Basic and diluted net (loss) income per common share	$(0.35)	$(0.35)	$0.09	$0.09	$(0.43)	$(0.43)	$0.21	$0.21

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in the Trust Account. As of June 30, 2023 and December 31, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815-40, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at the end of each reporting period, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, inclusive of 2,250,000 Units sold to the underwriters on July 1, 2021 upon the underwriters’ election to fully exercise their over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $172.5 million. Each Unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,250,000, in a private placement. On July 1, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company sold an additional 450,000 Private Placement Warrants to the Sponsor, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $450,000. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 15, 2021, the Sponsor purchased the Founder Shares for an aggregate price of $25,000. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option on July 1, 2021, 562,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a business combination or (B) subsequent to a business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In connection with the Business Combination, the Sponsor transferred the Founder Shares to members of the Sponsor on July 19, 2023.

Administrative Services Agreement

The Company entered into an agreement, commencing on June 8, 2021, through the earlier of the Company’s consummation of a business combination and its liquidation, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, administrative and support services. For the three and six months ended June 30, 2023, the Company incurred $30,000 and $60,000 in fees for these services, respectively, of which $6,733 is included in accrued expenses in the accompanying condensed consolidated balance sheets. For the three and six months ended June 30, 2022, the Company incurred $30,000 and $60,000 in fees for these services, respectively, of which such amounts are included in accrued expenses in the accompanying condensed consolidated balance sheets.

Promissory Note — Related Party

On February 23, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and was payable on the earlier of (i) December 31, 2021, or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $46,975 was repaid at the closing of the Initial Public Offering on June 11, 2021.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers were entitled, but are not obligated, to loan the Company funds as may have been required (“Working Capital Loans”). No Working Capital Loans were made in connection with the Business Combination. As of June 30, 2023 and December 31, 2022, no related party loans were outstanding.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on June 11, 2021, the holders of the Founder Shares and Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of the Company’s Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On July 1, 2021, the underwriters elected to fully exercise the over-allotment option to purchase an additional 2,250,000 Units at a price of $10.00 per Unit.

Pursuant to the Underwriting Agreement, dated June 8, 2021 (the “Underwriting Agreement”), entered into by us and the Representative of our underwriters for the Initial Public Offering (the “UW Representative”), the underwriters were entitled to a deferred fee of $0.35 per Unit, or $6,037,500. The deferred fee was to be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the Underwriting Agreement. In connection with the Company’s Business Combination, the UW Representative agreed, pursuant to a letter agreement dated March 9, 2023, that in the Company’s discretion, the Company could reallocate a portion of the “Deferred Discount,” as such term is defined in the Underwriting Agreement, to one or more third parties not participating in the Initial Public Offering; provided that the UW Representative is paid at least an agreed minimum amount of the Deferred Discount at the closing, if any, of the Business Combination.

The Company agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel and certain diligence and other fees, which such fees and expenses are capped at an aggregate of $50,000. The Company also reimbursed the underwriters for background checks on the Company’s directors, director nominees and executive officers.

PublicSq. Merger Agreement

On February 27, 2023, the Company, PublicSq., the Merger Sub, and the Sponsor, a Delaware limited liability company, in its capacity as Purchaser Representative, for the purposes set forth in the Merger Agreement, entered into the Merger Agreement.

At the Special Meeting held on July 19, 2023, the Company’s stockholders voted to approve the proposals outlined in the Proxy Statement/Prospectus, including, among other things, the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into PublicSq., with PublicSq. continuing as the surviving corporation and as a wholly-owned subsidiary the Company, and the issuance of the Company’s common stock as consideration thereunder. In addition, on July 19, 2023, the Closing was completed.

In connection with the Closing, the Company changed its name from Colombier Acquisition Corp. to PSQ Holdings, Inc.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At June 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 80,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2023 and December 31, 2022, there were 17,250,000 shares of Class A common stock issued and outstanding, including Class A common stock subject to possible redemption which are presented as temporary equity.

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 7. STOCKHOLDERS’ DEFICIT (cont.)

Class B Common Stock — The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2023 and December 31, 2022, there were 4,312,500 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a business combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of the Company’s Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of all shares of common stock issued and outstanding upon the completion of the Initial Public Offering, plus all shares of the Company’s Class A common stock and equity-linked securities issued or deemed issued in connection with a business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a business combination.

NOTE 8. WARRANT LIABILITIES

At June 30, 2023 and December 31, 2022, there are 5,750,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a business combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a business combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a business combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of a business combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of a business combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.” Notwithstanding the above, if the shares of Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 8. WARRANT LIABILITIES (cont.)

of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

At June 30, 2023 and December 31, 2022, there are 5,700,000 Private Placement warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2023	Level	December 31, 2022
Assets:
Marketable securities held in Trust Account	1	$175,879,326	1	$174,948,027

Liabilities:
Warrant liability – Public Warrants	1	$4,427,500	1	$517,500
Warrant liability – Private Placement Warrants	3	4,389,000	3	513,000

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the statements of operations.

The Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	June 30, 2023	December 31, 2022
Stock price	$10.27	$9.94
Exercise price	$11.50	$11.50
Expected term (in years)	1.49	4.50
Volatility	18.8%	10.60%
Risk-free rate	5.07%	4.68%
Dividend yield	0.0%	0.00%

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following contains additional information regarding the other inputs used in the pricing model:

•        Term — the expected life of the warrants was assumed to be equivalent to their remaining contractual term.

•        Risk-free rate — the risk-free interest rate is based on the U.S. treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Warrants.

•        Dividend yield — the dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Private Placement Warrants.

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2022	$513,000	—	$513,000
Change in fair value	741,000	—	741,000
Fair value as of March 31, 2023	1,254,000	—	1,254,000
Change in fair value	3,135,000	—	3,135,000
Fair value as of June 30, 2023	$4,389,000	—	$4,389,000
	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2021	3,032,325	—	3,032,325
Change in fair value	(2,519,325)	—	(2,519,325)
Fair value as of December 31, 2022	513,000	—	513,000

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

The Business Combination

On February 27, 2023, the Company, PublicSq., the Merger Sub, and the Sponsor, a Delaware limited liability company, in its capacity as Purchaser Representative, for the purposes set forth in the Merger Agreement, entered into the Merger Agreement.

On July 17, 2023, Colombier received requests to redeem a total of 14,286,259 Colombier public shares, representing 83% of the total public shares of Colombier outstanding prior to the Redemption Deadline. Following the redemption, 2,963,741 public shares of Colombier were outstanding.

COLOMBIER ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 10. SUBSEQUENT EVENTS (cont.)

At the Special Meeting held on July 19, 2023, the Company’s stockholders voted to approve the proposals outlined in the Proxy Statement/Prospectus, including, among other things, the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into PublicSq., with PublicSq. continuing as the surviving corporation and as a wholly-owned subsidiary the Company, and the issuance of the Company’s common stock as consideration thereunder. In addition, on July 19, 2023, the Closing was completed.

In connection with the Closing, the Company changed its name from Colombier Acquisition Corp. to PSQ Holdings, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Class A Common Stock and Private Warrants being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$25,969.16
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$25,969.16

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of directors and officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the registrant’s Charter may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

The registrant’s Charter provides that the registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he or she is or was, or has agreed to become, the registrant’s director or officer, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The registrant’s Charter also provides that the registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the registrant to procure a judgment in the registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, the registrant’s director or officer, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless the Court of Chancery or the court in which such action or suit was brought, determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the registrant against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the registrant does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

In addition, the registrant has entered into indemnification agreements with all of the registrant’s executive officers and directors. In general, these agreements provide that the registrant will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of the registrant or in connection with his or her service at the registrant’s request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

The registrant maintains a general liability insurance policy that covers certain liabilities of the registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent sales of unregistered securities

Business Combination Consideration

On February 15, 2021, the Sponsor purchased 4,312,500 shares of Colombier Class B Common Stock for an aggregate price of $25,000. The shares of Colombier Class B Common Stock automatically converted into Class A Common Stock on the Closing Date on a one-for-one basis. The issuances of the Class A Common Stock was made in reliance on Section 3(a)(9) of the Securities Act under the Securities Act.

On July 19, 2023, in connection with the consummation of the transactions contemplated by the Merger Agreement each of the 165,000 shares of Private PSQ Common Stock held by Michael Seifert was automatically converted into 19.476836 shares of Class C Common Stock of the Issuer. As a result, the Mr. Seifert received an aggregate of 3,213,678 shares of Class C Common Stock on the Closing Date. The issuances of the Class C Common Stock was made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 16. Exhibits and financial statement schedules

See the Exhibit Index immediately following the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description
2.1†

Agreement and Plan of Merger, dated as of February 27, 2023, by and among Colombier Acquisition Corp., PSQ Holdings, Inc., Colombier-Liberty Acquisition, Inc., and Colombier Sponsor LLC in its capacity as Purchaser Representative thereunder (incorporated herein by reference to Annex A to the Proxy Statement/Prospectus filed on June 30, 2023).

3.1	Restated Certificate of Incorporation of PSQ Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on July 25, 2023)
3.2	Amended and Restated Bylaws of PSQ Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on July 25, 2023)
4.1	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.1 to Colombier’s Current Report on Form 8-K filed on June 11, 2021).
4.2

Warrant Agreement, dated June 8, 2021, between Colombier and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated herein by reference to Exhibit 4.1 to Colombier’s Current Report on Form 8-K filed on June 11, 2021).

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP.
10.1

Amended and Restated Registration Rights Agreement, by and among PSQ Holdings, Colombier Sponsor LLC and certain security holders (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 25, 2023).

10.2#	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on July 25, 2023).
10.3#	PSQ Holdings, Inc. 2023 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on July 25, 2023).
10.4#	PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on July 25, 2023).
10.5#

Employment Agreement, between PSQ Holdings, Inc. and Michael Seifert, effective as of July 19, 2023 (incorporated herein by reference to Exhibit 10.7 to our Current Report on Form 8-K filed on July 25, 2023).

10.6#

Employment Agreement, between PSQ Holdings, Inc. and Sebastian Harris, effective as of July 19, 2023 (incorporated herein by reference to Exhibit 10.8 to our Current Report on Form 8-K filed on July 25, 2023).

10.7#

Employment Agreement, between PSQ Holdings, Inc. and Bradley Searle, effective as of July 19, 2023 (incorporated herein by reference to Exhibit 10.9 to our Current Report on Form 8-K filed on July 25, 2023).

10.8#

Non-Competition and Non-Solicitation Agreement, between PSQ Holdings, Inc. and Michael Seifert, effective as of July 19, 2023 (incorporated herein by reference to Exhibit 10.10 to our Current Report on Form 8-K filed on July 25, 2023).

10.9#

Non-Competition and Non-Solicitation Agreement, between PSQ Holdings, Inc. and Sebastian Harris, effective as of July 19, 2023 (incorporated herein by reference to Exhibit 10.11 to our Current Report on Form 8-K filed on July 25, 2023).

10.10#

Non-Competition and Non-Solicitation Agreement, between PSQ Holdings, Inc. and Bradley Searle, effective as of July 19, 2023 (incorporated herein by reference to Exhibit 10.12 to our Current Report on Form 8-K filed on July 25, 2023).

10.11

Consulting Agreement, dated June 14, 2023, between EveryLife Inc. and C6 Creative Consulting, Inc. (incorporated herein by reference to Exhibit 10.18 to Colombier’s Amendment No. 3 to Registration Statement S-4 filed on June 26, 2023).

10.12

Form of Lock-Up Agreement, dated as of February 27, 2023, by and among Colombier, the Colombier Sponsor, and certain Private PSQ stockholders (incorporated herein by reference to Colombier’s Current Report on Form 8-K filed on February 28, 2023).

10.13

Letter Agreement, dated June 8, 2021, by and among Colombier, its officers and directors and the Sponsor (incorporated herein by reference to Colombier’s Current Report on Form 8-K filed on June 11, 2021).

10.14#+**	Separation Agreement between PSQ Holdings, Inc. and Sebastian Harris, effective as of August 25, 2023.

Exhibit	Description
14.1	PSQ Holdings, Inc. Code of Business Conduct and Ethics (incorporated herein by reference to Exhibit 14.1 to our Current Report on Form 8-K filed on July 25, 2023).
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to our Current Report on Form 8-K filed on July 25, 2023).
23.1*	Consent of UHY LLP.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page of this registration statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL XBRL	Taxonomy Extension Calculation Linkbase Document
101.DEF XBRL	Taxonomy Extension Definition Linkbase Document
101.LAB XBRL	Taxonomy Extension Label Linkbase Document
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table.

____________

*        Filed herewith.

**      Previously filed.

#        Indicates a management contract or compensatory plan, contract or arrangement.

†        Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

+        Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in West Palm Beach, State of Florida, on the 10th day of October 2023.

PSQ Holdings, Inc.
By:	/s/ Michael Seifert
Name: Michael Seifert Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Seifert	President, Chief Executive Officer and Chairman of the Board	October 10, 2023
Michael Seifert	(Principal Executive Officer)
/s/ Bradley Searle	Chief Financial Officer and Treasurer	October 10, 2023
Bradley Searle	(Principal Financial Officer and Principal Accounting Officer)
*	Director	October 10, 2023
Omeed Malik
*	Director	October 10, 2023
Nick Ayers
*	Director	October 10, 2023
Blake Masters
*	Director	October 10, 2023
Davis Pilot III
*	Director	October 10, 2023
James Rinn
*	Director	October 10, 2023
Kelly Loeffler

____________

*        Pursuant to Power of Attorney

By:	/s/ Michael Seifert
Michael Seifert
Attorney-in-Fact